                 SUBJECT TO COMPLETION, DATED JANUARY 7, 2005

                     Prospectus dated January [__], 2005

                           [American Express Logo]

                       American Express Issuance Trust
                                    Issuer

           American Express Receivables Financing Corporation V LLC
          American Express Receivables Financing Corporation VI LLC
          American Express Receivables Financing Corporation VII LLC
                                 Transferors

            American Express Travel Related Services Company, Inc.
                                   Servicer

The issuer;—

     • will periodically issue notes in one or more series, classes or tranches;

     • will own receivables that arise in designated charge accounts owned by
       American Express Travel Related Services Company, Inc., American
       Express Centurion Bank, American Express Bank, FSB or any of their affiliates; and

     • may own—

       — receivables that arise in designated credit accounts owned by
         American Express Travel Related Services Company, Inc., American
         Express Centurion Bank, American Express Bank, FSB or any of their affiliates; and

       —    one or more collateral certificates, each representing an
         undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge or credit accounts owned by American
         Express Travel Related Services Company, Inc., American Express
         Centurion Bank, American Express Bank, FSB or any of their affiliates; and

       — other property described in this prospectus and in the related prospectus supplement.

The notes offered by this prospectus and the related prospectus supplement—

     • will be secured by a limited portion of the issuer's assets, called an asset pool, and will be paid only from proceeds of that note's allocable share of that asset pool;

     • will be rated in one of the four highest rating categories by at least one nationally recognized rating agency; and

     • will be issued as part of a designated series and class and may be issued as part of a designated tranche within a class.

  You should consider the discussion under "Risk Factors" beginning on page
  15 of this prospectus and in the related prospectus supplement before you purchase any notes.

  American Express Issuance Trust is the issuer of the notes. The notes are obligations of the issuer only and are not obligations of any other person.
  Each series, class or tranche of notes is secured by only some of the assets of the issuer as described in this prospectus and in the related prospectus supplement. Noteholders have no recourse to any other assets of the issuer for the payment of the notes.

  The notes are not insured or guaranteed by the Federal Deposit Insurance
  Corporation or any other governmental agency.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus and the related prospectus supplement is not complete and may be amended.  We may not sell these securities until the registration statement filed with the SEC is effective and we deliver a final prospectus and related prospectus supplement.  This prospectus and the related prospectus supplement are not an offer to sell nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited.

             Important Notice about Information Presented in this
               Prospectus and the Related Prospectus Supplement

     We provide information to you about the notes in two separate documents that progressively provide more detail: (i) this prospectus, which provides general information, some of which may not apply to a particular series, class or tranche of notes, including your notes, and (ii) the related prospectus supplement, which will describe the specific terms of your notes, including:

     •   financial and other information about the issuer's assets;

     •   the timing of interest and principal payments;

     •   information about the enhancement for your notes;

     •   the ratings of your notes; and

     •   the method for selling your notes.

     This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche.

     If the description of the terms of a particular series, class or tranche of notes varies between this prospectus and the related prospectus supplement, you should rely on the information in the related prospectus supplement.

     You should rely only on the information provided in this prospectus and the related prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the related prospectus supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the related prospectus supplement provide the pages on which these captions are located.

                               __________________

      Distinctions between Charge Accounts and Revolving Credit Plan

      Stated Principal Amount, Outstanding Dollar Principal Amount,
         Adjusted Outstanding Dollar Principal Amount and Nominal

                                            -i-

                                  (continued)

      Allocations of Amounts to the Excess Funding Account and
         Allocations of Amounts on Deposit in the Excess Funding Account................68

      Reinvestment in Collateral........................................................68

      Increases in the Invested Amount of an Existing Collateral

      Supplemental Credit Enhancement Agreements and Supplemental

      Certain Matters Regarding the Servicer and the Administrator of

                                            -ii-

                                  (continued)

      Amendments to the Indenture, the Asset Pool Supplements and the

      Prohibited Transactions between the Benefit Plan and a Party in

                                           -iii-

                              Prospectus Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and the related prospectus supplement before you purchase any notes. The disclosure in this prospectus is supplemented by the related prospectus supplement.

Risk Factors

Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 15 in this prospectus and the risk factors in the related prospectus supplement.

Issuer

American Express Issuance Trust, a Delaware statutory trust, is the issuer of the notes. Its address is American Express Issuance Trust, c/o Wilmington
Trust Company, Rodney Square North, 1100 North Market Street, Wilmington,
Delaware 19890-1600 and its telephone number is (302) 651-1000.

We refer to the American Express Issuance Trust as the "issuance trust" or the "issuer."

Account Owners

The receivables owned by the issuer will arise in designated charge or credit accounts owned by American Express Travel Related Services Company, Inc.,
American Express Centurion Bank, American Express Bank, FSB or any of their affiliates. Each such party may also be an account owner with respect to master trusts or other securitization special purpose entities which issue collateral certificates that are included in an asset pool.

We refer to American Express Travel Related Services Company, Inc. as "TRS"
or an "account owner." We refer to American Express Centurion Bank as
"Centurion"  or an "account owner." We refer to American Express Bank, FSB as
"FSB" or an "account owner." We refer to TRS, Centurion and FSB collectively as the "account owners." Unless the context otherwise requires, references to
"account owner" and the "account owners" in this prospectus and the related prospectus supplement include any additional account owner so designated in accordance with the transfer and servicing agreement.

TRS sells receivables to American Express Receivables Financing Corporation V
LLC pursuant to a receivables purchase agreement. Centurion sells receivables to American Express Receivables Financing Corporation VI LLC pursuant to a receivables purchase agreement. FSB sells receivables to American Express
Receivables Financing Corporation VII LLC pursuant to a receivables purchase agreement. See "Description of the Receivables Purchase Agreements" in this prospectus. Each of American Express Receivables Financing Corporation V LLC,
American Express Receivables Financing Corporation VI LLC and American
Express Receivables Financing Corporation VII LLC may then, subject to certain conditions, transfer those receivables to an asset pool. See "Sources of Funds to Pay the Notes—Addition of Assets" in this prospectus.

Transferors

American Express Receivables Financing Corporation V LLC, American Express
Receivables Financing Corporation VI LLC and American Express Receivables
Financing Corporation VII LLC are the transferors to the asset pools. Each such party may also be a transferor to master trusts or other securitization special purpose entities which issue collateral certificates that are included in an asset pool. In addition, other affiliates of American Express
Receivables Financing Corporation V LLC, American Express Receivables
Financing Corporation VI LLC or American Express Receivables Financing
Corporation VII LLC may act as transferors of assets to an asset pool.

American Express Receivables Financing Corporation V LLC

                                        1

American Express Receivables Financing Corporation V LLC, a Delaware limited liability company, is a wholly-owned subsidiary of TRS that purchases from
TRS receivables arising in charge or credit accounts owned by TRS. American
Express Receivables Financing Corporation V LLC may then, subject to certain conditions, transfer those receivables to an asset pool. See "Sources of
Funds to Pay the Notes—Addition of Assets" in this prospectus.

We refer to American Express Receivables Financing Corporation V LLC as "RFC
V" or a "transferor."

American Express Receivables Financing Corporation VI LLC

American Express Receivables Financing Corporation VI LLC, a Delaware limited liability company, is a wholly-owned subsidiary of Centurion that purchases from Centurion receivables arising in charge or credit accounts owned by
Centurion. American Express Receivables Financing Corporation VI LLC may
then, subject to certain conditions, transfer those receivables to an asset pool. See "Sources of Funds to Pay the Notes—Addition of Assets" in this prospectus.

We refer to American Express Receivables Financing Corporation VI LLC as "RFC
VI" or a "transferor."

American Express Receivables Financing Corporation VII LLC

American Express Receivables Financing Corporation VII LLC, a Delaware
limited liability company, is a wholly-owned subsidiary of FSB that purchases from FSB receivables arising in charge or credit accounts owned by FSB.
American Express Receivables Financing Corporation VII LLC may then, subject to certain conditions, transfer those receivables to an asset pool. See
"Sources of Funds to Pay the Notes—Addition of Assets" in this prospectus.

We refer to American Express Receivables Financing Corporation VII LLC as
"RFC VII" or a "transferor." We refer to RFC V, RFC VI and RFC VII, collectively in their capacities as transferors to the asset pools, as the
"transferors." Unless the context otherwise requires, any reference in this prospectus or the related prospectus supplement to "transferor" includes any additional transferor so designated in accordance with the transfer and servicing agreement and the related asset pool supplement.

Servicer and Administrator

TRS is the servicer of each asset pool and the administrator of the issuer.
As servicer, TRS is responsible for servicing, managing and making collections on the receivables in the issuance trust. As administrator, it also performs certain administrative functions on behalf of the issuer. TRS or an affiliate also may be the servicer of master trusts or other securitization special purpose entities which may issue collateral certificates to be included in an asset pool.

We refer to TRS, as the context may require, as the "servicer."

Owner Trustee

Wilmington Trust Company is the owner trustee under the trust agreement. Its address is Rodney Square North, 1100 North Market Street, Wilmington,
Delaware 19890-1600. Its telephone number is (302) 651-1000.

Indenture Trustee

The Bank of New York is the indenture trustee under the indenture for each series, class and tranche of notes issued by the issuer. Its address is 101
Barclay Street, Floor 8 West, New York, New York 10286, Attention:
Asset-Backed Securities Unit. Its telephone number is (212) 815-6258.

Under the terms of the indenture, the role of the indenture trustee is limited. See "The Indenture—Indenture Trustee" in this prospectus.

Assets of the Issuer

As of the date of this prospectus, the issuer's primary assets consist of charge receivables which

                                        2

were or will be originated by TRS, Centurion, FSB or any of their affiliates.
These receivables include receivables which are in existence as of the initial issuance date and receivables which are created from time to time thereafter.

The issuer has acquired and will acquire the receivables from the transferors pursuant to the transfer and servicing agreement and the asset pool supplements.

In addition to receivables arising in designated charge accounts, the assets of the issuer may include receivables arising in designated credit accounts owned by TRS, Centurion, FSB or any of their affiliates and one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge or credit accounts owned by TRS, Centurion, FSB or any of their affiliates.

Each receivable and collateral certificate to be included in the issuer's assets will be transferred to a particular asset pool. Payment of principal of and interest on each series, class or tranche of notes is secured by the assets included in a particular asset pool.

As of the date of this prospectus, the only asset pool is asset pool one, although additional asset pools may be created in the future. As of the date of this prospectus, asset pool one's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS,
Centurion and FSB and funds on deposit in the issuer trust accounts for asset pool one. In the future, asset pool one may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS,
Centurion, FSB or any of their affiliates. See "Sources of Funds to Pay the
Notes" in this prospectus.

Other notes issued by the issuer may be secured by the assets in an asset pool which consist primarily of:

•   receivables arising in designated charge or credit accounts owned by TRS,
    Centurion, FSB or any of their affiliates; and/or

•           collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge or credit accounts owned by TRS, Centurion, FSB or any of their affiliates.

The composition of the assets in an asset pool, including asset pool one, will change over time due to:

•   changes in the composition and amount of the receivables in that asset pool, including changes in the relative proportion of consumer, small business and commercial receivables, or in the master trust or other securitization special purpose entity which has issued a collateral certificate included in that asset pool, as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in that asset pool, master trust or other securitization special purpose entity and removed accounts are designated to have their receivables removed from that asset pool, master trust or other securitization special purpose entity;

•   the ability of the transferor or transferors to an asset pool to cause to be increased and decreased the invested amount of an existing collateral certificate included in that asset pool; and
•   the ability of the transferor or transferors to an asset pool to transfer additional collateral certificates to that asset pool.

See "Sources of Funds to Pay the Notes—Addition of Assets," "—Removal of
Assets" and "—

                                        3

Increases in the Invested Amount of an Existing Collateral Certificate" in this prospectus.

In addition, the occurrence of a pay out event or early amortization event with respect to a collateral certificate will result in the early amortization of that collateral certificate and may result in the early amortization of the notes secured by the related asset pool. To the extent that principal collections allocated to such collateral certificate upon the occurrence of a pay out event or early amortization event remain after making all required deposits and payments for notes secured by the related asset pool, those excess principal collections may be reinvested in another collateral certificate included in that asset pool.

Securities Offered

The issuer is offering notes. The notes are issued pursuant to an indenture, an asset pool supplement for each asset pool, and an indenture supplement for each series. Each of the indenture and the indenture supplement for each series is between the issuer and the indenture trustee, and the asset pool supplement for each asset pool is among the transferor or transferors to that asset pool, the servicer, the issuer and the indenture trustee.

This prospectus and the related prospectus supplement relate solely to the issuance of notes that are secured by asset pool one.

Series, Classes and Tranches of Notes

The prospectus supplement for a particular issuance of notes will specify the series of which those notes are part and also will designate the asset pool securing that series. Each series of notes is entitled to its allocable share of the issuer's assets included in that asset pool.

It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and exposure to reductions in the nominal liquidation amount of the related series of notes. For example, subordinated notes of a series provide credit enhancement for senior notes of that same series. See "The
Notes—Subordination of Interest and Principal" in this prospectus.

Some series of notes may be multiple tranche series, meaning that multiple tranches of notes may be issued within each class of notes. Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the related prospectus supplement.

For a multiple tranche series, the expected final payment dates and the legal maturity dates of the tranches of senior and subordinated notes of that series likely will be different. As such, certain tranches of subordinated notes may have expected final payment dates and legal maturity dates earlier than some or all of the tranches of senior notes of that series. However, a tranche of subordinated notes will not be repaid before its legal maturity date unless, after payment of that tranche of subordinated notes, the remaining subordinated notes provide the required enhancement for the senior notes. In addition, a tranche of senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for that tranche of senior notes. See "The
Notes—Issuances of New Series, Classes and Tranches of Notes" in this prospectus.

Some series will not be multiple tranche series. For these series, each class will consist of a single tranche and each class will generally be issued on the same date. The expected final payment dates and legal maturity dates of the subordinated notes of that series will either be the same as or later than those of the senior notes of that series.

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount. See "The Notes—Stated Principal
Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar
Principal Amount and Nominal Liquidation Amount" in this prospectus.

                                        4

The nominal liquidation amount of a series, class or tranche of notes corresponds to the portion of the assets in the related asset pool that has been pledged to secure the obligation of that series, class or tranche. The remaining portion of the assets in the asset pool that is not securing note obligations is referred to as the transferor amount.

Required Transferor Amount

The transferor amount for each asset pool represents the amount of assets included in that asset pool not securing any series, class or tranche of notes.

Increases or decreases in the pool balance for an asset pool without a corresponding increase or decrease in the nominal liquidation amount of any notes secured by that asset pool, will result in an increase or decrease in the transferor amount for that asset pool. If receivables are included in an asset pool, the transferor amount for that asset pool will fluctuate to reflect changes in the amount of principal receivables included in that asset pool. The transferor amount for an asset pool will generally decrease as a result of the issuance of new notes that are to be secured by that asset pool. The transferor amount for an asset pool will generally increase if there are reductions in the nominal liquidation amount of any notes secured by that asset pool, for example, due to payments of principal of those notes or a deposit into the principal funding account with respect to those notes.

Each asset pool will have a minimum transferor amount requirement, referred to as the required transferor amount. For any monthly period, the required transferor amount for an asset pool will equal a designated percentage of the amount of principal receivables included in that asset pool at the end of such monthly period. See "Sources of Funds to Pay the Notes—Transferor
Amount" in this prospectus.

If, at the end of any monthly period, the transferor amount for an asset pool for such monthly period and for the prior monthly period is less than the required transferor amount for that asset pool for each such monthly period, the transferor or transferors to that asset pool will be required to transfer additional receivables or additional collateral certificates to that asset pool or to cause to be increased the invested amount of an existing collateral certificate included in that asset pool as described in "Sources of Funds to Pay the Notes—Addition of Assets," "—Reinvestment in Collateral"
and "—Increases in the Invested Amount of an Existing Collateral Certificate"
in this prospectus.

If, when required to do so, the transferor or transferors are unable to transfer additional receivables or additional collateral certificates to an asset pool or to cause to be increased the invested amount of an existing collateral certificate included in that asset pool, an early amortization event will occur with respect to the notes secured by that asset pool. See
"Sources of Funds to Pay the Notes—Transferor Amount" and "The
Indenture—Early Amortization Events" in this prospectus.

The interest in the transferor amount for each asset pool will initially be held by the transferor or transferors to that asset pool. The transferor amount may be evidenced either in certificated form or in uncertificated form, referred to as a transferor certificate. Any reference in this prospectus to the transferor certificate means the interest of the transferor or transferors to an asset pool in the transferor amount for that asset pool as evidenced in either certificated or uncertificated form. A holder of an interest in the transferor amount of an asset pool may sell all or a portion of that interest.

Required Pool Balance

For any monthly period, the pool balance for an asset pool equals the sum of
(i) the amount of principal receivables included in that asset pool, (ii) the aggregate invested amount of the collateral certificates included in that asset pool, if any, and (iii) any amount on deposit in the excess funding account for that asset pool.

Each asset pool will have a minimum pool balance requirement, referred to as the required pool balance. For any monthly period, the required pool balance for an asset pool will be an amount equal to the sum of (i) for all notes secured by that asset pool in their revolving period, the sum of the nominal liquidation amounts of those notes at the end of

                                        5

such monthly period, and (ii) for all other notes secured by that asset pool, the sum of the nominal liquidation amounts of those notes at the end of the most recent revolving period for each of those notes, excluding any notes secured by that asset pool which will be paid in full on the applicable payment date for those notes in the following monthly period and any notes secured by that asset pool that will have a nominal liquidation amount of zero on the applicable payment date for those notes in the following monthly period. See "Sources of Funds to Pay the Notes—Required Pool Balance" in this prospectus.

If, at the end of any monthly period, the pool balance for an asset pool is less than the required pool balance for that asset pool for such monthly period, the transferor or transferors will be required to transfer additional receivables or additional collateral certificates to that asset pool or to cause to be increased the invested amount of an existing collateral certificate included in that asset pool as described in "Sources of Funds to
Pay the Notes—Addition of Assets," "—Reinvestment in Collateral" and
"—Increases in the Invested Amount of an Existing Collateral Certificate" in
this prospectus.

If, when required to do so, the transferor or transferors are unable to transfer additional receivables or additional collateral certificates to an asset pool or to cause to be increased the invested amount of an existing collateral certificate included in that asset pool, an early amortization event will occur with respect to the notes secured by that asset pool. See
"Sources of Funds to Pay the Notes—Required Pool Balance" and "The
Indenture—Early Amortization Events" in this prospectus.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted
Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount.

•   Stated Principal Amount. The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

•   Outstanding Dollar Principal Amount. For a series, class or tranche of
    U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount, as described in the related prospectus supplement, of that series, class or tranche of notes, less principal payments made to noteholders of that series, class or tranche, plus increases due to issuances of additional notes of that series, class or tranche. The outstanding dollar principal amount for foreign currency notes or discount notes is determined as described in "The Notes—Stated
    Principal Amount, Outstanding Dollar Principal Amount, Adjusted
    Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in
    this prospectus.

•   Adjusted Outstanding Dollar Principal Amount. The adjusted outstanding dollar principal amount of any series, class or tranche of notes is equal to the outstanding dollar principal amount of that series, class or tranche of notes, less any funds on deposit in the principal funding account for that series, class or tranche.

•   Nominal Liquidation Amount.    The nominal liquidation amount of a
    series, class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that series, class or tranche, but after deducting:

    –  that series's, class's or tranche's share of charge-offs resulting from any uncovered default amount allocated to that series, class or tranche;

    –  that series's, class's or tranche's share of reallocations of principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, referred to as reallocated principal collections;

                                        6

    –  amounts on deposit in the principal funding account for that series, class or tranche; and

    –  the amount of all payments of principal of that series, class or tranche of notes;

and adding back all reimbursements from finance charge collections allocated to the related series of notes to cover reductions in that series's, class's or tranche's nominal liquidation amount due to:

    –  that series's, class's or tranche's share of charge-offs resulting from any uncovered default amount allocated to that series, class or tranche of notes, or

    –  that series's, class's or tranche's share of reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

    In addition, for a series, class or tranche of discount notes, the nominal liquidation amount of that series, class or tranche will increase over time as principal accretes.

    The nominal liquidation amount of a series, class or tranche of notes will also be increased if additional notes of that series, class or tranche are issued after the initial issuance of notes of that series, class or tranche or if amounts on deposit in the principal funding account for that series, class or tranche are deposited into the principal funding account for another series, class or tranche of notes or paid to the issuer.

    Upon a sale of assets in an asset pool following (i) an event of default and acceleration of a series, class or tranche of notes secured by that asset pool or (ii) the legal maturity date of a series, class or tranche of notes secured by that asset pool, as described in "Sources of Funds to
    Pay the Notes—Sale of Assets" in this prospectus, the nominal liquidation amount of that series, class or tranche of notes will be reduced to zero.

    For a multiple tranche series, the nominal liquidation amount of a series of notes is equal to the sum of the nominal liquidation amounts of all the classes or tranches of notes of that series.

For a detailed discussion of the stated principal amount, the outstanding dollar principal amount, the adjusted outstanding dollar principal amount and the nominal liquidation amount, see "The Notes—Stated Principal Amount,
Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal
Amount and Nominal Liquidation Amount" in this prospectus.

Interest Payments

Each series, class or tranche of notes, other than a series, class or tranche of discount notes, will bear interest from its issuance date at the rate described and as calculated or determined in the related prospectus supplement. Interest on each series, class or tranche of notes will be paid on the interest payment dates specified in the related prospectus supplement.

Principal Payments

Unless otherwise specified in the related prospectus supplement, the issuer expects to pay the stated principal amount of each series, class or tranche of notes in one payment on the expected final payment date of that series, class or tranche of notes. The legal maturity date is the date on which a series, class or tranche of notes is legally required to be fully paid in accordance with its terms. The expected final payment date and legal maturity date of a series, class or tranche of notes will be specified in the related prospectus supplement.

A series, class or tranche of notes may be paid before its expected final payment date if an early amortization event occurs with respect to that series, class or tranche of notes or upon an optional or mandatory redemption with respect to that series, class or tranche of notes.

The issuer is obligated to pay the stated principal amount of a series, class or tranche of notes on its expected final payment date or upon the occurrence of an early amortization event or an optional or mandatory redemption with respect to that series, class or tranche of notes, only to the extent that

                                        7

funds are available for that purpose. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

The remedies a noteholder may exercise following an event of default and acceleration or on its legal maturity date are limited and are described in
"The Indenture—Events of Default Remedies" and "Sources of Funds to Pay the
Notes—Sale of Assets" in this prospectus.

Subordination

Unless otherwise specified in the related prospectus supplement, payment of principal of and interest on subordinated notes will be subordinated to the payment of principal of and interest on senior notes of that series.

Finance charge collections allocated to a series of notes will be used to pay interest due on senior notes of that series before being available to pay interest due on subordinate notes of that series.

The nominal liquidation amount of a series will be reduced due to charge-offs resulting from any uncovered default amount allocated to that series and due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

Within each series, unless otherwise specified in the related prospectus supplement, subordinated notes bear the risk before senior notes of a reduction in the nominal liquidation amount of that series due to charge-offs resulting from any uncovered default amount allocated to that series or due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. For a multiple tranche series, charge-offs resulting from any uncovered default amount allocated to that series will initially be allocated to each tranche of that series and then reallocated to the tranches of subordinated notes of that series to the extent credit enhancement in the form of subordination is still available to the tranches of senior notes.

In addition, principal collections allocated to a series of notes, after giving effect to any reallocations, will first be used to fund targeted deposits into the principal funding accounts of senior notes of that series before being applied to the principal funding accounts of the subordinated notes of that series.

For a multiple tranche series, a tranche of subordinated notes that reaches its expected final payment date, or that has an early amortization event or optional or mandatory redemption, will not be paid principal if such tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, prefunding of the principal funding accounts for tranches of senior notes of that series will begin as described in the related prospectus supplement.
After that time, such tranche of subordinated notes will be paid only to the extent that:

•   the principal funding accounts for tranches of senior notes of that series are prefunded in an amount such that the tranche of subordinated notes that has reached its expected final payment date is not necessary to provide the required subordination; or

•   new tranches of subordinated notes of that series are issued so that the tranche of subordinated notes of that series that has reached its expected final payment date is no longer necessary to provide the required subordination; or

•   enough tranches of senior notes of that series are repaid so that the tranche of subordinated notes of that series that has reached its expected final payment date is no longer necessary to provide the required subordination; or

•   that tranche of subordinated notes reaches its legal maturity date.

                                        8

For a multiple tranche series, if the nominal liquidation amount of a tranche of subordinated notes is greater than zero on its legal maturity date, principal collections, if any, allocated to that tranche of notes, certain funds on deposit in the applicable issuer trust accounts allocated to that tranche of notes and proceeds from any sale of assets in the asset pool securing that tranche of notes will be paid to the noteholders of that tranche of notes, even if payment would reduce the amount of available subordination below the required subordination for the senior notes of that series.

Limit on Repayment of All Notes

You may not receive the stated principal amount of your notes if:

•   the nominal liquidation amount of your notes has been reduced due to charge-offs resulting from any uncovered default amount allocated to your series or due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement and those amounts have not been reimbursed from finance charge collections allocated to your series of notes; or

•   receivables, collateral certificates or other assets included in the asset pool securing your notes are sold following (i) an event of default and acceleration of your notes or (ii) the legal maturity date of your notes, and the proceeds from the sale of those assets, plus any funds on deposit in the applicable issuer trust accounts allocated to your notes, and any other amounts available to your notes, are insufficient to provide the full repayment of your notes. See "Sources of Funds to Pay the Notes—Sale of Assets" in this prospectus.

Redemption and Early Amortization of Notes

If so specified in the related prospectus supplement, under certain circumstances, the transferors which are affiliates of the servicer may direct the issuer to redeem the notes of any series, class or tranche before the applicable expected final payment date. The related prospectus supplement will specify the terms of that redemption.

In addition, unless otherwise specified in the related prospectus supplement, the issuer is required to repay any note upon the occurrence of an early amortization event with respect to that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.

Early amortization events include, unless otherwise provided in the related prospectus supplement, the following:

•   for any series, class or tranche of notes, the occurrence of an event of default and acceleration of the notes of that series, class or tranche;

•   for any series, class or tranche of notes, the occurrence of the expected final payment date of that series, class or tranche if that series, class or tranche is not fully repaid on or prior to that date;

•   the issuer becoming an "investment company" within the meaning of the
    Investment Company Act of 1940, as amended;

•   the bankruptcy, insolvency, conservatorship or receivership of a transferor or an account owner; or

•   for any series, class or tranche of notes, any additional early amortization events specified in the related prospectus supplement.

An early amortization event with respect to one series, class or tranche of notes will not necessarily be an early amortization event with respect to any other series, class or tranche of notes.

For a more complete description of early amortization events, see "The
Notes—Redemption and Early Amortization of Notes" and "The Indenture—Early
Amortization Events" in this prospectus.

                                        9

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as events of default. These events of default are described in "The Indenture—Events of Default" in this prospectus. Some events of default result in an automatic acceleration of the notes of the affected series, class or tranche, and others result in the right of the indenture trustee or the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

Events of default include the following:

•   the issuer's failure, for a period of 35 days, to pay interest on any series, class or tranche of notes when that interest becomes due and payable;

•   the issuer's failure to pay the stated principal amount of any series, class or tranche of notes on the applicable legal maturity date of that series, class or tranche;

•   the issuer's default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 90 days after either the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requesting the remedy of that breach if, as a result of that default, the interests of those noteholders are materially and adversely affected and continue to be materially and adversely affected during that 90-day period;

•   the occurrence of certain events of bankruptcy or insolvency of the issuer; and

•   with respect to any series, class or tranche of notes, any additional events of default specified in the related prospectus supplement.

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the issuer fails to repay a series, class or tranche of notes prior to the legal maturity date of those notes because it does not have sufficient funds available or, in the case of subordinated notes of a multiple tranche series, if payment of principal of a tranche of subordinated notes is delayed because that tranche is necessary to provide required subordination for senior notes.

Events of Default Remedies

Following an event of default and acceleration of a series, class or tranche of notes, funds on deposit in the applicable issuer trust accounts for the affected notes will be applied to pay principal of and interest on those notes to the extent permitted by law. Then, in each following monthly period, principal collections and finance charge collections allocated to that series, class or tranche of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full and the legal maturity date of those notes. However, subordinated notes of a multiple tranche series will receive payment of principal prior to their legal maturity date only if, and to the extent that, funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes of that series.

Following an event of default and acceleration of a series, class or tranche of notes, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the accelerated series, class or tranche of notes will, cause the issuer to sell assets in the asset pool securing the accelerated series, class or tranche of notes. However, this sale of assets may occur only if:

•   the conditions specified in the related prospectus supplement are satisfied and, in the case of tranches of subordinated notes of a multiple tranche series, only to the extent that payments are permitted by the subordination provisions of the senior notes of that series; or

                                        10

•   the legal maturity date of the accelerated series, class or tranche of notes has occurred.

The holders of the accelerated series, class or tranche of notes will be paid their allocable share of the proceeds of a sale of those assets and amounts previously deposited in issuer trust accounts for that series, class or tranche of accelerated notes. Upon the sale of those assets and payment of the proceeds from the sale and any other amounts available to such noteholders, the nominal liquidation amount of the accelerated series, class or tranche of notes will be reduced to zero. See "Sources of Funds to Pay the
Notes—Sale of Assets" in this prospectus.

Sources of Funds to Pay the Notes

The issuer will establish one or more asset pools. Each asset pool may include any of (i) receivables arising in designated charge or credit accounts owned by TRS, Centurion, FSB or any of their affiliates, (ii) one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity whose assets consist primarily of receivables arising in designated charge or credit accounts owned by TRS, Centurion, FSB or any of their affiliates, (iii)
derivative agreements, (iv) supplemental credit enhancement agreements and supplemental liquidity agreements and (v) all rights in the issuer trust accounts established for that asset pool. As of the date of this prospectus, asset pool one is the only asset pool.

Asset pool one will have the following sources of funds to pay principal of and interest on the series, classes and tranches of notes secured by asset pool one:

•   The Receivables.    The issuer owns receivables arising in designated
    consumer and small business charge accounts owned by TRS, Centurion and
    FSB.

•   The Issuer Trust Accounts.    The issuer has established a collection
    account for the purpose of receiving collections on the receivables included in asset pool one and collections on any other assets included in asset pool one, including collections on any collateral certificates that are included in asset pool one at a later date. The issuer also has established an excess funding account for asset pool one for the purpose of depositing principal collections allocated to asset pool one that would otherwise be paid to the holders of the transferor certificate for asset pool one at a time when (i) the asset pool one transferor amount is, or as a result of a payment would become, less than the asset pool one required transferor amount or (ii) the asset pool one pool balance is, or as a result of a payment would become, less than the asset pool one required pool balance.

Asset pool one may also have the following additional sources of funds to pay principal of and interest on the series, classes and tranches of notes secured by asset pool one:

•   Additional Receivables.    The transferors may transfer receivables
    arising in designated commercial charge accounts owned by TRS or any of its affiliates. Additionally, in the future, the transferors may transfer receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates.
    The transfer of any of these receivables will occur without noteholder review or approval. See "Sources of Funds to Pay the Notes—Addition of
    Assets" in this prospectus.

•   Collateral Certificates.    The transferors may transfer one or more
    collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. These transfers will occur without noteholder review or approval. See "Sources of Funds to Pay the Notes—Addition of Assets" in this prospectus.

•   Supplemental Accounts.    If so specified in the related prospectus
    supplement, the issuer may establish additional issuer trust accounts, referred to in this prospectus and the related prospectus supplement as supplemental

                                        11

    accounts, for any series, class or tranche of notes secured by asset pool one.

•   Derivative Agreements.    Some notes secured by asset pool one may have
    the benefit of one or more derivative agreements, including interest rate or currency swaps, or other similar agreements with various counterparties. TRS, Centurion, FSB or any of their affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the related prospectus supplement.

•   Supplemental Credit Enhancement Agreements and Supplemental Liquidity
    Agreements.    Some notes secured by asset pool one may have the benefit
    of one or more additional forms of supplemental credit enhancement, referred to in this prospectus and the related prospectus supplement as supplemental credit enhancement agreements, such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes secured by asset pool one may have the benefit of one or more forms of supplemental liquidity agreements, such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement. TRS,
    Centurion, FSB or any of their affiliates may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Collections and Allocations

The servicer will receive collections on the receivables and any collateral certificates included in an asset pool. It will deposit those collections into the collection account for that asset pool and keep track of those collections that are principal collections and those that are finance charge collections.

The servicer will then allocate those collections among each series of notes outstanding in that asset pool and the holders of the transferor certificate for that asset pool. The servicer will allocate principal collections and finance charge collections, and receivables in accounts written off as uncollectible, to each series based on varying percentages. The related prospectus supplement will describe the allocation percentages applicable to your series.

Groups

A series of notes may be included in one or more groups of series that share principal collections or finance charge collections. Only series of notes secured by the same asset pool may be included in the same group. The related prospectus supplement will identify whether your series has been included in one or more of the following groups.

•   Reallocation Group. A series of notes may be included in a group of series, called a reallocation group, that reallocates finance charge collections among the series in that group. Finance charge collections which would otherwise be allocated to each series based on the floating allocation percentage of that series will instead be combined and will be available for required payments, described in the related prospectus supplement, for all series in the same reallocation group. Any issuance of a new series in a reallocation group may reduce or increase the amount of finance charge collections allocated to any other series of notes in that group. For a more detailed discussion, see "Sources of Funds to Pay the Notes—Groups—Reallocation Group" and "Risk Factors—Issuance of
    additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in this prospectus.

•   Shared Excess Available Finance Charge Collections Group. A series of notes may be included in a group of series, called a shared excess available finance charge collections group, that shares excess finance charge collections for each series in that group. To the extent that finance charge collections allocated to a series remain after making all required

                                        12

    deposits and payments for that series, those excess finance charge collections will be applied to cover any shortfalls in amounts payable from finance charge collections allocated to other series of notes in the same shared excess finance charge collections group. See "Sources of Funds to Pay the Notes—Groups—Shared Excess Available Finance
    Charge Collections Group" in this prospectus.

•   Shared Excess Available Principal Collections Group. A series of notes may be included in a group of series, called a shared excess available principal collections group, that shares excess principal collections for each series in that group. To the extent that principal collections allocated to a series remain after making all required deposits and payments for that series, those excess principal collections will be applied to cover any shortfalls in principal deposits or payments payable from principal collections allocated to other series of notes in the same shared excess available principal collections group. See "Sources of
    Funds to Pay the Notes—Groups—Shared Excess Available Principal
    Collections Group" in this prospectus.

Security for the Notes

Each series, class or tranche of notes is secured by a shared security interest in the receivables, collateral certificates, issuer trust accounts and other assets included in the asset pool securing that series, class or tranche of notes, but each such series, class or tranche of notes is entitled only to the benefits of that portion of those assets included in that asset pool that are allocated to it under the indenture, the applicable asset pool supplement and the applicable indenture supplement.

Each series, class or tranche of notes also is secured by a security interest in any derivative agreement, any supplemental credit enhancement agreement or any supplement liquidity agreement for that series, class or tranche.

Limited Recourse to the Issuer

The sole source of payment for principal of and interest on a series, class or tranche of notes is provided by:

•   the portion of principal collections and finance charge collections received by the issuer under the receivables and the collateral certificates included in the asset pool securing that series, class or tranche of notes and available to that series, class or tranche of notes after giving effect to any allocations, reallocations, deposits and payments;

•   funds in the applicable issuer trust accounts, including any supplemental accounts, for that series, class or tranche of notes;

•   payments received under any applicable derivative agreement for that series, class or tranche of notes; and

•   payments received under any applicable supplemental credit enhancement agreement or any supplemental liquidity agreement for that series, class or tranche of notes.

A noteholder will have no recourse to any other assets of the issuer, including any assets included in another asset pool, or recourse to any other person or entity for the payment of principal of and interest on that noteholder's series, class or tranche of notes.

If there is a sale of assets in an asset pool following (i)  an event of default and acceleration of a series, class or tranche of notes secured by that asset pool, or (ii) the legal maturity date of a series, class or tranche of notes secured by that asset pool, as described in "Sources of
Funds to Pay the Notes—Sale of Assets" in this prospectus, following that sale the affected noteholders will have recourse only to their allocable share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable issuer trust account for those noteholders.

                                        13

Registration, Clearance and Settlement

The notes offered by this prospectus and the related prospectus supplement will be registered in the name of The Depository Trust Company or its nominee, and purchasers of those notes will not be entitled to receive physical delivery of those notes in definitive paper form except under limited circumstances. Owners of those notes may elect to hold their notes through The Depository Trust Company in the United States or through
Clearstream, Luxembourg or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "The Notes—Book-Entry Notes" in this prospectus.

ERISA Eligibility

Pension plans and other investors subject to the Employee Retirement Income
Security Act of 1974, as amended, referred to in this prospectus and the related prospectus supplement as ERISA, and/or Section 4975 of the Internal
Revenue Code, may acquire notes of every series, class or tranche offered pursuant to this prospectus and the related prospectus supplement, subject to specified conditions. The acquisition and holding of the notes could be treated as an indirect prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code. Accordingly, by purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue Code. For further information regarding the application of ERISA, see "Benefit Plan Investors" in this prospectus.

Tax Status

Subject to important considerations described under "Federal Income Tax
Consequences" in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that, in connection with each issuance of a series, class or tranche of notes offered by this prospectus and a related prospectus supplement, for United States federal income tax purposes (i) the notes of that series, class or tranche will be treated as indebtedness and (ii) the issuer will not be an association or a publicly traded partnership taxable as a corporation.

In addition, holders of interests in the notes will agree, by acquiring notes of any series, class or tranche, to treat those notes as debt for federal, state and local income and franchise tax purposes.

Note Ratings

Any note offered by this prospectus and a related prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

The ratings of the notes of any series, class or tranche address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes. The rating agencies have not rated the ability to pay principal of any series, class or tranche of notes on the related expected final payment date or any other date prior to the legal maturity date of that series, class or tranche of notes.

Each rating should be evaluated independently of any other rating. See "The
Notes—Note Ratings" and "Risk Factors—The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn" in this prospectus.

Denominations

The notes offered by this prospectus will be issued in denominations of
$5,000 and multiples of $1,000 in excess of that amount, unless otherwise specified in the related prospectus supplement.

Record Date

The record date for payment of the notes will be the last day of the monthly period before the related payment date, unless otherwise specified in the related prospectus supplement.

                                        14

                                 Risk Factors

     The risk factors disclosed in this section and in the related prospectus supplement describe the principal risk factors of an investment in the notes.
You should consider the following risk factors and the risk factors disclosed in the related prospectus supplement before you decide whether or not to purchase the notes.

        Some interests could have priority over the indenture trustee's interest in the receivables and the collateral certificates, which could cause your receipt of payments to be delayed or reduced.

        Each of TRS, Centurion and FSB represents and warrants that its transfer of receivables to RFC V, RFC VI and RFC VII, respectively, is an absolute sale of those receivables. Each of RFC V, RFC VI and
        RFC VII, in turn, represents and warrants that its transfer of receivables to the issuer is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the applicable transferors will represent and warrant that the transfer of that collateral certificate to the issuer is either (i) an absolute sale of that collateral certificate or (ii) the grant of a security interest in that collateral certificate. For a description of the issuer's and the indenture trustee's rights if these representations and warranties are not true, see "Sources of Funds to Pay the
        Notes—Representations and Warranties" in this prospectus.

        Each of TRS, Centurion and FSB takes steps under the Uniform
        Commercial Code to perfect the interests of RFC V, RFC VI and RFC
        VII, respectively, in the receivables. Each of RFC V, RFC VI and RFC
        VII, in turn, takes steps under the UCC to perfect the issuer's interest in the receivables, and the issuer takes steps under the UCC to perfect the indenture trustee's interest in the receivables. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the applicable transferors will take steps under the UCC to perfect the issuer's interest in that collateral certificate, and the issuer will take steps under the UCC to perfect the indenture trustee's interest in that collateral certificate.
        Nevertheless, if the UCC does not govern these transfers or if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

        Each of TRS, Centurion, FSB, RFC V, RFC VI, RFC VII and the
        issuer represents, warrants and covenants that its transfer of receivables is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the applicable transferors and the issuer will represent, warrant, and covenant that the transfer of that collateral certificate is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens. If any of these representations, warranties, or covenants is not true, however, the interest of the indenture trustee in the receivables and any applicable collateral certificate could be impaired, and payments to you could be delayed or reduced. For instance,
        • a prior or subsequent transferee of receivables could claim an interest in the receivables superior to the interest of the indenture trustee, or a prior or subsequent transferee of any applicable collateral certificate could claim an interest in that collateral certificate superior to the interest of the indenture trustee;
        • a tax, governmental, or other nonconsensual lien that attaches to the property of TRS, Centurion, FSB, RFC V, RFC VI, RFC VII, an applicable master trust or other securitization special purpose

                                        15

          entity, or the issuer could have priority over the interest of the indenture trustee in the receivables and any applicable collateral certificate;
        • the administrative expenses of a conservator or receiver for
          Centurion or FSB or a bankruptcy trustee for TRS could be paid from collections on the receivables or any applicable collateral certificate before noteholders receive any payments; and
        • if insolvency proceedings were commenced by or against TRS, or if certain time periods were to pass, the indenture trustee may lose any perfected interest in collections held by TRS and commingled with its other funds.

        Regulatory action or the conservatorship, receivership or bankruptcy of TRS, Centurion, FSB or any of their affiliates could result in accelerated, delayed or reduced payments to you.

        Centurion is chartered as a Utah industrial loan corporation and is regulated and supervised by the Utah Department of Financial
        Institutions, which is authorized to appoint the Federal Deposit
        Insurance Corporation as conservator or receiver for Centurion if certain events occur relating to Centurion's financial condition or the propriety of its actions. FSB is a federal savings bank and is regulated and supervised by the Office of Thrift Supervision, which is authorized to appoint the FDIC as conservator or receiver for FSB if certain events occur relating to FSB's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Centurion or FSB.

        The FDIC as conservator or receiver for Centurion or FSB could seek to reclaim, recover, or recharacterize Centurion's or FSB's transfer of receivables or any applicable collateral certificate
        (collectively referred to in this risk factor as the "transferred assets"). If the FDIC were successful, the Federal Deposit Insurance
        Act, as amended by the Financial Institutions Reform, Recovery and
        Enforcement Act of 1989, would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Centurion or FSB. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the transfer of the transferred assets by
        Centurion or FSB for a reasonable period following its appointment as conservator or receiver. Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer of the transferred assets by
        Centurion or FSB, payments to you could be delayed or reduced.

        Even if the FDIC did not reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB, you could suffer a loss on your investment in the notes if (i) the related receivables purchase agreement or any other applicable transaction document, or the transfer of the transferred assets by Centurion or
        FSB were found to violate the regulatory requirements of the FDIA,
        (ii) a transferor, the servicer, or another transferor affiliate of
        Centurion or FSB, the issuer, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the transferred assets, (iii) the FDIC were to request a stay of any action by a transferor, the servicer, the issuer, or the indenture trustee to enforce the related receivables purchase agreement or any other applicable transaction document or the notes, or (iv) the FDIC were to repudiate other parts of the related receivables purchase agreement or any other applicable transaction document.

        RFC VI is a wholly-owned subsidiary of Centurion, and RFC VII is a wholly-owned subsidiary of FSB. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to
        Centurion and FSB but to their subsidiaries as well. If RFC VI or
        RFC VII were found to have violated any of these provisions or regulations, payments to you could be delayed or reduced.

                                        16

        Arguments also may be made that the FDIC's rights and powers under the
        FDIA extend to RFC VI and RFC VII and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of noteholders under the indenture and other applicable transaction documents. If the FDIC were to take this position, payments to you could be delayed or reduced.

        In addition, if Centurion or FSB entered conservatorship or receivership, the FDIC could exercise control over the transferred assets or the other assets of RFC VI or RFC VII on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:

        • the assets of RFC VI or RFC VII (including the transferred assets)
          constitute assets of Centurion or FSB available for liquidation and distribution by its conservator or receiver;

        • RFC VI or RFC VII and its assets (including the transferred assets)
          should be substantively consolidated with Centurion or FSB and its assets; or

        • the FDIC's control over the transferred assets is necessary for
          Centurion or FSB to reorganize or to protect the public interest.

        If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

        If TRS or any of its affiliates were to become a debtor in a bankruptcy case, a court could exercise control over the transferred assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that:

        • TRS did not sell the transferred assets to RFC V but instead borrowed money from RFC V and granted a security interest in the transferred assets;

        •         RFC V, RFC VI, or RFC VII and its assets (including the
          transferred assets) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

        • the transferred assets are necessary for TRS or any of its affiliates to reorganize.

        If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

        If TRS or any of its affiliates were to enter bankruptcy,
        moreover, a transferor, the servicer, the issuer, the indenture trustee and the noteholders could be prohibited from taking any action to enforce the RFC V receivables purchase agreement, the transfer and servicing agreement or any other applicable transaction document against TRS or those affiliates without the permission of the bankruptcy court. In addition, with the authorization of the bankruptcy court, TRS or any of those affiliates may be able to reject any transaction document to which it is a party. That rejection would excuse TRS or the affiliate from performing its obligations (including payment obligations) under the applicable transaction document, and any right under that document that has been assigned to the indenture trustee may be limited or terminated. That rejection also could excuse the other parties to the applicable transaction document from performing their obligations. Noteholders also may be required to return payments already received if TRS were to become a debtor in a bankruptcy case.

        In addition, regardless of the terms of the indenture or any other applicable transaction document, and regardless of the instructions of those authorized to direct the issuer's or the indenture trustee's

                                        17

        actions, the FDIC as conservator or receiver for Centurion or FSB or a court overseeing the bankruptcy case of TRS or any of its affiliates may have the power (i) to prevent or require the commencement of an early amortization period, (ii) to prevent, limit, or require the early liquidation of transferred assets and termination of the issuer, or
        (iii) to require, prohibit, or limit the continued transfer of transferred assets. Furthermore, regardless of the terms of the indenture or any other applicable transaction document, the FDIC or a bankruptcy court (i) could prevent the appointment of a successor servicer or administrator of the transferors or the issuer or (ii) could authorize TRS, Centurion or
        FSB to stop servicing the receivables or providing administrative services to the transferors or the issuer. If any of these events were to occur, payments to you could be delayed or reduced.

        Regardless of any decision made by the FDIC or ruling made by a court, the fact that Centurion or FSB has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against TRS or its affiliates could have an adverse effect on the liquidity and value of the notes.

        Furthermore, at any time, if the appropriate banking regulatory authorities were to conclude that any obligation under a receivables purchase agreement, the transfer and servicing agreement, or any other applicable transaction document, were an unsafe or unsound practice or violated any law, regulation, or written condition or agreement applicable to Centurion, FSB, or any of their affiliates, such regulatory authority has the power to order Centurion, FSB, or the related affiliate, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation, or take such other action as the regulatory authority determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced. In addition, Centurion, FSB, or the related affiliate may not be liable to you for contractual damages for complying with such an order, and you may have no recourse against the relevant regulatory authority. See "Certain Legal Aspects of the
        Receivables—Certain Regulatory Matters" in this prospectus.

        Payments to you also could be delayed or reduced because of related risks to distributions being made by a master trust or other securitization special purpose entity on a collateral certificate that has been transferred to the issuer.

        Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

        Charge or credit receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those receivables.

        Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including charge and credit receivables. The United States Congress and the states could further regulate the charge or credit card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the finance charges, annual membership fees and other fees that TRS, Centurion, FSB, or any of their affiliates can assess on the accounts, resulting in reduced collections. See "The Indenture—Early Amortization Events"
        and "Certain Legal Aspects of the Receivables—Consumer Protection
        Laws" in this prospectus.

        If an accountholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the accountholder's obligations to repay amounts due on its account. As a result, the related receivables arising in that account would be written off as

                                        18

         uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and collections allocated to the notes are insufficient to cover the applicable default amount.

         Potential effect of non-compliance with the Bank Holding Company Act could require TRS and American Express Company either to divest control of Centurion or to comply with other provisions of the statute.

         The Bank Holding Company Act of 1956, as amended, contains provisions that prohibit certain overdrafts by Centurion on its account at a Federal Reserve Bank on behalf of an affiliate or by an affiliate of its account at Centurion. Violation of these provisions would result in Centurion being deemed to be a "bank" under the statute, requiring TRS and American Express Company either to divest control of Centurion or to comply with other provisions of the statute.

         Competition in the charge and credit card industry may result in a decline in ability to generate new receivables. This may result in reduced payment of principal or receipt of principal earlier or later than expected.

         The consumer, small business and commercial charge and credit card industry is highly competitive. The charge and credit card programs operated by American Express Company and its affiliates face substantial and increasingly intense competition from other financial institutions that have VISA and/or MasterCard credit card programs that issue general-purpose cards, primarily under revolving credit plans. As a network, American Express Company and its affiliates also face intense competition from card systems like
         VISA®, MasterCard®, Diners Club®, Morgan Stanley's Discover®/NOVUS®
         Network and JCB.

         Many United States banks issue credit cards under revolving credit plans that have an annual fee in addition to interest charges where permitted by state law, while issuers of the Discover Card on the
         Discover/NOVUS Network, as well as many issuers of VISA and
         MasterCard cards, generally charge no annual fees. Limited competition also exists from businesses that issue their own cards or extend credit in other ways to their customers, such as retailers and airline associations.  As a result of continuing consolidation among banking and financial services companies and credit card portfolio acquisitions by major card issuers, there are now a smaller number of significant issuers and the largest issuers have continued to grow using their greater resources, economies of scale and brand recognition to compete. Consequently, a smaller number of dominant issuers has emerged.

         There has also been an increased use of debit cards for point of sale purchases as many banks have replaced traditional ATM cards with general purpose debit cards bearing a VISA or MasterCard logo.
         Some bank debit cards also offer rewards programs and other benefits.

         Card issuers compete with each other by offering a variety of products and services, including premium cards with enhanced services or lines of credit, airline frequent flyer program mileage credits and other reward or rebate programs, "teaser" promotional interest rates for both credit card acquisition and balance transfers, and co-branded arrangements with partners that offer benefits to cardholders. Target customers are segmented based on factors such as financial needs and preferences, brand loyalty, interest in rewards programs and creditworthiness, and specific products are tailored to specific customer segments.

         In the commercial card business, Diners Club is a significant global competitor and both VISA and MasterCard have increased efforts to support card issuers who are willing to build and support data

                                        19

         collection and reporting necessary to satisfy business customer requirements. In the past few years, MasterCard has promoted enhanced web-based support for its corporate card issuing members, and VISA International has supported the creation of a joint venture by a number of its member banks from around the world to compete for the business of multinational companies.

         The principal competitive factors that affect the card business of
         American Express Company and its affiliates are—

         •   the features and the quality of the services and products, including rewards programs, to accountholders;

         •   the number, spending characteristics and credit performance of accountholders;

         •   the quantity and quality of the establishments that accept the card;

         •   the cost of cards to accountholders;

         •   the terms of payment available to accountholders;

         •   the nature and quality of expense management data capture and reporting capability;

         •   the number and quality of other payment instruments available to accountholders;

         •   the success of targeted marketing and promotion campaigns;

         •   reputation and brand recognition;

         •   the ability of issuers to implement operational and cost
             efficiencies; and

         •   the quality of customer service.

         Key competitive factors in the commercial charge business include:

         •   the ability to capture and deliver detailed transaction data and expense management reports that help customers to maximize control over spending by their employees;

         •   pricing;

         •   the range and innovativeness of products and services to suit business needs; and

         •   global presence.

         The competitive nature of the charge and credit card industry may result in a reduced amount of receivables collected and available to pay principal of and interest on your notes. The ability of the account owners to compete in this environment may affect their ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which account owners generate new receivables declines significantly, for any reason, including termination of a significant affinity or co-branding partner or termination of a significant commercial card
         relationship, the account owners may become unable to transfer additional receivables or additional collateral certificates or designate additional accounts to the transferors, who may in turn become unable to

                                        20

         transfer such assets to the related asset pool, and an early amortization event with respect to your notes could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the account owners generate new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.

         Social, legal and economic factors can affect accountholder payment patterns and may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

         Principal collections available to your notes on any principal payment date or available to make deposits into an issuer trust account when required will depend on many factors, including:

           •   the rate of repayment of billed amounts or balances, which may be slower or faster than expected and which may cause payment on the notes to be earlier or later than expected;

           •   the extent to which accountholders use their cards, and the creation of additional receivables; and

           •   the rate of default by accountholders.

         Changes in payment patterns and card usage result from a variety of economic, competitive, social and legal factors. Economic factors include the rate of inflation and unemployment levels and relative interest rates. Incentive or other award programs may also affect accountholders' actions. Social factors include consumer confidence levels and the public's attitude about the use of credit or charge cards and incurring debt and the consequences of personal
         bankruptcy. Moreover, adverse changes in economic conditions in states where accountholders are located, terrorist acts against the
         United States or other nations, or the commencement of hostilities between the United States and a foreign nation or nations could have a direct impact on the timing and amount of payments on your notes.
         We cannot predict how these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of payments by accountholders will reduce the amount available for distribution on the notes.

         Allocations of default amounts on principal receivables and reallocation of principal collections could result in a reduction in payment on your notes.

         TRS, as servicer, or any other servicer of assets or receivables related to or included in an asset pool, will write off the receivables arising in accounts in the related portfolio if those receivables become uncollectible. Your notes will be allocated a portion of these default amounts on receivables and collateral certificates included in the asset pool securing your notes. In addition, principal collections otherwise allocable to subordinated notes may be reallocated to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced due to charge-offs resulting from any uncovered default amount allocated to your notes or due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, and those amounts have not been reimbursed from subsequently received finance charge collections. For a discussion of nominal liquidation amount, see "The Notes—Stated
         Principal Amount, Outstanding Dollar Principal Amount, Adjusted
         Outstanding Dollar Principal Amount and Nominal Liquidation Amount"
         in this prospectus.

                                        21

         A change in the discount option percentage applicable to an asset pool may result in the payment of principal earlier or later than expected.

         The transferor or transferors to an asset pool may, at any time and from time to time, reclassify a percentage of receivables for that asset pool to be treated as finance charge receivables. This option is referred to as a discount option, and the percentage is referred to as a discount option percentage. The transferor or transferors to an asset pool may use the discount option to provide yield to that asset pool if the receivables included in that asset pool primarily arise in charge accounts which generally are not subject to monthly finance charge assessments. The transferor or transferors to an asset pool may also use the discount option to compensate for a decline in yield for that asset pool, but only if there would be sufficient principal receivables to allow for that discounting.
         Exercise by the related transferor or transferors of the discount option would result in a larger amount of finance charge receivables and finance charge collections for the related asset pool and a smaller amount of principal receivables and principal collections for that asset pool. By doing so, such transferor or transferors would reduce the likelihood that an early amortization event would occur with respect to the notes secured by that asset pool due to insufficient finance charge collections, but, at the same time, would increase the likelihood that such transferor or transferors will have to transfer additional assets to that asset pool.

         The related prospectus supplement will specify the discount option percentage, if any, applicable to the asset pool securing your notes, along with the terms and conditions for increasing, reducing or withdrawing that discount option percentage.

         Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you.

         The issuer expects to issue notes from time to time, and a master trust or other securitization special purpose entity which has issued a collateral certificate included in an asset pool may issue new investor certificates (including collateral certificates) from time to time. New notes and master trust investor certificates
         (including collateral certificates) may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding notes and outstanding master trust investor certificates (including collateral certificates). For a description of the conditions that must be satisfied before the issuer can issue new notes, see "The Notes—Issuances of New Series,
         Classes and Tranches of Notes" in this prospectus.

         The issuance of new notes and, to the extent a master trust or other securitization special purpose entity has issued a collateral certificate included in an asset pool, new master trust investor certificates, including collateral certificates, could adversely affect the timing and amount of payments on outstanding notes. For example, for a series which belongs to a reallocation group, certain notes issued after your notes and belonging to the same reallocation group may have a higher note interest rate than your notes and, therefore, finance charge collections available to pay interest on your notes could be reduced. Also, when new notes or, to the extent a master trust or other securitization special purpose entity has issued a collateral certificate included in an asset pool, new master trust investor certificates, including collateral
         certificates, are issued, the voting rights of your notes will be diluted. See "—You may have limited or no ability to control actions under the indenture, the transfer and servicing agreement or a master trust pooling and servicing agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected final payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal" in this prospectus.

                                        22

         The composition of the asset pool securing your notes may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

         The assets included in an asset pool securing a series, class or tranche of notes will change every day. Each asset pool may include receivables arising in designated charge or credit accounts owned by the account owners and one or more collateral certificates issued by master trusts or other securitization special purpose entities, whose assets consist primarily of receivables arising in designated charge or credit accounts owned by the account owners. An account owner may choose, or may be required, to transfer additional assets to the transferor or transferors to an asset pool so that such transferor or transferors may then transfer those additional assets to such asset pool.

         As of the date of this prospectus, asset pool one's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB, referred to as the initial accounts, and funds on deposit in the issuer trust accounts for asset pool one. All newly generated receivables in the initial accounts will be transferred to asset pool one. In the future, asset pool one may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. In addition, each day, certain eligible accounts called new accounts may be added to asset pool one. The composition, including the relative proportion of consumer, small business and commercial receivables, and the amount of receivables included in any asset pool, including asset pool one, or in a master trust or other securitization special purpose entity which has issued a collateral certificate included in that asset pool, will change over time as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in that asset pool, master trust or other securitization special purpose entity, and removed accounts are designated to have their receivables removed from that asset pool, master trust or other securitization special purpose entity. We cannot guarantee the credit quality of any receivables in any asset pool or any master trust or other securitization special purpose entity which has issued a collateral certificate included in that asset pool, and with respect to asset pool one, we cannot guarantee that new receivables will be of the same credit quality as the receivables arising in the initial accounts.

         In addition, in the case of an asset pool containing one or more collateral certificates, principal collections and other amounts treated as principal collections that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the excess funding account for that asset pool or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, need not be reinvested in that collateral certificate to maintain its invested amount, but instead may be (i) invested or reinvested in another collateral certificate included or to be included in that asset pool or (ii) paid to the holders of the transferor certificate for that asset pool. The applicable transferor or transferors, on behalf of the issuer, will direct such reinvestment of excess principal collections in each asset pool.
         Reinvestment may result in increases or decreases in the relative amounts of different types of assets included in an asset pool. In addition, there is no obligation on the part of a master trust or other securitization special purpose entity that has transferred a collateral certificate to an asset pool to maintain or increase the invested amount of that collateral certificate.

                                        23

         Additional receivables and additional collateral certificates may be transferred to an asset pool or the invested amount of an existing collateral certificate included in an asset pool may be increased without the payment of cash if the conditions to that transfer or increase have been satisfied.

         New assets included in the asset pool securing your notes, either through a transfer of assets or the reinvestment of excess principal collections and other amounts treated as principal collections, may have characteristics, terms and conditions that are different from those of the receivables or collateral certificates initially included in the asset pool securing your notes and may be of different credit quality due to differences in underwriting criteria and payment terms. If the credit quality of the assets included in an asset pool, including asset pool one, were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See "Sources of Funds to Pay the Notes" in this prospectus.

         The occurrence of a pay out event or early amortization event with respect to a collateral certificate will result in the early amortization of that collateral certificate. The occurrence of such pay out event or early amortization event may cause an early amortization of all of the notes secured by the related asset pool, even if that asset pool has receivables or other collateral certificates.

         The account owners may not be able to generate new receivables, or the transferor or transferors to an asset pool may not be able to transfer additional collateral certificates or maintain or increase the invested amount of an existing collateral certificate, when required. This inability could result in an acceleration of or reduction in payments on your notes.

         The issuer's ability to make payments on the notes will be impaired if sufficient new receivables are not generated by the account owners. Because of regulatory restrictions or for other reasons, an account owner may be prevented from generating sufficient new receivables, or the transferor or transferors to an asset pool may be prevented from transferring additional assets to an asset pool securing a series of notes or to a master trust or other
         securitization special purpose entity that issued a collateral certificate included in an asset pool. None of the account owners guarantee that new receivables will be created, that any receivables will be transferred to the asset pool securing a series of notes or to a master trust or securitization special purpose entity that issued a collateral certificate included in an asset pool, that the invested amount of the collateral certificates or receivables included in the asset pool securing a series of notes will be maintained or that receivables will be repaid at a particular time or with a particular pattern.

         Similarly, if the pool balance for an asset pool fell below its required pool balance, the applicable transferors would be required to add additional receivables or additional collateral certificates to that asset pool, or to cause to be increased the invested amount of an existing collateral certificate. There is no guarantee that any account owner, any transferor or any of their affiliates would be able, or have enough receivables, to add to the issuer or the related master trusts, or will be able to add additional collateral certificates to that asset pool. This could result in a pay out event with respect to the related collateral certificates or an acceleration of or reduction in payments on the notes secured by that asset pool. See "Sources of Funds to Pay the Notes—Required
         Pool Balance," "—Increases in the Invested Amount of an Existing
         Collateral Certificate" and "—Addition of Assets" in this prospectus.

                                        24

         An account owner may change the terms of the accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

         As account owners, TRS, Centurion, FSB and their affiliates retain the right to change various terms and conditions of the accounts.
         Changes in the terms of those accounts may reduce (i) the amount of receivables arising under those accounts, (ii) the amount of collections on those receivables, (iii) the size of a collateral certificate issued by a master trust or other securitization special purpose entity to which those accounts have been designated and their receivables transferred or (iv) the amount of collections allocated to a collateral certificate. If payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

         Unless required to do so by applicable law, an account owner may not change the terms of the accounts designated to have their
         receivables included in an asset pool or a master trust or other securitization special purpose entity which has issued a collateral certificate included in an asset pool or its policies relating to the operation of its credit and charge card businesses, including the calculation of the amount or the timing of finance charges (in the case of credit accounts), fees and charge-offs, unless the related account owner reasonably believes such a change would not cause an early amortization event to occur with respect to the notes or the related collateral certificates, and the related account owner takes the same action on its other substantially similar credit or charge accounts, to the extent permitted by those accounts.

         An account owner has no restrictions on its ability to change the terms of the accounts except as described above or in the related prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause an account owner to change account terms.

         If representations and warranties relating to the receivables or collateral certificates are breached, payments on your notes may be reduced.

         Each transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the designated accounts in an asset pool or any collateral certificates included in that asset pool, and as to the perfection and priority of the issuer's interests in those receivables and collateral certificates. In the related receivables purchase agreements, each of TRS, Centurion and FSB make similar representations and warranties regarding the receivables that are transferred by each of them to RFC V, RFC VI and RFC VII, respectively. However, the indenture trustee does not examine the receivables, any collateral certificates or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

         If a representation or warranty relating to the receivables or any collateral certificates in the issuer's portfolio is violated, the related obligors may have defenses to payment or offset rights, or creditors of the transferors may claim rights to the issuer's assets. If a representation or warranty is violated, the applicable transferor may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under "Sources of Funds to Pay the Notes—Representations and Warranties" in this prospectus, that transferor must accept reassignment of each receivable or collateral certificate affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment amount. See "Sources of Funds to Pay the Notes—Representations and Warranties" in this prospectus.
         Any such reassignment may result in the transferor amount for the related asset pool falling below the required transferor amount for that asset pool or the pool balance for that asset pool

                                        25

         falling below the required pool balance for that asset pool. In either case, the transferor or transferors to that asset pool would be required to add additional receivables or additional collateral certificates to that asset pool or to cause to be increased the invested amount of existing collateral certificates in that asset pool. There is no guarantee that any account owner, any transferor or any of their affiliates would be able, or have enough receivables, to add to the related asset pool or the related master trusts, or would be able to add additional collateral certificates to that asset pool, or would be able to cause to be increased the invested amount of an existing collateral certificate included in the related asset pool. This could result in an early amortization event with respect to the notes secured by that asset pool and an acceleration of or reduction in payments on those notes.

         There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

         The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

         In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for the notes or your ability to sell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.

         You may not be able to reinvest any proceeds from an early amortization of your notes in a comparable security.

         If your notes are repaid at a time when prevailing interest rates are relatively low, you may not be able to reinvest the proceeds of that repayment in a comparable security with an effective interest rate equivalent to that of your notes.

         The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn.

         The initial rating of a series, class or tranche of notes addresses the likelihood of the payment of interest on that series, class or tranche of notes when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the likelihood of payment of principal of that series, class or tranche of notes on its expected final payment date. In addition, the ratings do not address the following:

             •   the likelihood that principal on your notes will be prepaid, paid on the expected final payment date, or paid on any
                 particular date before the legal maturity date of your notes;

             •   the possibility that your notes will be paid early or the
                 possibility of the imposition of United States withholding tax for non-U.S. noteholders (see "The Indenture—Early
                 Amortization Events" and "—Events of Default" in this
                 prospectus.);

             •   the marketability of the notes or any market price; or

             •   that an investment in the notes is a suitable investment for you.

         The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche of notes. Any rating may be lowered or withdrawn entirely at any time by a

                                        26

         rating agency. The market value of that series, class or tranche of notes is likely to decrease if one or more of the ratings are lowered or withdrawn.

         You may have limited or no ability to control actions under the indenture, the transfer and servicing agreement or a master trust pooling and servicing agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected final payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.

         Under the indenture and the transfer and servicing agreement (and any supplement thereto), some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche or all of the notes of that series, class or tranche. These actions include directing the appointment of a successor servicer following a servicer default, amending the indenture or the transfer and servicing agreement (or any supplement thereto) and consenting to amendments relating to the collateral certificates included in the asset pool securing the related notes. In the case of votes by series, the outstanding dollar principal amount of the most senior notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes. Consequently, the noteholders of the most senior notes will generally have the ability to determine whether and what actions should be taken. The holders of subordinated notes generally will need the concurrence of the holders of senior notes to cause actions to be taken. In addition, the noteholders of any series may need the consent or approval of a specified percentage of the outstanding dollar principal amount of other series to take or direct certain actions, including to require the appointment of a successor servicer after a servicer default and to direct a repurchase of all outstanding series after certain breaches of a transferor's representations and warranties. The interests of the noteholders of any such series may not all coincide, making it more difficult for any particular noteholder to achieve the desired results from such vote.

         Each collateral certificate held by the issuer will be an investor certificate under the applicable trust agreement or pooling and servicing agreement, and noteholders will have indirect consent rights under such trust agreement or pooling and servicing agreement. See "The Indenture—Voting" in this prospectus. Generally, under a trust agreement or pooling and servicing agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to amendments to the applicable trust agreement or pooling and servicing agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate is and may continue to be substantially smaller than the outstanding principal amount of the other series of investor certificates issued by the related master trust or securitization special purpose entity. Consequently, the holders of investor certificates—other than the related collateral certificate—will generally have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the related collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause action to be taken. In addition, with respect to any vote to liquidate the assets in a master trust or
         securitization special purpose entity, the noteholders will be deemed to have voted against any such liquidation.

                                        27

         If an event of default occurs, your remedy options are limited and you may not receive full payment of principal and accrued interest.

         Your remedies will be limited if an event of default affecting your series, class or tranche of notes occurs. Following an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuer trust account with respect to that series, class or tranche of notes will be applied to pay principal of and interest on that series, class or tranche of notes. Then, in each following month, principal collections and finance charge collections will be deposited into the applicable issuer trust accounts and applied to make monthly principal and interest payments on that series, class or tranche of notes.

         However, prior to the legal maturity date of your notes, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of such notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior notes of that series.

         Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of the assets in the related asset pool only under the limited circumstances as described in "The Indenture—Events of Default" and "Sources of Funds
         to Pay the Notes—Sale of Assets" in this prospectus.

         However, following an event of default and acceleration with respect to subordinated notes of a multiple tranche series, if the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected class or tranche direct the sale of a portion of the assets in the related asset pool, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes of that series by the remaining notes or if such sale occurs following the legal maturity date. If the nominal liquidation amount of a tranche of notes is greater than zero on its legal maturity date, the sale will take place no later than seven business days following that legal maturity date regardless of the
         subordination requirements of any senior notes.

         A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche of notes will have no further right or claim, and the issuer will have no further obligation or liability for principal of and interest on those notes, on the earlier to occur of (i) the date of the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, that series, class or tranche of notes, as applicable, and (ii) the date on which a sale of assets in the related asset pool has taken place with respect to that series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes—Sale of Assets" in this prospectus.

         Even if a sale of assets in the related asset pool is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

                                        28

                                   Glossary

     This prospectus uses defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 111 of this prospectus. Some of the defined terms may be modified as described in the related prospectus supplement.

                               Use of Proceeds

     Unless otherwise specified in the related prospectus supplement, the net proceeds from the sale of each series, class and tranche of notes offered hereby will be paid to the transferors and used by the transferors to purchase additional receivables from TRS, Centurion, FSB or any of their affiliates, increase the Invested Amount of a collateral certificate and for the general purposes of the transferors, including the repayment to TRS,
Centurion and FSB, respectively, of amounts borrowed by RFC V, RFC VI and RFC
VII, respectively, to purchase receivables.

                                  The Issuer

     American Express Issuance Trust, also referred to as the issuance trust or the issuer, is the issuer of the notes. The address of the issuer is
American Express Issuance Trust, c/o Wilmington Trust Company, 1100 North
Market Street, Wilmington, Delaware 19890-0001. Its telephone number is (302)
651-1000.

     RFC V, RFC VI and RFC VII are the transferors to each asset pool.
Pursuant to receivables purchase agreements, each of TRS, Centurion and FSB, respectively, sells its right, title and interest in the receivables in the accounts designated to be included in an asset pool's Portfolio to RFC V, RFC
VI and RFC VII, respectively. See "Description of the Receivables Purchase
Agreements" in this prospectus. Those receivables are then transferred by RFC
V, RFC VI and RFC VI to an asset pool. RFC V, RFC VI, RFC VII or any of their affiliates may also be a transferor to master trusts or other securitization special purpose entities which issue collateral certificates that are included in an asset pool. See "Sources of Funds to Pay the Notes—Addition of
Assets" in this prospectus.

     Uniform Commercial Code financing statements will be filed, to the extent appropriate, to perfect the ownership or security interests of the issuer and the indenture trustee described herein.

     The issuer will operate pursuant to a trust agreement among RFC V, RFC
VI, RFC VII and Wilmington Trust Company, the owner trustee. The issuer does not have any officers or directors. Currently, its sole beneficiaries are RFC
V, RFC VI and RFC VII. Other affiliates of RFC V, RFC VI and RFC VII may also be beneficiaries. As beneficiaries, RFC V, RFC VI and RFC VII generally will direct the actions of the issuer.

     RFC V, RFC VI, RFC VII and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment is not reasonably expected to (i) adversely affect in any material respect the interests of the noteholders or (ii) significantly change the permitted activities of the issuer, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

     In addition, RFC V, RFC VI, RFC VII and the owner trustee may amend the trust agreement if holders of not less than (i) in the case of a significant change in the permitted activities of the issuer which the issuer does not reasonably expect to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (ii) in all other cases,

                                        29

66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent; however, unless all of the holders of the aggregate outstanding dollar principal amount of the notes consent, the trust agreement may not be amended for the purpose of (a) increasing or reducing the amount of, or accelerating or delaying the timing of, collections of payments in respect of the assets of the issuance trust or distributions that are required to be made for the benefit of the noteholders or (b) reducing the percentage of holders of the outstanding dollar principal amount of the notes the holders of which are required to consent to any amendment.

     See "The Indenture—Tax Opinions for Amendments" in this prospectus for additional conditions to amending the trust agreement.

     TRS or any of its affiliates will be the administrator and servicer of any receivables owned by the issuer and will perform certain administrative functions on behalf of the issuer. In addition, TRS or any of its affiliates may also be the servicer of master trusts or securitization special purpose entities which issue collateral certificates that are included in an asset pool. See "Sources of Funds to Pay the Notes—Addition of Assets" in this prospectus.

     The issuer's activities will include, but not be limited to:

     •   acquiring and holding the receivables, collateral certificates and other assets of the issuer and the proceeds from these assets;

     •   issuing notes;

     •   making payments on the notes; and

     •   engaging in other activities that are necessary or incidental to accomplish these limited purposes.

     The assets of the issuer will be separated into one or more asset pools.
Each of these asset pools will secure one or more series of notes. However, a series of notes will not be secured by more than one asset pool, except as otherwise described in the related prospectus supplement.

     The assets of the issuer that may be included in an asset pool may include:

     •   receivables that arise in charge or credit accounts owned by TRS,
         Centurion, FSB or any of their affiliates;

     •   collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in charge or credit accounts owned by TRS, Centurion, FSB or any of their affiliates;

     •   the issuer trust accounts, including any supplemental accounts, established for the benefit of any series, classes or tranches of notes secured by that asset pool;

     •   with respect to some notes, the benefits of one or more derivative agreements, including interest rate or currency swaps; and

     •   with respect to some notes, the benefits of one or more forms of supplemental credit enhancement agreements or supplemental liquidity agreements.

                                        30

     The issuer will establish a collection account for each asset pool for the purpose of receiving collections on receivables included in that asset pool and collections on any other assets included in that asset pool, including collections on any collateral certificates included in that asset pool. If the Required Transferor Amount or Required Pool Balance for an asset pool is greater than zero, the issuer will also maintain an excess funding account for that asset pool and will retain Principal Collections in that account that, if otherwise paid to the transferor or transferors to that asset pool, would have resulted in the Transferor Amount for that asset pool being less than the Required Transferor Amount for that asset pool or the
Pool Balance for that asset pool being less than the Required Pool Balance for that asset pool.

     As of the date of this prospectus, the only designated asset pool is
Asset Pool One. Additional asset pools, however, may be created in the future.

     As of the date of this prospectus, Asset Pool One's primary assets are:

     •   receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB; and

     •   funds on deposit in the issuer trust accounts for Asset Pool One.

In the future, Asset Pool One may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small business accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

     As described in the related prospectus supplement, receivables originated under the designated charge accounts included in Asset Pool One's
Portfolio consist of amounts charged by accountholders for merchandise and services, annual membership fees and certain other administrative fees billed to accountholders on the accounts. These receivables generally are not subject to monthly finance charge assessments. See "Domestic Charge Card
Business" in this prospectus. As a result, in order to provide yield to Asset
Pool One with respect to the related receivables, pursuant to the transfer and servicing agreement and the Asset Pool One supplement, a portion of the receivables in the accounts included in Asset Pool One's Portfolio are treated as finance charge receivables and collections received with respect to such receivables will be treated as Finance Charge Collections for Asset
Pool One. The remainder of such receivables will be treated as principal receivables and collections received with respect to such receivables will be treated as Principal Collections for Asset Pool One. See "Sources of Funds to
Pay the Notes—Discount Option" in this prospectus.

                     The Transferors and Related Parties

RFC V

    RFC V, a transferor, was formed as a limited liability company under the laws of the State of Delaware on December 14, 2004. Its sole member is TRS.
RFC V was formed for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as sole member of RFC V, nor RFC V's board of directors intends to change the business purpose of RFC V. RFC V's executive offices are located at World Financial Center, 200 Vesey Street, New York,
New York 10285.

                                        31

RFC VI

    RFC VI, a transferor, was formed as a limited liability company under the laws of the State of Delaware on December 14, 2004. Its sole member is
Centurion. RFC VI was formed for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither Centurion, as sole member of RFC VI, nor RFC VI's board of directors intends to change the business purpose of RFC
VI. RFC VI's executive offices are located at 4315 South 2700 West, Salt Lake
City, Utah 84184.

RFC VII

    RFC VII, a transferor, was formed as a limited liability company under the laws of the State of Delaware on December 14, 2004. Its sole member is
FSB. RFC VII was formed for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither FSB, as sole member of RFC VII, nor
RFC VII's board of directors intends to change the business purpose of RFC
VII. RFC VII's executive offices are located at 4315 South 2700 West, Salt
Lake City, Utah 84184.

TRS

    TRS, an account owner and the servicer, was incorporated under the laws of the State of New York on May 3, 1982. It is a wholly-owned subsidiary of
American Express Company, the direct parent company of Centurion, FSB and
American Express Credit Corporation, and the sole member of RFC V. TRS, directly or through its subsidiaries, provides a variety of products and services, including charge card accounts, consumer loans, American Express®
Travelers Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and insurance. TRS's principal office is located at World Financial Center, 200 Vesey Street, New
York, New York 10285-4405.

Centurion

    Centurion, an account owner, was incorporated under Utah laws as an industrial loan company in 1987 and received FDIC insurance in 1989. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah
84184. Centurion is a wholly-owned subsidiary of TRS.

    Centurion is the surviving company of a 1996 merger with an affiliated bank which also was named American Express Centurion Bank. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank with respect to the accounts owned by it.

FSB

    FSB, an account owner, was chartered by the Office of Thrift Supervision under the laws of the United States of America as a federal savings bank in
2000 and received FDIC insurance in 2000. Its principal office is located at
4315 South 2700 West, Salt Lake City, Utah 84184. FSB is a wholly owned subsidiary of TRS.

    In December 2003, FSB and certain of its affiliates received OTS approval to, among other things, transfer ownership of FSB from American Express
Financial Corporation to TRS, relocate its headquarters from Minneapolis,
Minnesota to Salt Lake City, Utah, and amend its business plan to permit FSB to offer certain credit, charge and consumer lending products, small business loans, mortgages and mortgage-related products

                                        32

and a transactional Internet site. The implementation of the changes to FSB's business plan began in the first quarter of 2004 with the transfer of certain credit card and charge accounts from Centurion to FSB.

Credco

     American Express Credit Corporation, or Credco, is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing charge account receivables generated by TRS, Centurion and FSB. In the future,
Credco may purchase certain revolving credit account receivables generated by
TRS, Centurion, FSB or one of their affiliates. Its principal office is located at One Christina Center, 301 N. Walnut Street, Wilmington, Delaware
19801.

                        Domestic Charge Card Business

Consumer Charge Business

    General

    Consumer charge card receivables are generated from transactions made by accountholders. TRS, Centurion and FSB, as account owners of the consumer charge accounts, offer various consumer charge card products, including but not limited to the American Express Card, the American Express Gold Card, the
American Express Rewards Card, the American Express Rewards Gold Card, the
American Express Preferred Rewards Card, the American Express Preferred
Rewards Gold Card, the American Express Rewards Plus Gold Card, the Platinum
Card and the Centurion Card. The consumer charge products are collectively referred to in this "—Consumer Charge Business" section as consumer cards.
Each consumer card is associated with an account owned by TRS, Centurion or
FSB and is issued pursuant to an account agreement between the applicable account owner and the individual accountholder.

    Consumer cards are accepted at service establishments worldwide and may be used for the purchase of merchandise and services. The cards are designed for use as a method of payment, not as a means of financing the purchase of merchandise and services. As such, the full receivables balance of each account generally is due upon receipt of a monthly billing statement. The accounts generally are not subject to finance charge assessments, although they may be subject to delinquency fees. The accounts generally do not have pre-set spending limits. See "—Consumer Charge Business—Billing and Fees" and
"Domestic Charge Card Business—Distinctions between Charge Accounts and
Revolving Credit Plan Products" below. Accounts may be combined, or be part of, multifeatured accounts that offer the accountholders other credit products, including revolving credit products, the receivables of which will not be Eligible Receivables and will not be conveyed to an asset pool.

    Underwriting and Authorization Procedures

    Accounts are originated primarily through pre-approved, direct mail solicitations and through an application process that consists of making applications available to the public through a variety of channels, including service establishments, financial institutions, publications and over the
Internet and telephone. The pre-approved process involves determining in advance that a person may qualify for an account. The applicable account owner selects certain persons on the basis of such person's activities (e.g., holding credit cards, magazine or newspaper subscriptions, club memberships, college enrollment). Typically, these names are submitted to credit bureaus, and the applicable account owner provides the bureaus with screening criteria. These criteria have been developed from proprietary risk and profitability models and commercially available risk evaluation scores.
Persons who meet these criteria are solicited to become accountholders.
Additional screening is conducted on applicants who reply to pre-approved offers.

                                        33

    The application process is used for evaluation of unsolicited applications and certain other categories of applicants. The primary sources of unsolicited applications are the "inbound" telemarketing program featuring the 1-800-THE-CARD telephone number and Internet channels. The application process entails receiving a completed application, evaluating the application using proprietary scoring models and credit bureau information, screening out prior incidents of fraud with TRS, Centurion or FSB or any of their affiliates, and verifying that the information on the application is both accurate and provided by the true applicant. When applicant information supplemented by credit bureau data is insufficient for the applicable account owner to make a credit decision, that account owner requests further information from the applicant. The additional information used in the credit decision may include bank information and/or verification of employment.

    In addition to the credit review performed in connection with origination of accounts, utilization of the accounts is subject to authorization at the time of such utilization based upon the accountholder's past spending and payment activity, credit history and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to delinquent accounts and accounts that the applicable account owner determines to have a higher credit risk, are subject to closer credit scrutiny.

     Billing and Fees

    Each accountholder is subject to an agreement with the applicable account owner governing the terms and conditions of the account. Each account owner reserves the right to add, change or terminate any terms or conditions of the account (including increasing or decreasing fees). The ability of an account owner to make such changes is subject to the requirements of applicable laws and to certain limitations in the securitization agreements and the receivables purchase agreements. Pursuant to account agreements, accountholders are charged an annual membership fee generally ranging from
$55 - $150 depending on the type of consumer card, although the annual membership fee for the Platinum Card is $395 and for the Centurion Card is
$2,500. Accountholders enrolled in the Senior Membership program are charged an annual membership fee generally ranging from $35 - $55. Except as described under "—Consumer Charge Business—Collection Efforts" in this prospectus, no monthly finance charges are assessed on the accounts and the full receivables balance is due upon receipt of each month's billing statement. The accounts are grouped into billing cycles for purposes of administrative efficiency. In accordance with TRS's usual servicing procedures, the payment status of an account is determined by reference to the cycle billing date for such account.

    Other fees associated with the accounts include:

     •   a fee for each additional consumer card generally ranging from $30 -
         $35 depending on the type of consumer card ($20 - $25 if the accountholder is enrolled in the Senior Membership program), although there is a fee of $175 for the first additional Platinum
         Card and $600 for the first additional Centurion Card;

     •   returned payment fees; and

     •   delinquency fees.

    These fees, along with annual membership fees, are included in the issuer's assets.

     Collection Efforts

    Each account owner will consider an account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent account balances are made by

                                        34

TRS, as servicer of each account owner, and, under appropriate circumstances, by collection agencies and attorneys retained by such collection agencies. Under current practice, the applicable account owner includes a request for payment of any overdue amounts on all billing statements following delinquency. The applicable account owner uses proprietary risk and profitability evaluation systems to determine the appropriate collection strategy. Accountholders considered to be high risk may be contacted by either a letter or a telephone call when an account becomes delinquent, or prior to delinquency based on a number of factors, including the accountholder's tenure and the amount owed in relation to prior spending and payment behavior. If it is determined that the accountholder may be unable to pay the outstanding balance, charge privileges are suspended, the account is cancelled and a more intensive collection action is initiated. For other accountholders with delinquent balances, charge privileges are generally suspended 90 days from the date of the billing statement on which a delinquent charge first appeared. For cancelled accounts and those reaching the 90 days delinquency status, demand letters generally will be sent. If an account remains delinquent, it may be referred to a collection agency to continue with the telephone calls and letters. Legal action may be instituted against the accountholder by attorneys retained by outside collection agencies. Arrangements may be made with accountholders to extend or otherwise change payment schedules to maximize collections. In some cases, an account owner and a delinquent accountholder may agree to an arrangement, called a recovery arrangement, that will simultaneously suspend the charge privileges associated with that accountholder's account and obligate that accountholder to repay delinquent balances in his or her account in installments according to an agreed-upon installment plan.

    Pursuant to the related asset pool supplement, receivables will be charged off on the Date of Processing on which such receivable is recorded as charged-off on the servicer's computer file of accounts. The receivables in accounts owned by TRS generally will be charged off after the account remains unpaid for twelve contractual payment dates, approximately 360 days from the date of the billing statement on which a delinquent charge first appeared.
The receivables in accounts owned by Centurion and FSB generally will be charged off after the account remains unpaid for six contractual payment dates, approximately 180 days from the date of the billing statement on which a delinquent charge first appeared. Bankrupt accountholders' accounts generally will be charged off upon verification by the applicable account owner or TRS, as servicer of each account owner, of the bankruptcy petition.
In any case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of any account owner and the servicer, as applicable, may change over time in accordance with its business judgment and applicable law.

OPEN: The Small Business Network

    General

    OPEN: The Small Business Network (OSBN) charge card receivables are generated from transactions made by accountholders. Most OSBN accountholders are employed by companies meeting the definition of a small business by the
Small Business Administration (SBA) with fewer than 100 employees and less than $10 million in annual revenue. TRS and FSB, as account owners for OSBN charge accounts, offer various OSBN charge card products, including but not limited to the Business Rewards Green Card, the Business Costco Card, the
Business Gold Card, the Executive Business Card, the Business Platinum Card,
and the Business Centurion Card. The OSBN charge card products are collectively referred to in this "OPEN: The Small Business Network" section as OSBN cards. Each OSBN card is associated with an account owned by TRS or
FSB or, in the future, any of their affiliates, and is issued pursuant to an account agreement between (i) the applicable account owner and (ii) the company and the primary cardmember on the account.

    OSBN cards are accepted at service establishments worldwide and are designed to be used solely for the purchase of merchandise and services related to the operation of small businesses. The cards are designed for use as a method of payment for a wide range of business expenses, not as a means of financing the purchase of

                                        35

business merchandise and services. As such, the full receivables balance of each account generally is due upon receipt of a monthly billing statement. The accounts generally are not subject to finance charge assessments, although they may be subject to delinquency fees. The accounts generally do not have pre-set spending limits.
See "—OSBN: The Small Business Network—Billing and Fees" and "Domestic
Charge Card Business—Distinctions between Charge Accounts and Revolving Credit
Plan Products" below. Accounts may be combined, or be part of, multifeatured accounts that offer the accountholders other credit products, including revolving credit products, the receivables of which will not be Eligible
Receivables and will not be conveyed to an asset pool.

     OSBN Charge Card Liability Structure

     Liability for charges made on accounts is joint and several between the primary cardmember on the account and the company, which means that the applicable account owner may pursue payment for all charges from both the primary cardmember on the account and other business owners and authorizing officers representing the company. If an accountholder has added additional cardmembers, the applicable account owner also may pursue payment from those additional cardmembers for all personal charges made on the account. Applications for OSBN cards are made on behalf of both the company and a business owner or officer authorized to apply for credit on behalf of the company. When making a credit decision, the applicable account owner may consider the credit information of the business owner and authorizing officer as well as the company. See "—OSBN: The Small Business
Network—Underwriting and Authorization Procedures" and "—Collection
Efforts" below.

    Underwriting and Authorization Procedures

    Accounts are originated through a variety of acquisition channels.
Acquisition channels include, but are not limited to, the following: direct mail, telemarketing, Internet and American Express "Take-One" boxes located in a variety of public establishments. Direct mail includes pre-approved and non-pre-approved offers made through a mail solicitation. "Outbound"
telemarketing includes pre-approved and non-pre-approved offers made through telephone solicitations. Internet, "inbound" telemarketing, and "Take-One"
are considered unsolicited and all unsolicited applicants are treated as non-pre-approved.

    In the pre-approved process, the account owner selects certain persons on the basis of such persons' activities (e.g., likelihood of owning a small business, holding credit cards, magazine or newspaper subscriptions, club memberships). Typically, these names are submitted to credit bureaus, and the related account owner provides the bureaus with screening criteria. These criteria have been developed from  proprietary risk and profitability models and commercially available risk evaluation scores. Persons who meet these criteria are solicited to become accountholders. The account owner may also screen existing customers for pre-approved charge card offers. For existing customers, similar criteria was developed from proprietary risk and profitability models and commercially available risk evaluation scores using historical internal behavior and consumer and commercial credit bureau data.
Additional screening is conducted on applicants who reply to pre-approved offers.

    For non pre-approved process, the account owner receives a completed application, evaluates the application using proprietary scoring models and consumer and commercial credit bureau information, screening out prior incidents of fraud with TRS, Centurion, FSB or any of their affiliates, and verifying that the information on the application is accurate, provided by the true applicant and that the person submitting the application on behalf of the company is authorized to do so.

    When applicant information supplemented by consumer and commercial credit bureau data is insufficient for the applicable account owner to make a credit decision, that account owner requests additional information

                                        36

from the applicant. The additional information used in the credit decision may include business entity financial statements, tax returns, bank information, and/or other public information. The applicable account owner will then make a credit decision based on both the primary accountholder's personal credit information and the company's credit information.

    In addition to the credit review performed in connection with origination of accounts, utilization of the accounts is subject to authorization at the time of such utilization based upon the accountholder's past spending and payment activity, credit history and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to delinquent accounts and accounts that the applicable account owner determines to have a higher credit risk, are subject to closer credit scrutiny.

    Billing and Fees

    The primary cardmember on the account and the company together are subject to an agreement with the applicable account owner governing the terms and conditions of the account. Each account owner reserves the right to add, change or terminate any terms or conditions of the account (including increasing or decreasing fees). The ability of an account owner to make such changes is subject to the requirements of applicable laws and to certain limitations in the securitization agreements and the receivables purchase agreements. Pursuant to account agreements, accountholders are charged an annual membership fee generally ranging from $95 - $150 depending on the type of OSBN card, although the annual membership fee for the Business Platinum
Card is $300 and for the Business Centurion Card is $2,500.

    Except as described under "—OSBN: The Small Business Network—Collection
Efforts" below, no monthly finance charges are assessed on the accounts and the full receivables balance is due upon receipt of each month's billing statement. The accounts are grouped into billing cycles for purposes of administrative efficiency. In accordance with TRS's usual servicing procedures, the payment status of an account is determined by reference to the cycle billing date for such account.

    Other fees associated with the accounts include:

     •   a fee for each additional OSBN card generally ranging from $35 - $40 depending on the type of OSBN card, although there is a fee of $150 for each additional Executive Business Card and Business Platinum
         Card and $1,500 for each additional Business Centurion Card;

     •   returned payment fees; and

     •   delinquency fees.

    These fees, along with annual membership fees, are included in the issuer's assets.

    Collection Efforts

    Each account owner will consider an account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent account balances are made by TRS, as servicer of each account owner, and, under appropriate circumstances, by collection agencies and attorneys retained by such collection agencies. Under current practice, the applicable account owner includes a request for payment of any overdue amounts on all billing statements following delinquency. The applicable account owner uses proprietary risk and profitability evaluation systems to determine the appropriate collection strategy, which may include collection efforts against the primary cardmember on the account, the company or

                                        37

both. Accountholders considered to be high risk may be contacted by either a letter or a telephone call when an account becomes delinquent, or prior to delinquency based on a number of factors, including the accountholder's tenure and the amount owed in relation to prior spending and payment behavior. If collection efforts against the company are deemed appropriate, the account owner may contact the board of directors, officers, partners or agents of the company to inform them of the status of the account. If it is determined that the accountholder may be unable to pay the outstanding balance, charge privileges are suspended, the account is cancelled and a more intensive collection action is initiated. For other accountholders with delinquent balances, charge privileges are generally suspended 1 to 60 days from the date of the billing statement on which a delinquent charge first appeared. For cancelled accounts and those reaching the 1 to 60 days delinquency status, demand letters generally will be sent. If an account remains delinquent, it may be referred to a collection agency to continue with the telephone calls and letters. Legal action may be instituted against the primary cardmember on the account, the company or both by attorneys retained by the outside collection agencies. Arrangements may be made with accountholders to extend or otherwise change payment schedules to maximize collections. In some cases, the applicable account owner and a delinquent accountholder may agree to an arrangement, called a recovery arrangement, that will simultaneously suspend the charge privileges associated with that accountholder's account and obligate that accountholder to repay delinquent balances in his or her account in installments according to an agreed-upon installment plan.

    Pursuant to the related asset pool supplement, receivables will be charged-off on the Date of Processing on which such receivable is recorded as charged-off on the servicer's computer file of accounts. The receivables in accounts owned by TRS generally will be charged off after the account remains unpaid for twelve contractual payment dates, approximately 360 days from the date of the billing statement on which a delinquent charge first appeared.
The receivables in accounts owned by FSB generally will be charged off after the account remains unpaid for six contractual payment dates, approximately
180 days from the date of the billing statement on which a delinquent charge first appeared. Bankrupt accountholders' accounts will be charged off upon verification by FSB or TRS, as applicable, of the bankruptcy petition of the primary cardmember on the account or the company. In any case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of any account owner and the servicer, as applicable, may change over time in accordance with its business judgment and applicable law.

Commercial Charge Business

    General

    Commercial charge card receivables are generated from transactions made by accountholders. Most commercial card accountholders are employed by companies that, in general, have annual revenue over $10 million. TRS, as the account owner for commercial charge card accounts, offers two primary commercial charge card products: the American Express Corporate Card and the
American Express Corporate Purchasing Card. The commercial charge card products are collectively referred to in this "—Commercial Charge Business"
section as commercial cards. Commercial cards are issued to individuals pursuant to a corporate account agreement between TRS and the company that employs such individuals. Generally, an agreement with a company permits either TRS or the company to terminate the relationship at any time by giving
30 to 60 days prior written notice to the other party. In addition, TRS may suspend the charge privileges of or cancel any individual cardmember's account at any time with or without cause and without prior notice.

    Commercial cards are accepted at service establishments worldwide and are designed to be used solely for the purchase of merchandise and services related to business expenses. The cards are designed for use as a method of payment for a wide range of business expenses, not as a means for financing the purchase of business merchandise and services. As such, the full receivables balance of each account generally is due upon receipt of a monthly billing statement. The accounts generally are not subject to finance charge assessments, although

                                        38

they may be subject to delinquency fees. The accounts generally do not have pre-set spending limits, although companies can choose to set spending limits on their commercial cards. See "—Commercial Charge Business—Commercial Card
Liability Structure and Billing Arrangements" below.

    Commercial Card Liability Structure and Billing Arrangements

    Commercial card accounts provide two primary liability options, though a particular company may use both liability options to meet various needs.
Under the combined liability program, the individual cardmember and the company are both responsible for business charges, with the company either obligated to reimburse the cardmember for business charges or responsible for directly paying them to TRS. Cardmembers who (i) incur personal charges, (ii)
never file for reimbursement or (iii) do not repay reimbursed business charges are generally solely liable for payment. In contrast, under the central bill liability program, the company is solely responsible for charges.

    TRS offers various billing programs for the commercial cards. Under the individual billing program, each cardmember receives a monthly billing statement detailing his or her charges during the previous period. The company can choose from 10 billing cycles to coordinate billing dates with its payroll periods or reimbursement schedules. Payment options within the individual billing program include (i) individual payment, whereby each cardmember receives reimbursement from his or her employer for all legitimate business charges and that cardmember then remits payments for all charges directly to TRS, and (ii) company payment, whereby each cardmember submits an expense report to his or her employer and the company issues a single check to TRS for all legitimate business charges while the cardmember directly pays
TRS for all business charges not reimbursed by his or her employer and for all personal charges. Under the central billing program, monthly billing statements are sent to a central address at the company and the company is solely responsible for all charges.

    Underwriting and Authorization Procedures

    Commercial charge accounts are underwritten at both the company and the individual cardmember level. At the company level, TRS evaluates the company using proprietary scoring models, audited financial statements and other public information, third party checks, bank references, verification of application information and commercial credit bureau information to determine which commercial cards will be made available to the company and the appropriate liability structure. Once a company has been approved for a commercial card relationship, individual employees are required to submit applications for commercial cards and undergo a risk assessment based on their application information and personal credit history. In some cases, an individual employee may not be approved for a commercial card on the basis of his or her personal credit history. In other cases, an individual employee may be approved for a commercial card only if his or her employer guarantees the payment of charges incurred on that account or if a spending limit is applied to that account.

    In addition to the credit review performed in connection with origination of accounts, utilization of the accounts is subject to authorization at the time of such utilization based upon the accountholder's past spending and payment activity and credit history. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to delinquent accounts, and accounts that TRS determines to have a higher credit risk, are subject to closer credit scrutiny.

    Fees

    Each accountholder is subject to an individual accountholder agreement with TRS governing the terms and conditions of the account. TRS reserves the right to add, change or terminate any terms or conditions of the

                                        39

account (including increasing or decreasing fees). The ability of TRS to make such changes is subject to the requirements of applicable laws and to certain limitations in the securitization agreements and the receivables purchase agreements. Pursuant to account agreements, accountholders are charged an annual membership fee of $0 - $55 per commercial card, depending on the company's annual charge volume with TRS and other factors.

    Other fees associated with the accounts include:

     •   returned payment fees; and

     •   delinquency fees.

    These fees, along with annual membership fees, are included in the issuer's assets.

    Collection Efforts

    TRS will consider an account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent account balances are made by TRS, as servicer, and collection agencies and attorneys retained by such collection agencies. Under current practice, TRS includes a request for payment of any overdue amounts on all billing statements following delinquency. TRS uses proprietary risk and profitability evaluation systems to determine the appropriate collection strategy. Accountholders considered to be high risk may be contacted by either a letter or a telephone call when an account becomes delinquent, or prior to delinquency based on a number of factors, including the cardmember's tenure, behavioral scoring and the amount owed in relation to prior spending and payment behavior. If it is determined that the accountholder may be unable to pay the outstanding balance, charge privileges are suspended, the account is cancelled and a more intensive collection action is initiated. For other cardmembers with delinquent balances, charge privileges are generally suspended 90 days from the date of the billing statement on which a delinquent charge first appeared. For cancelled accounts and those reaching the 90 days delinquency status, attorney demand letters may also be sent. If an account remains delinquent, it may be referred to a collection agency to continue with the telephone calls and letters. Legal action may be also be instituted. Arrangements may be made with cardmembers to extend or otherwise change payment schedules to maximize collections. In some cases, TRS and the accountholder may agree to an arrangement, called a recovery arrangement, that will simultaneously suspend the charge privileges associated with that cardmember's commercial card and obligate that cardmember to repay delinquent balances in installments according to an agreed-upon installment plan.

    Pursuant to the related asset pool supplement, receivables will be charged-off on the Date of Processing on which such receivable is recorded as charged-off on the servicer's computer file of accounts. Receivables will be charged off after the individual cardmember's account remains unpaid for nine contractual payment dates after the account is cancelled for collection, approximately 360 days from the date of the billing statement on which a charge first appeared. Bankrupt cardmembers' accounts generally will be charged off upon verification by TRS of the bankruptcy petition of the individual cardmember or the bankruptcy of the company. In any case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of TRS may change over time in accordance with its business judgment and applicable law.

Distinctions between Charge Accounts and Revolving Credit Plan Products

     There are important distinctions between charge accounts and revolving credit plan products. Charge accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Accounts generally cannot be used as a means of financing such

                                        40

purchases. Accordingly, the full balance of a month's purchases is billed to accountholders and generally is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to revolving credit plan products.

     Another distinction between charge accounts and revolving credit plan products is that account balances generally are not subject to monthly finance charges. As described above, the full account balance is billed monthly and is due upon receipt of the billing statement. Accountholders do not have the option of using their accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Revolving credit plan products, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit issuer. Because account balances generally are not subject to monthly finance charge assessments, in order to provide yield to an asset pool with respect to the related receivables, pursuant to the transfer and servicing agreement and the related asset pool supplement, a portion of the receivables in the accounts included in the Portfolio of that asset pool are treated as finance charge receivables and collections received with respect to such receivables will be treated as Finance Charge
Collections. The remainder of such receivables will be treated as principal receivables and collections received with respect to such receivables will be treated as Principal Collections. See "Sources of Funds to Pay the
Notes—Discount Option" in this prospectus.

                                  The Notes

     The following discussion and the discussions under "The Indenture" in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture, the asset pool supplements and the indenture supplements. The indenture supplements may be supplemented by terms documents relating to the issuance of individual tranches of notes of the related multiple tranche series, the terms of which will be described in more detail in the related prospectus supplement. In this prospectus, references to an indenture supplement will include any applicable terms documents. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the asset pool supplements and the indenture supplements.

     The following summaries describe certain provisions common to each series of notes.

General

     The prospectus supplement for a particular issuance of notes will specify the series, class and, for a multiple tranche series, the tranche of which those notes are a part and will also specify and describe the asset pool securing that series. Each series of notes will be issued pursuant to the indenture, an asset pool supplement for the asset pool securing that series and an indenture supplement. A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part. None of the indenture, the asset pool supplement or the indenture supplement limits the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of the issuer that will be in addition to the debt obligations of the issuer represented by any other series of notes. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

     It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and exposure to reductions in the Nominal Liquidation

                                        41

Amount of the related series of notes. For example, subordinated notes of a series provide credit enhancement for senior notes of that series.

     If so specified in the related prospectus supplement, some series of notes may be multiple tranche series, meaning that multiple tranches of notes may be issued within each class of notes. Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the related prospectus supplement. Whenever a class of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires.

     The issuer may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no tranche of senior notes of a series may be issued unless a sufficient amount of subordinated notes of that series will be issued on that date or has previously been issued and is outstanding and available as subordination for such tranche of senior notes.
See "—Required Subordinated Amount" in this prospectus.

     The issuer may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be described in the related prospectus supplement.

     Each series, class and tranche of notes will be designated as being secured by a specific asset pool. Each series will be allocated its share of
Finance Charge Collections, the Default Amount and the servicing fee for the asset pool securing that series of notes based on the Floating Allocation
Percentage of that series, and will be allocated its share of Principal
Collections for that asset pool securing that series of notes based on the
Principal Allocation Percentage of that series. The related prospectus supplement will specify the Floating Allocation Percentage and the Principal
Allocation Percentage for each series. If a series offered by this prospectus and a related prospectus supplement includes more than one class or tranche,
Finance Charge Collections, Principal Collections, the Default Amount and the
servicing fee for the related asset pool allocated to that series may be further allocated among each class or tranche in that series as described in the related prospectus supplement.

     If so specified in the related prospectus supplement, a series may be included in one or more groups of series for purposes of reallocating Finance
Charge Collections among the series in that Reallocation Group, sharing excess Finance Charge Collections among the series in that Shared Excess
Available Finance Charge Collections Group or sharing excess Principal
Collections among the series in that Shared Excess Available Principal
Collections Group. See "Sources of Funds to Pay the Notes—Groups" in this prospectus. A group will not include series secured by different asset pools.

     If so specified in the related prospectus supplement, the notes of a particular series, class or tranche may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the related prospectus supplement. The notes of a particular series, class or tranche may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each applicable supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement.

     The issuer will pay principal of and interest on a series, class or tranche of notes solely from the portion of Finance Charge Collections and
Principal Collections which are allocable to that series, class or tranche after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any issuer trust

                                        42

accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche. If those sources are not sufficient for payment of principal of and interest on that series, class or tranche, the noteholders will have no recourse to any other assets of the issuer, including any other remaining assets in the related asset pool, or any assets included in another asset pool, or recourse to any other person or entity for the payment of principal of and interest on that series, class or tranche of notes.

     A note is not a deposit and neither the notes nor any underlying collateral certificate or receivables are insured or guaranteed by the
Federal Deposit Insurance Corporation or any other governmental agency.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted
Outstanding Dollar Principal Amount and Nominal Liquidation Amount

     Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal
Amount and a Nominal Liquidation Amount.

     Stated Principal Amount

     The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of the notes of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

     Outstanding Dollar Principal Amount

     For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche of notes, as described in the related prospectus supplement, less principal payments made to the noteholders of that series, class or tranche of notes. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche of notes, as described in the related prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that series, class or tranche. For a series, class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement. The outstanding dollar principal amount of a series, class or tranche of discount notes will increase over time as principal accretes on that series, class or tranche of notes. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal of that series, class or tranche of notes, and will increase as a result of any issuance of additional notes of that series, class or tranche.

     Adjusted Outstanding Dollar Principal Amount

     The Adjusted Outstanding Dollar Principal Amount of a series, class or tranche of notes is the outstanding dollar principal amount of that series, class or tranche, less any funds on deposit in the principal funding account for that series, class or tranche. The Adjusted Outstanding Dollar Principal
Amount of any series, class or tranche of notes will decrease as a result of each deposit into the principal funding account for such series, class or tranche.

                                        43

     Nominal Liquidation Amount

     The Nominal Liquidation Amount of a series, class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that series, class or tranche of notes minus some reductions—including reductions for (i) charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche, (ii) Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, (iii) amounts on deposit in the principal funding account for that series, class or tranche and (iv) the amount of all payments of principal of such series, class or tranche of notes—plus some increases described below. For a multiple tranche series, the Nominal
Liquidation Amount of the series of notes is equal to the sum of the Nominal
Liquidation Amounts of all classes or tranches of notes of that series.
Within a series, unless otherwise specified in the related prospectus supplement, subordinated notes bear the risk before senior notes of a reduction in the Nominal Liquidation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

     The Nominal Liquidation Amount of a series, class or tranche of notes may be reduced as follows:

     •   If Finance Charge Collections allocable to a series of notes are insufficient to fund the Default Amount allocable to that series, the uncovered Default Amount will result in a reduction in the
         Nominal Liquidation Amount of that series.

         For a multiple tranche series, while these reductions will be allocated initially pro rata to each tranche of notes based on its
         Nominal Liquidation Amount regardless of class, they will then be reallocated to the subordinated notes of that series in succession based on class designation. However, these reallocations will be made from tranches of senior notes to tranches of subordinated notes only to the extent that such tranches of senior notes have not used all of their required subordinated amount. For any tranche, the required subordinated amount will be specified in the related prospectus supplement. Reductions that cannot be reallocated to a tranche of more subordinate notes will reduce the Nominal
         Liquidation Amount of the tranche to which the reductions were initially allocated.

     •   If Principal Collections allocable to subordinated notes of a series of notes are reallocated to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, the Nominal Liquidation Amount of that series will be reduced by the amount of the reallocations. The amount of Principal
         Collections which may be reallocated may be limited for a given series, class or tranche of notes.  Such limitations will be specified in the related prospectus supplement.  In addition, for a multiple tranche series, Principal Collections allocable to subordinated notes will be reallocated only to the extent that senior notes have not used all of their required subordinated amount.

         For a multiple tranche series, these reductions will be allocated to each tranche of a class pro rata based on its Nominal Liquidation
         Amount.

     •   The Nominal Liquidation Amount of a series, class or tranche of notes will be reduced by the amount on deposit in the principal funding account for that series, class or tranche.

     •   The Nominal Liquidation Amount of a series, class or tranche of notes will be reduced by the amount of all payments of principal of that series, class or tranche.

                                        44

     •   Upon a sale of assets in an asset pool following (i) an event of default and acceleration of a series, class or tranche of notes secured by that asset pool or (ii) the legal maturity date of a series, class or tranche of notes secured by that asset pool, the
         Nominal Liquidation Amount of such series, class or tranche of notes will be reduced to zero. See "Sources of Funds to Pay the Notes—Sale of Assets" in this prospectus.

     The Nominal Liquidation Amount of a series, class or tranche of notes can be increased as follows:

     •   For a series, class or tranche of discount notes, the Nominal
         Liquidation Amount of that series, class or tranche will increase over time as principal accretes, to the extent that Finance Charge
         Collections allocated to the related series of notes are allocated for that purpose.

     •   For all series of notes, the Nominal Liquidation Amount of that series will increase if Finance Charge Collections allocable to that series are available to reimburse earlier reductions in the Nominal
         Liquidation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to
         Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. Within each series of notes, the increases will be allocated first to the senior-most notes with a deficiency in their Nominal Liquidation Amounts and then, in succession, to the subordinated notes with a deficiency in their Nominal Liquidation
         Amounts.

     •   For all series, classes or tranches of notes, the Nominal
         Liquidation Amount of a series, class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that series, class or tranche issued after the initial issuance of that series, class or tranche of notes, or if amounts on deposit in the principal funding account for that series, class or tranche are deposited into the principal funding account for another series, class or tranche of notes or paid to the issuer.

     For a multiple tranche series, any increase in the Nominal Liquidation
Amount will be allocated to each tranche of a class pro rata based on the deficiency in the Nominal Liquidation Amount of that tranche.

     Finance Charge Collections allocated to a series of notes for each
Monthly Period will be applied, as described in the related prospectus supplement, to cover the Default Amount allocated to that series. If Finance
Charge Collections allocated to that series are sufficient to cover the
Default Amount allocated to that series, the Nominal Liquidation Amount of that series of notes will not be reduced. Finance Charge Collections allocated to a series of notes also will be applied, as described in the related prospectus supplement, to reimburse earlier reductions in the Nominal
Liquidation Amount of that series of notes due to charge-offs resulting from any uncovered Default Amount allocated to that series of notes or due to
Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

     In most circumstances, the Nominal Liquidation Amount of a series, class or tranche of notes, together with any accumulated Principal Collections held in the related principal funding account, will be equal to the outstanding dollar principal amount of that series, class or tranche of notes. However, if there are reductions in the Nominal Liquidation Amount of a series, class or tranche due to charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche or due to Reallocated Principal
Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, there will be a deficit in the Nominal Liquidation Amount of that series, class or tranche.
Unless that deficit is reimbursed through the application of Finance Charge
Collections allocated to the applicable series, the stated principal amount of that series, class or tranche of notes will not be paid in full. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that series, class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is

                                        45

less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

     The Nominal Liquidation Amount of a series, class or tranche of notes may not be reduced below zero, and may not be increased above the Adjusted
Outstanding Dollar Principal Amount of that series, class or tranche.

     The cumulative amount of reductions in the Nominal Liquidation Amount of any series, class or tranche of notes due to charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche of notes or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement will be limited as described in the related prospectus supplement.

     Allocations of charge-offs resulting from any uncovered Default Amount allocated to a series, class or tranche or due to Reallocated Principal
Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement will reduce the
Nominal Liquidation Amount of outstanding series, classes and tranches of notes only and will not affect series, classes or tranches of notes that are issued after that time.

    Upon a sale of assets in an asset pool following (i) an event of default and acceleration of a series, class or tranche of notes secured by that asset pool or (ii) the legal maturity date of a series, class or tranche of notes secured by that asset pool, as described in the related prospectus supplement and in "Sources of Funds to Pay the Notes—Sale of Assets" in this prospectus, the Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero even if the proceeds of that sale, amounts on deposit in the issuer trust accounts for that series, class or tranche and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and
Finance Charge Collections with respect to that asset pool will no longer be allocated to that series, class or tranche of notes.

Interest

     Interest will accrue on a series, class or tranche of notes, except on a series, class or tranche of discount notes, from the relevant issuance date at the applicable interest rate for that series, class or tranche, which may be a fixed, floating or other type of rate as specified in the related prospectus supplement. Interest on a series, class or tranche of notes will be due and payable on the dates specified in the related prospectus supplement, each referred to in this prospectus and the related prospectus supplement as an interest payment date. If the interest payment dates for any notes occur less frequently than monthly, interest will be deposited in an interest funding account pending distribution. Each interest funding account will be established under the indenture supplement for the related series.
For series with one or more classes and/or tranches of notes, each class or tranche may have a separate interest funding account. Interest deposits or payments will be funded from Finance Charge Collections allocated to that series, class or tranche of notes during the preceding Monthly Period or
Monthly Periods, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the related prospectus supplement.

     For each issuance of a series, class or tranche of fixed rate notes, the fixed rate of interest at which interest will accrue for that series, class or tranche will be specified in the related prospectus supplement. For each issuance of a series, class or tranche of floating rate notes, the interest rate index or other formula on which the interest payment is based will be specified in the related prospectus supplement. In addition, the related prospectus supplement will specify if any series, class or tranche of notes receives any additional interest and how it is to be calculated.

                                        46

     A series, class or tranche of discount notes will be issued at a price lower than the stated principal amount payable on the expected final payment date of that series, class or tranche of notes. Until the expected final payment date for a series, class or tranche of discount notes, accreted principal will be capitalized as part of the principal of that series, class or tranche of notes and reinvested in the assets of the related asset pool, so long as an early amortization event with respect to that series, class or tranche has not occurred. If applicable, the related prospectus supplement will specify the interest rate to be borne by a series, class or tranche of discount notes following an early amortization event or event of default or after its expected final payment date.

     Each payment of interest on a series, class or tranche of notes will include all interest accrued from the preceding interest payment date—or, for the first interest period, from the issuance date—through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement.

     If interest on a series, class or tranche of notes is not paid within 35 days after such interest is due and payable, an event of default will occur with respect to that series, class or tranche of notes. See "The
Indenture—Events of Default" in this prospectus.

Principal

     The timing of payment of principal of a series, class or tranche of notes will be specified in the related prospectus supplement. Each date on which payment of principal is made is referred to in this prospectus and the related prospectus supplement as a payment date.

     Certain series, classes and tranches of notes are anticipated to have principal paid on one date, referred to as the expected final payment date.
Principal of a series, class or tranche of notes may be paid later than its expected final payment date if sufficient funds are not allocated from the asset pool securing that series, class or tranche. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its expected final payment date only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

     It is not an event of default if the stated principal amount of a series, class or tranche of notes is not paid on its expected final payment date. However, if the stated principal amount of a series, class or tranche of notes is not paid in full on its expected final payment date, an early amortization event with respect to that series, class or tranche will occur.
See "The Indenture—Early Amortization Events" in this prospectus.

     If the stated principal amount of a series, class or tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that series, class or tranche of notes. See "The
Indenture—Events of Default" in this prospectus.

     Principal of a series, class or tranche of notes may be paid earlier than its expected final payment date if an early amortization event or an optional or mandatory redemption occurs. See "The Indenture—Early
Amortization Events" and "—Events of Default" in this prospectus.

     See "Risk Factors" in this prospectus for a discussion of factors that may affect the timing of principal payments on a series, class or tranche of notes.

Subordination of Interest and Principal

     Interest and principal payments on subordinated notes of a series will be subordinated as described in the related prospectus supplement.

                                        47

     Finance Charge Collections allocated to a series of notes will be used to pay interest due on senior notes of that series before being available to pay interest due on subordinates notes of that series.

     Within a series, unless otherwise specified in the related prospectus supplement, subordinated notes bear the risk before senior notes of a reduction in the Nominal Liquidation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. For a multiple tranche series, charge-offs resulting from any uncovered Default Amount allocated to that series will initially be allocated to each tranche of that series pro rata based on the Nominal Liquidation
Amount of that tranche and then reallocated from the tranches of senior notes of that series to the tranches of subordinated notes of that series, reducing the Nominal Liquidation Amount of such tranches of subordinated notes to the extent credit enhancement in the form of subordination is still available to the tranches of senior notes. See "The Notes—Stated Principal Amount,
Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal
Amount and Nominal Liquidation Amount—Nominal Liquidation Amount" in this prospectus.

     In addition, Principal Collections allocated to a series of notes, after giving effect to any reallocations, will first be used to fund targeted deposits into the principal funding accounts of senior notes of that series before being applied to the principal funding accounts of subordinated notes of that series.

Required Subordinated Amount

     The required subordinated amount for a class or tranche of senior notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued. This amount or a calculation that determines this amount will be specified in the related prospectus supplement. No class or tranche of notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance, as described in the related prospectus supplement. For multiple tranche series, the required subordinated amount also is used, in conjunction with the consumption of enhancement called usage, to determine the remaining available subordinated amount for a tranche of senior notes and whether a tranche of subordinated notes of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding.

Groups

A series of notes may be included in one or more groups of series that share
Principal Collections and/or Finance Charge Collections. Only series of notes secured by the same asset pool may be included in the same group. The related prospectus supplement will identify whether your series has been included in one or more of the following groups.

     Reallocation Group

     If a series of notes is identified in the related prospectus supplement as included in a Reallocation Group, Finance Charge Collections which would otherwise be allocated to each series based on the Floating Allocation
Percentage of that series will instead be combined and will be available for specified required payments for all series in the same Reallocation Group.
Any issuance of a new series in a Reallocation Group may reduce or increase the amount of Finance Charge Collections allocated to any other series of notes in that group. See "Risk Factors—Issuance of additional notes or master trust investor certificates may affect your voting rights

                                        48

and the timing and amount of payments to you" in this prospectus. The related prospectus supplement will specify whether your series will be included in a
Reallocation Group and whether any previously issued series have been included in that group.

      While any series of notes secured by an asset pool may be included in a
Reallocation Group, there can be no assurance that any other series will be included in the same group.

     Shared Excess Available Finance Charge Collections Group

     If a series of notes is identified in the related prospectus supplement as included in a Shared Excess Available Finance Charge Collections Group,
Finance Charge Collections for any Monthly Period allocated to that series in excess of the amount needed to make all required deposits and payments for that series will be applied to cover shortfalls in amounts payable from
Finance Charge Collections allocated to other series of notes in that Shared
Excess Available Finance Charge Collections Group. If these shortfalls exceed the total amount of excess Finance Charge Collections available from all series in the same Shared Excess Available Finance Charge Collections Group,
referred to as Shared Excess Available Finance Charge Collections, for any
Monthly Period, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series of notes in that Shared Excess
Available Finance Charge Collections Group based on the relative amounts of those shortfalls.

     To the extent Shared Excess Available Finance Charge Collections exceed shortfalls, the balance will be paid to the holders of the Transferor
Certificate for the related asset pool.

     The sharing of Shared Excess Available Finance Charge Collections will be discontinued if the issuer delivers to the indenture trustee a certificate to the effect that the continued sharing of Shared Excess Available Finance
Charge Collections would have adverse regulatory implications for any account owner or any transferor. Following the delivery by the issuer of any such certificate to the indenture trustee, there will not be any further sharing of Shared Excess Available Finance Charge Collections.

     While any series of notes secured by an asset pool may be included in a
Shared Excess Available Finance Charge Collections Group, there can be no assurance that:

     —any other series will be included in such group,

     —there will be any Shared Excess Available Finance Charge Collections
for such group for any Monthly Period, or

     —the issuer will not at any time deliver the certificate discontinuing sharing described above.

     While the issuer does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of Shared Excess
Available Finance Charge Collections will have an adverse regulatory implication for any account owner or any transferor, there can be no assurance that this will continue to be true in the future.

     Shared Excess Available Principal Collections Group

     If a series of notes is identified in the related prospectus supplement as being in a Shared Excess Available Principal Collections Group, Principal
Collections for any Monthly Period allocated to that series in excess of the amount needed to make all required deposits and payments for that series, plus amounts on deposit in the excess funding account for the related asset pool allocable to any such series as described in the related prospectus supplement, will be applied to cover shortfalls in principal deposits or payments payable from

                                        49

Principal Collections allocated to other series of notes in that Shared Excess
Available Principal Collections Group. If these shortfalls exceed the total amount of excess Principal Collections available from all series in the same
Shared Excess Available Principal Collections Group, referred to as Shared Excess
Available Principal Collections, for any Monthly Period, Shared Excess Available
Principal Collections will be allocated pro rata among the applicable series of notes in that Shared Excess Available Principal Collections Group based on the relative amounts of those shortfalls.

     To the extent that Shared Excess Available Principal Collections exceed principal shortfalls, the balance will be paid to the holders of the
Transferor Certificate for the related asset pool, provided that:

     •   such Shared Excess Available Principal Collections will be distributed to the holders of the Transferor Certificate for such asset pool only to the extent that the Transferor Amount for that asset pool is greater than the Required Transferor Amount for that asset pool and the Pool Balance for that asset pool is greater than the Required Pool Balance for that asset pool; and

     •   in certain circumstances described below under "—Excess Funding
         Account," such Shared Excess Available Principal Collections will be deposited into the excess funding account for the related asset pool.

     While any series of notes secured by an asset pool may be included in the same Shared Excess Available Principal Collections Group, there can be no assurance that any other series will be included in such group or that there will be any Shared Excess Available Principal Collections for such group for any Monthly Period .

     If Principal Collections allocated to a series are shared with another series, the Nominal Liquidation Amount for the series from which Principal
Collections were shared will not be reduced.

Redemption and Early Amortization of Notes

     If so specified in the related prospectus supplement, the transferors which are affiliates of the servicer, may, at their option, redeem any series, class or tranche of notes before its expected final payment date at any time when the outstanding dollar principal amount of that series, class or tranche is less than [5]% – or any other percentage that is specified by the servicer or any of its affiliates– of the highest outstanding dollar principal amount at any time of that series, class or tranche. This redemption option is referred to as a clean-up call. The related prospectus supplement will indicate at what times and under what conditions, including any subordination provisions of the senior notes of that series, the servicer or any of its affiliates may direct the issuer to exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The issuer will give at least 30 days notice to holders of the affected series, class or tranche of notes before any optional redemption date.

     If so specified in the related prospectus supplement, the transferor may, at its option, direct the issuer to redeem the notes of any series, class or tranche before its expected final payment date. The related prospectus supplement will indicate at what times and under what conditions the issuer may exercise that right of redemption and if the redemption may be made in whole or in part, as well as other terms of the redemption.

     In addition, if an early amortization event occurs with respect to any series, class or tranche of notes, the issuer will be required to repay each series, class or tranche of the affected notes before the expected final payment date of that series, class or tranche; however, if so indicated in the related prospectus supplement for certain such affected series, class or tranche of notes with the benefit of a derivative agreement or other type of arrangement, subject to certain exceptions, such repayment will not occur earlier than the expected final payment date of such series, class or tranche of notes. Following an early amortization event, repayment of

                                        50

principal prior to the expected final payment date will be made only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The issuer will give notice to holders of the affected series, class or tranche of notes of the occurrence of an early amortization event. See "The Indenture—Early Amortization Events"
in this prospectus for a description of the early amortization events and their consequences to noteholders.

     Whenever the issuer redeems or repays a series, class or tranche of notes, it will do so only to the extent that Finance Charge Collections and
Principal Collections – including any amounts received under any derivative agreement, any amounts received under any supplemental credit enhancement agreement, any amounts received under any supplemental liquidity agreement and any amounts in the issuer trust accounts not included in Finance Charge
Collections and Principal Collections – allocated to that series, class or tranche of notes are sufficient to redeem or repay that series, class or tranche of notes in full. In addition, the redemption and repayment will occur only to the extent that the notes to be redeemed or repaid are not required to provide required subordination for senior notes. A noteholder will have no claim against the issuer if the issuer fails to make a required redemption or repayment of a series, class or tranche of notes before the legal maturity date because no funds are available for that purpose or because the notes that would otherwise be redeemed or repaid are required to provide subordination for senior notes. The failure to redeem or repay before the legal maturity date under these circumstances will not be an event of default.

Final Payment of the Notes

     Noteholders of a series, class or tranche generally will not receive payment of principal in excess of the stated principal amount of that series, class or tranche, or in the case of a series, class or tranche of foreign currency notes, any amount received by the issuer under a derivative agreement with respect to principal of that series, class or tranche.

     Unless otherwise specified in the related prospectus supplement, following (i) an event of default and acceleration or (ii) the legal maturity date of a series, class or tranche of notes, assets in the asset pool securing that affected series, class or tranche will be sold generally in an aggregate amount not to exceed the Nominal Liquidation Amount of that affected series, class or tranche, plus any accrued, past due and additional interest of the related series, class or tranche, subject to any further limitations specified in the related prospectus supplement and, for a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. The proceeds of that sale and any other amounts available to such noteholders will be applied, first, to pay the outstanding dollar principal amount of that affected series, class or tranche and, second, to pay any accrued, past due and additional interest, if any, on that affected series, class or tranche of notes upon the sale.

     Following an event of default and acceleration with respect to any tranche of notes of a multiple tranche series which occurs prior to the legal maturity date of such tranche, any sale of assets in the related asset pool with respect to such tranche may be delayed until (i) the senior notes of the same series are prefunded sufficiently, (ii) enough senior notes are repaid, or (iii) new subordinated notes have been issued, in each case to the extent that the tranche of subordinated notes is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a tranche of notes directs a sale of assets in the related asset pool, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes of the same series.

     A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche of notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earlier to occur of:

                                        51

     •   the date of the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, that series, class or tranche of notes, as applicable; and

     •      the date on which a sale of assets in the related asset pool has taken place with respect to that series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes—Sale of Assets"
         in this prospectus.

Issuances of New Series, Classes and Tranches of Notes

     Unless otherwise specified in the related prospectus supplement, the issuer may issue a new series, class or tranche of notes or issue additional notes of an existing series, class or tranche only if the conditions of issuance are met (or waived as described below). These conditions include:

     •   on or prior to the third Business Day before the new issuance is to occur, the issuer gives the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes notice of the new issuance;

     •   on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes a certificate to the effect that:

         —  the issuer reasonably believes that the new issuance will not (i)
            cause an early amortization event or event of default with respect to any series, class or tranche of notes then
            outstanding, (ii) have a material adverse effect on the amount of funds available to be distributed to noteholders of any series, class or tranche of notes or the timing of such distributions or
            (iii) adversely affect the security interest of the indenture trustee in the collateral in the related asset pool securing the outstanding notes;

         —  all instruments furnished to the indenture trustee conform to the requirements of the indenture (and any supplement thereto) and constitute sufficient authority under the indenture (and any supplement thereto) for the indenture trustee to authenticate and deliver the new notes;

         —  the form and terms of the new notes have been established in conformity with the provisions of the indenture (and any
            supplement thereto); and

         —  the issuer shall have satisfied such other matters as the indenture trustee may reasonably request;

     •   on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes an officer's certificate to the effect that all laws and requirements with respect to the execution and delivery by the issuer of the new notes have been complied with, the issuer has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by the issuer, and, assuming due
         authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuer enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture (and any supplement thereto) equally and ratably with all other notes outstanding, if any, of that series, class or tranche, subject to the terms of the indenture, the related asset pool supplement and each related indenture supplement;

                                        52

     •   on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes an
         Issuer Tax Opinion and, to the extent a collateral certificate is included in the issuer's assets, a master trust tax opinion relating to the related master trust (or other securitization special purpose entity) with respect to such issuance;

     •   on or prior to the date that the new issuance is to occur, if any additional conditions to the issuance of the new notes which may be required by a rating agency that has rated any outstanding series, class or tranche of notes, either the issuer satisfies those conditions or the issuer obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that the new issuance will not have caused a reduction, qualification with negative implications or withdrawal of any then-current rating of any outstanding series, class or tranche of notes;

     •   in the case of bearer notes, the notes will be as described in section 163(f)(2)(B) of the Internal Revenue Code and that section will apply to the notes;

     •   on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee an asset pool supplement and an indenture supplement relating to the applicable series, class or tranche of notes;

     •   in the case of foreign currency notes, the issuer appoints one or more paying agents in the appropriate countries;

     •   the provisions governing required subordinated amounts, if any, are satisfied; and

     •   any other conditions specified in the related prospectus supplement are satisfied.

     If the issuer obtains approval from each rating agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified. In addition, the issuer may issue rated notes subject to additional conditions agreed to between the issuer and each rating agency rating such notes.

     The issuer and the indenture trustee are not required to provide prior notice to, permit any prior review by or to obtain the consent of any noteholder of, any outstanding series, class or tranche to issue any additional series, classes or tranches of notes or any additional notes of any outstanding series, class or tranche of notes.

     The issuer may from time to time, without notice to, or the consent of, the registered holders of a series, class or tranche of notes, create and issue additional notes equal in rank to the series, class or tranche of notes offered by the related prospectus supplement in all respects—or in all respects except for the payment of interest accruing prior to the issue date of the further series, class or tranche of notes or the first payment of interest following the issue date of the further series, class or tranche of notes. These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes. In addition, any transferor may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche of notes and may sell them on a subsequent date.

     There are no restrictions on the timing or amount of any issuance of additional notes of an outstanding series, class or tranche of notes, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding series, class or tranche of notes, the stated principal amount, outstanding dollar principal amount and
Nominal Liquidation Amount of that tranche will be increased to

                                        53

reflect the principal amount of the additional notes. If the additional notes are part of a series, class or tranche of notes that has the benefit of a derivative agreement, the issuer will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are part of a series, class or tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, the issuer will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to any issuer trust account will be increased proportionately to reflect the principal amount of the additional notes.

     When issued, the additional notes of a series, class or tranche will be identical in all respects to the other outstanding notes of that series, class or tranche equally and ratably entitled to the benefits of the indenture, the related asset pool supplement and the related indenture supplement as applicable to the previously issued notes of such series, class or tranche without preference, priority or distinction.

Payments on Notes; Paying Agent

     The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under
"—Book-Entry Notes" in this prospectus unless the stated principal amount of the notes is denominated in a foreign currency.

     The issuer, the indenture trustee and any agent of the issuer or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

     The issuer will make payments on a note to (i) the registered holder of the note at the close of business on the record date established for the related payment date and (ii) the bearer of a note in bearer form upon presentation of that bearer note on the related interest payment date or principal payment date, as applicable.

     The issuer has designated the corporate trust office of The Bank of New
York in New York City as its paying agent for the notes of each series. The issuer will identify any other entities appointed to serve as paying agents on a series, class or tranche of notes in the related prospectus supplement.
The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain an office, agency or paying agent in each place of payment for a series, class or tranche of notes.

     After notice by publication, all funds paid to a paying agent for the payment of the principal of and interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to the issuer. After funds are paid to the issuer, the holder of that note may look only to the issuer for payment of that principal or interest.

Denominations

     The notes offered by this prospectus will be issued in denominations of
$5,000 and multiples of $1,000 in excess of that amount, unless otherwise specified in the related prospectus supplement.

Record Date

     The record date for payment of the notes will be the last day of the
Monthly Period before the related payment date, unless otherwise specified in the related prospectus supplement.

                                        54

Governing Law

     The laws of the State of New York will govern the notes and the indenture (and any supplement thereto).

Form, Exchange and Registration and Transfer of Notes

     The notes offered by this prospectus and the related prospectus supplement will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust
Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a book-entry note. For a description of the special provisions that apply to book-entry notes, see "—Book-Entry Notes" in this prospectus.

   A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, expected final payment date and legal maturity date, and of like terms.

     Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuer designates.
Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes or other governmental charges described in the indenture (and any supplement thereto) before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

     The issuer has appointed The Bank of New York as the note registrar and transfer agent for the notes. The issuer also may at any time designate additional transfer agents for any series, class or tranche of notes. The issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.

     The related prospectus supplement may state that application will be made to list the related series, class or tranche of notes on the Luxembourg
Stock Exchange or another exchange.

Book-Entry Notes

     The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form. This means that, except under the limited circumstances described below under "—Definitive Notes,"
purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all of the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

     Each global note will be held by a securities depository named The
Depository Trust Company (DTC) and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of
DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture (and any supplement thereto).

     The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through

                                        55

which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

     Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     Because DTC will be the only registered owner of the global notes,
Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

     As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

     •   the ownership interests of its participants, including the U.S.
         depositories; and

     •   all transfers of ownership interests between its participants.

     The participants and indirect participants, in turn, will maintain records showing:

     •   the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

     •   all transfers between these persons.

     Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The issuer, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes. The issuer, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

     Until Definitive Notes are issued to the beneficial owners as described below under "—Definitive Notes," all references to "holders" of notes means
DTC. The issuer, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

     Beneficial owners of book-entry notes should realize that the issuer will make all distributions of principal of and interest on their notes to
DTC and will send all required reports and notices solely to DTC as long as
DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

     Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture (and any supplement thereto), each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the

                                        56

procedures of the participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture (and any supplement thereto) only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

     Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note.
A beneficial owner may also experience delays in receiving distributions on his or her notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

The Depository Trust Company

     DTC is a limited-purpose trust company organized under the New York
Banking Law and is a "banking institution" within the meaning of the New York
Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange
Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the
National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg

     Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank,
which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.
Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.
Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

     Clearstream, Luxembourg's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Currently,
Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United
States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an accountholder of Clearstream, Luxembourg.

Euroclear System

     Euroclear was created in 1968 to hold securities for participants of
Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against

                                        57

payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants.
Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a
Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System, and applicable
Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

     The issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuer's paying agent, The Bank of New York, at the office of the paying agent in New York City that the issuer designates for that purpose.

     In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

     Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     Distributions on book-entry notes held beneficially through Clearstream,
Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

     Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

                                        58

     In the event Definitive Notes are issued, distributions of principal of and interest on Definitive Notes will be made directly to the holders of the
Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

     Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.
Secondary market trading between Clearstream, Luxembourg participants and/or
Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and
Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and
Euroclear participants may not deliver instructions directly to DTC.

     Because of time-zone differences, credits to notes received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant
Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of
DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

     Beneficial owners of book-entry notes may exchange those notes for physical form or Definitive Notes registered in their name only if:

     •   DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuer is unable to find a qualified replacement for DTC;

     •   the issuer, in its sole discretion, elects to terminate its participation in the book-entry system through DTC; or

                                        59

     •   any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of the related series, class or tranche advise the indenture trustee and
         DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

     If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive
Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive
Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the "holders" of the notes under the indenture (and any supplement thereto).

Replacement of Notes

     The issuer will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. The issuer will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuer and the indenture trustee.
In the case of a destroyed, lost or stolen note, the issuer and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuer before a replacement note will be issued, and the issuer may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

                      Sources of Funds to Pay the Notes

General

     As of the date of this prospectus, the issuer's primary assets consist of charge receivables which were or will be originated by TRS, Centurion, FSB or any of their affiliates. These receivables include receivables which are in existence as of the initial issuance date and receivables which are created from time to time thereafter. The issuer has acquired and will acquire the receivables from the transferors pursuant to the transfer and servicing agreement and the asset pool supplements.

     In addition to receivables arising in designated charge accounts, the assets of the issuer may include receivables arising in designated credit accounts owned by TRS, Centurion, FSB or any of their affiliates and one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge or credit accounts owned by TRS, Centurion, FSB or any of their affiliates.

     Each receivable and collateral certificate to be included in the issuer's assets will be transferred to a particular asset pool. Payment of principal of and interest on each series, class or tranche of notes is secured by the assets in a particular asset pool.

     The assets of the issuer also may include issuer trust accounts or supplemental accounts established for a particular asset pool and the benefits of one or more derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements.

                                        60

     As of the date of this prospectus, the only asset pool is Asset Pool
One, although additional asset pools may be created in the future. As of the date of this prospectus, Asset Pool One's primary assets are receivables arising in designated consumer and small business charge accounts owned by
TRS, Centurion and FSB and funds on deposit in the issuer trust accounts for
Asset Pool One. In the future, Asset Pool One may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

     Other notes issued by the issuer may be secured by the assets in an asset pool which consist primarily of:

     •            receivables arising in designated charge or credit accounts owned by TRS, Centurion, FSB or any of their affiliates; and/or

     •   collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge or credit accounts owned by TRS, Centurion, FSB or any of their affiliates.

     The composition of the assets in an asset pool, including Asset Pool
One, will change over time due to:

     •      changes in the composition and amount of the receivables in that asset pool, including changes in the relative proportion of consumer, small business and commercial receivables, or in the master trust or other securitization special purpose entity which has issued a collateral certificate included in that asset pool, as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in that asset pool, master trust or other securitization special purpose entity and removed accounts are designated to have their receivables removed from that asset pool, master trust or other securitization special purpose entity;

     •      the ability of the transferor or transferors to that asset pool to cause to be increased and decreased the Invested Amount of an existing collateral certificate included in that asset pool; and

     •   the ability of the transferor or transferors to that asset pool to transfer additional collateral certificates to that asset pool.

     If accounts are designated to have their receivables included in an asset pool, all newly generated receivables in those accounts will be transferred to that asset pool. In addition, additional accounts may be designated to have their receivables included in an asset pool.

     The transferor or transferors to an asset pool can cause to be increased the Invested Amount of an existing collateral certificate included in that asset pool to accommodate the issuance of new notes or solely to increase the size of the Transferor Amount for that asset pool. With respect to an asset pool containing receivables and one or more collateral certificates, the transferor or transferors to that asset pool can choose to increase one, all or any combination thereof in any amount. Any increase in the Invested Amount of an existing collateral certificate without a corresponding increase in the
Invested Amount of other existing collateral certificates or the principal amount of receivables in an asset pool will result in a change in the composition of that asset pool.

     Alternatively, in the case of an asset pool containing one or more collateral certificates, Principal Collections and other amounts treated as
Principal Collections that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series,

                                        61

class or tranche, deposited into the excess funding account for that asset pool or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, need not be reinvested in that collateral certificate to maintain its invested amount, but instead may be
(i) invested or reinvested in another collateral certificate included or to be included in that asset pool or (ii) paid to the holders of the Transferor
Certificate for that asset pool. Any such investment, reinvestment or payment will result in a shift in the composition of that asset pool and a decrease in the size of the Invested Amount of that collateral certificate.

     In addition, each collateral certificate is subject to its own pay out events or early amortization events under the terms of the applicable pooling and servicing agreement or other related securitization agreement. Principal collections allocated to such collateral certificate upon the occurrence of a pay out event or early amortization event that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the excess funding account for that asset pool or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, may be (i) invested or reinvested in another collateral certificate included or to be included in that asset pool or (ii)
paid to the holders of the transferor certificate for that asset pool.

    As indicated above, the composition of Asset Pool One is expected to change over time. Additional receivables and additional collateral certificates may be transferred to an asset pool or the invested amount of an existing collateral certificate included in an asset pool may be increased without the payment of cash if the conditions to that transfer or increase have been satisfied. New assets included in the asset pool securing your notes, either through a transfer of assets or the reinvestment of excess
Principal Collections and other amounts treated as Principal Collections, may have characteristics, terms and conditions that are different from those of the receivables or collateral certificates initially included in the asset pool securing your notes and may be of different credit quality due to differences in underwriting criteria and payment terms. The pertinent characteristics of the receivables in Asset Pool One are described in the related prospectus supplement. In the event collateral certificates are included in Asset Pool One, the pertinent characteristics of those collateral certificates will be described in each related prospectus supplement.

    See "Risk Factors—The composition of the asset pool securing your notes may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in this prospectus.

Deposit and Allocation of Funds in the Issuance Trust

    The servicer will allocate to each asset pool Finance Charge Collections,
Principal Collections, the Default Amount and the servicing fee allocated to the assets of the issuer that are included in that asset pool.  The indenture trustee will, at the direction of the servicer, allocate to each series of notes secured by an asset pool the product of:

     •   the Floating Allocation Percentage for that series, and

     •   the amount of Finance Charge Collections for that asset pool plus the amount of investment earnings on amounts on deposit in the collection account and the excess funding account established for that asset pool.

    The indenture trustee will also, at the direction of the servicer, allocate to each series of notes secured by an asset pool:

     •   the product of the Principal Allocation Percentage for that series
         and      the amount of Principal Collections for that asset pool,

     •   the product of the Floating Allocation Percentage for that series and the Default Amount for that asset pool, and

     •   the product of the Floating Allocation Percentage for that series and the servicing fee for that asset pool.

    The Floating Allocation Percentage and the Principal Allocation
Percentage for each series of notes will be specified in the related prospectus supplement. Finance Charge Collections, Principal Collections, the
Default Amount and the servicing fee allocated to the holders of notes of any series will be applied as described in the related prospectus supplement.

    In the case of a series of notes having more than one class or tranche,
Principal Collections, Finance Charge Collections, the Default Amount and the
servicing fee allocated to that series of notes may be further allocated and applied to each class or tranche of notes in the manner and order of priority described in the related prospectus supplement.

    Additional amounts may be allocated to a series, class or tranche of notes if the noteholders of that series, class or tranche have the benefit of a derivative agreement, a supplemental credit enhancement agreement or a supplemental liquidity agreement.  The specific terms of a derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, including how any payments made pursuant to any of these agreements will be applied, will be included in the related prospectus supplement for any series, class or tranche of notes that has the benefit of those agreements.

    Upon a sale of assets in an asset pool following (i) an event of default and acceleration of a series, class or tranche of notes secured by that asset pool or (ii) the legal maturity date of a series, class or tranche of notes secured by that asset pool, as described in the related prospectus supplement and in "—Sale of Assets" in this prospectus, the Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero. After such sale, Principal Collections and Finance Charge Collections for that asset pool will no longer be allocated to that series, class or tranche of notes.

    The servicer will allocate to the holders of the Transferor Certificate for each asset pool, that asset pool's Transferor Percentage of Finance
Charge Collections and investment earnings on amounts on deposit in the collection account and the excess funding account for that asset pool,
Principal Collections, the Default Amount and the servicing fee allocated to that asset pool. However, if the Transferor Amount for that asset pool is, or as a result of the allocation would become, less than the Required Transferor
Amount for that asset pool or the Pool Balance for that asset pool is, or as a result of the allocation would become, less than the Required Pool Balance for that asset pool, the amount of Principal Collections allocated to the holders of the Transferor Certificate will be deposited into the excess funding account for that asset pool. Finance Charge Collections allocated to the holders of the Transferor Certificate for an asset pool may be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain bank accounts, such as the principal funding account, for the benefit of noteholders to the extent specified in the related prospectus supplement.

Deposits in Collection Accounts

    The servicer, no later than two Business Days after each Date of
Processing, will deposit all collections received with respect to the receivables included in an asset pool in each Monthly Period into the collection account for that asset pool.

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    For as long as TRS or any of its affiliates remains the servicer under the transfer and servicing agreement and any of:

    (i)  the servicer maintains a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody's Investors Service, Inc. and
A-1 from Standard and Poor's Ratings Services (or such other rating which is satisfactory to such rating agency), which is currently the case, or

    (ii)                the servicer obtains a guarantee with respect to its
deposit and payment obligations under the transfer and servicing agreement
(in form and substance satisfactory to each rating agency that has rated any outstanding series, class or tranche of notes) from a guarantor having a short-term credit rating (which may be an implied rating) of not less than
P-1 from Moody's and A-1 from Standard & Poor's (or such other rating which is satisfactory to such rating agency), or

    (iii)   the Rating Agency Condition will have been satisfied despite the servicer's inability to satisfy the rating requirement specified in clause
(i) above,

and for thirty Business Days (or such longer period as agreed to by each rating agency that has rated any outstanding series, class or tranche of notes) following any such reduction in any such rating or failure to satisfy the conditions specified in clause (ii) or (iii) above, TRS, as servicer, is not required to deposit collections into the collection account for the related asset pool on the day indicated in the preceding sentence. Instead,
TRS, as servicer, may use for its own benefit all such collections until the
First Note Transfer Date for that asset pool, at which time it will deposit all such collections into the collection account for the related asset pool.

    The servicer will only be required to deposit collections into the collection account of an asset pool up to the aggregate amount of collections required to be deposited into the issuer trust accounts established for all series, classes or tranches of notes secured by that asset pool and, without duplication, required to be paid in respect of such notes on or prior to the related payment date pursuant to the terms of the related asset pool supplement and indenture supplement. In addition, the servicer may deduct the servicing fee for that asset pool for such Monthly Period from the net amount to be deposited into such collection account and is not required to deposit into the collection account for any asset pool any amounts allocable to the holders of the Transferor Certificate for that asset pool, and, as directed by such holder, the servicer will pay those amounts to such holder on a daily or monthly basis.

     Any Principal Collections not distributed to the holders of the
Transferor Certificate for an asset pool on any day because the Transferor
Amount for that asset pool does not exceed than the Required Transferor
Amount for that asset pool on such day or because the Pool Balance for that asset pool does not exceed the Required Pool Balance for that asset pool on such day (in each case, after giving effect to any receivables or additional collateral certificates transferred to that asset pool on such day or any increases in the Invested Amount of an existing collateral certificate in that asset pool on such day) will be deposited into the excess funding account.

     In the event of the insolvency or bankruptcy of the servicer, or if certain time periods were to pass, the issuer and the indenture trustee may lose any perfected security interest in any Finance Charge Collections or
Principal Collections commingled with the funds of the servicer. See "Risk
Factors—Some interests could have priority over the indenture trustee's interest in the receivables and the collateral certificates, which could cause your receipt of payments to be delayed or reduced" in this prospectus.

                                        64

Required Transferor Amount

     The Transferor Amount for each asset pool represents the amount of assets included in that asset pool not securing any series, class or tranche of notes. The Transferor Amount for an asset pool will fluctuate due to changes in the amount of principal receivables included in that asset pool, the aggregate Invested Amount of the collateral certificates included in that asset pool, the amount on deposit in the excess funding account for that asset pool and the aggregate Nominal Liquidation Amount of all notes secured by that asset pool. As a result, the Transferor Amount for an asset pool will generally increase if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes secured by that asset pool due to payments of principal of that series, class or tranche of notes or a deposit into the principal funding account with respect to that series, class or tranche or an increase in the pool balance for that asset pool without a corresponding increase in the Nominal Liquidation Amount of any series, classes or tranches of notes secured by that asset pool. The Transferor
Amount for an asset pool will generally decrease as a result of the issuance of a new series, class or tranche of notes that are to be secured by that asset pool, assuming that there is not a corresponding increase in the size of the asset pool.

     Each asset pool will have a Required Transferor Amount. For any Monthly
Period, the Required Transferor Amount for an asset pool will equal a designated percentage, referred to as the Required Transferor Amount
Percentage, of the amount of principal receivables included in that asset pool as of the close of business on the last day of such Monthly Period.

     If, at the end of any Monthly Period, the Transferor Amount for an asset pool for such Monthly Period and for the prior Monthly Period is less than the Required Transferor Amount for that asset pool for each such Monthly
Period, the transferor or transferors to that asset pool will be required to transfer additional receivables or additional collateral certificates to that asset pool or to cause to be increased the Invested Amount of an existing collateral certificate included in that asset pool. See "—Addition of Assets"
in this prospectus.

     If, when required to do so, the transferor or transferors are unable to transfer additional receivables or additional collateral certificates to an asset pool or to cause to be increased the Invested Amount of an existing collateral certificate included in that asset pool, an early amortization event will occur with respect to the notes secured by that asset pool. See
"The Indenture—Early Amortization Events" in this prospectus.

     The interest in the Transferor Amount for each asset pool will initially be held by the transferor or transferors to that asset pool, although that interest may be transferred by a holder thereof in whole or in part subject to certain limitations and conditions described in the trust agreement, the indenture, the related asset pool supplement and the related indenture supplement. The Transferor Amount for an asset pool may be evidenced either in certificated form or in uncertificated form, referred to as a Transferor
Certificate. Any reference in this prospectus to the Transferor Certificate means the interest of the transferor or transferors to an asset pool in the
Transferor Amount for that asset pool as evidenced in either certificated or uncertificated form.

Required Pool Balance

     For any Monthly Period, the Pool Balance for an asset pool equals the sum of (i) the amount of principal receivables included in that asset pool at the end of such Monthly Period, (ii) the aggregate Invested Amount of the collateral certificates included in that asset pool at the end of such
Monthly Period, and (iii) the amount on deposit in the excess funding account for that asset pool at the end of such Monthly Period.

     Each asset pool will have a Required Pool Balance. For any Monthly
Period, the Required Pool Balance for an asset pool will be an amount equal to the sum of (i) for all notes secured by that asset pool in their revolving period, the sum of the Nominal Liquidation Amounts of those notes at the end of such Monthly

                                        65

Period and (ii) for all other notes secured by that asset pool, the sum of the
Nominal Liquidation Amounts of those notes at the end of the most recent revolving period for each of those notes, excluding any notes secured by that asset pool which will be paid in full on the applicable payment date for those notes in the following Monthly Period and any notes secured by that asset pool that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following Monthly Period.

     If, at the end of any Monthly Period, the Pool Balance for an asset pool is less than the Required Pool Balance for that asset pool for such Monthly
Period, the transferor or transferors will be required to transfer additional receivables or additional collateral certificates to that asset pool or cause to be increased the Invested Amount of an existing collateral certificate included in that asset pool as described in "—Addition of Assets" in this prospectus.

     If, when required to do so, the transferor or transferors are unable to transfer additional receivables or additional collateral certificates to an asset pool or to cause to be increased the Invested Amount of an existing collateral certificate included in that asset pool, an early amortization event will occur with respect to the notes secured by that asset pool. See
"The Indenture—Early Amortization Events" in this prospectus.

Allocations of Amounts to the Excess Funding Account and Allocations of
Amounts on Deposit in the Excess Funding Account

   If, at the end of any Monthly Period, (i) the Transferor Amount for an
asset pool is, or as a result of a payment would become, less than the
Required Transferor Amount for that asset pool for such Monthly Period or
(ii) the Pool Balance for an asset pool is, or as a result of a payment would become, less than the Required Pool Balance for that asset pool for such
Monthly Period, the servicer will deposit into the excess funding account for that asset pool the Principal Collections for that asset pool that otherwise would have been paid to the holders of the Transferor Certificate for that asset pool. This deposit will be in an amount equal to the greater of the amount by which the Transferor Amount for that asset pool would be less than the Required Transferor Amount for that asset pool and the amount by which the Pool Balance for that asset pool would be less than the Required Pool
Balance for that asset pool, each determined with respect to the related
Monthly Period.

     Amounts on deposit in the excess funding account will be applied as described in the related prospectus supplement.

Increases in the Invested Amount of an Existing Collateral Certificate

     The transferor or transferors to an asset pool may cause to be increased the Invested Amount of any existing collateral certificate included in that asset pool. The Invested Amount of an existing collateral certificate included in an asset pool can be increased through:

     •   the reinvestment of Principal Collections and other amounts treated as Principal Collections received with respect to an asset pool that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the excess funding account for that asset pool or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement;

     •   proceeds received in connection with the issuance of additional notes secured by an asset pool; or

                                        66

     •   funding by the applicable transferor or transferors, which funding may be in cash or through an increase in the Transferor Amount for the asset pool in which that collateral certificate has been transferred.

     Notwithstanding the ability to increase the Invested Amount of any existing collateral certificate, the Invested Amount of an existing collateral certificate included in an asset pool will not be increased, and reinvestment in that collateral certificate will not be permitted, if an early amortization event has occurred with respect to the notes secured by that asset pool as a result of a failure to transfer additional assets
(including additional receivables or additional collateral certificates) to that asset pool or a failure to cause to be increased the Invested Amount of an existing collateral certificate included in that asset pool at a time when the Pool Balance for that asset pool for the prior Monthly Period is less than the Required Pool Balance for that asset pool for the prior Monthly
Period.

Addition of Assets

      The transferor or transferors to an asset pool will have the right, in connection with that asset pool, from time to time (i) to designate
Additional Accounts to be included in the Portfolio of that asset pool, (ii)
to transfer one or more additional collateral certificates to that asset pool or (iii) to cause to be increased the Invested Amount of one or more existing collateral certificates included in that asset pool. Any Additional Accounts designated to the Portfolio of an asset pool will be selected from the portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates that is described in the related prospectus supplement. Therefore, if
Additional Accounts are to be designated, a transferor will, under the applicable receivables purchase agreement, request that the applicable account owner designate accounts which qualify as Eligible Accounts to such transferor and such transferor will designate those accounts to be included in the Portfolio of that asset pool.

     There are two types of Additional Accounts: New Accounts and Aggregate
Addition Accounts. A New Account is an account designated to be included in an asset pool's Portfolio on the date it is originated by an account owner.
An Aggregate Addition Account typically is an account that is designated to be included in an asset pool's Portfolio on a date other than its origination date, and the receivables of which generally arise in (i) additional Eligible
Accounts from the portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates that is described in the related prospectus supplement,
(ii) portfolios of accounts acquired by an account owner from other charge card or credit card issuers or (iii) any other account of a type not previously designated to be included in the Portfolio of that asset pool.

     As of the date an Additional Account is selected to be included in an asset pool's Portfolio, such Additional Account must be an Eligible Account.
Receivables arising in Additional Accounts, however, may not be of the same credit quality as the receivables arising in accounts already included in the
Portfolio of an asset pool or the receivables arising in accounts already included in the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in that asset pool. Additional Accounts may have been originated by TRS, Centurion,
FSB or any of their affiliates using credit criteria different from those which were applied by TRS, Centurion, FSB or any of their affiliates to the accounts already included in the Portfolio of an asset pool, master trust or other securitization special purpose entity or may have been acquired by TRS,
Centurion, FSB or any of their affiliates from a third-party institution which may have used different credit criteria from those applied by TRS,
Centurion, FSB or any of their affiliates to the accounts. Consequently, the performance of such Additional Accounts may be better or worse than the performance of the accounts already included in the Portfolio of an asset pool or in the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in that asset pool. See "Risk Factors—The composition of the asset pool securing your notes may change, which

                                        67

may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in this prospectus.

     At the time of its transfer to an asset pool, each additional collateral certificate must be an Eligible Collateral Certificate. An additional collateral certificate, however, may not be of the same credit quality as the receivables arising in the accounts already included in the Portfolio of an asset pool, or any existing collateral certificate included in that asset pool. This is because the receivables arising in the accounts included in the
Portfolio of the master trust or securitization special purpose entity which has issued such additional collateral certificate may not be of the same credit quality as the receivables in any of the accounts included in the
Portfolio of that asset pool or included in the Portfolio of a master trust or other securitization special purpose entity which has issued any such existing collateral certificate due to differences in credit criteria.
Consequently, the performance of such additional collateral certificate may be better or worse than the performance of any receivables arising in the accounts already included in the Portfolio of that asset pool or any existing collateral certificate included in that asset pool. See "Risk Factors—The composition of the asset pool securing your notes may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in this prospectus.

     Unless each rating agency that has rated any outstanding series, class or tranche of notes otherwise consents, the number of New Accounts and
Aggregate Addition Accounts designated to be included in an asset pool's
Portfolio without prior rating agency notice will not exceed the Addition
Limit. At the end of each semi-annual period in which New Accounts are designated to be included in an asset pool's Portfolio, or more frequently if required by any rating agency that has rated any outstanding series, class or tranche of notes, the transferor or transferors to that asset pool will deliver to each such rating agency an opinion of counsel with respect to the
New Accounts included as accounts during the preceding six-month period that confirms the creation and perfection of the security interest in the receivables in such New Accounts. If such opinion of counsel is not so received, the ability of such transferor or transferors to designate New
Accounts will be suspended until such time as each rating agency that has rated any outstanding series, class or tranche of notes otherwise consents in writing or such accounts are removed from the Portfolio of that asset pool.
Accounts of a nature different than the initial accounts or of a type not previously included as an Aggregate Addition Account may not be designated to be included in the Portfolio of that asset pool as New Accounts.

     In addition to the permitted additions described above, the transferor or transferors to an asset pool will be required to transfer to that asset pool receivables arising in Additional Accounts, to transfer to that asset pool additional collateral certificates or to cause to be increased the
Invested Amount of one or more existing collateral certificates included in that asset pool if, at the end of any Monthly Period, (i) the Transferor
Amount for that asset pool for that Monthly Period and the prior Monthly
Period is less than the Required Transferor Amount for that asset pool for each such Monthly Period, or (ii) the Pool Balance for that asset pool for such Monthly Period is less than the Required Pool Balance for that asset pool for such Monthly Period. In such event, such transferor or transferors will, on or before the thirtieth Business Day after the end of such Monthly
Period (unless the Transferor Amount for that asset pool exceeds the Required
Transferor Amount for that asset pool and the Pool Balance for that asset pool exceeds the Required Pool Balance for that asset pool, in each case as of the end of any Business Day during the period between the end of the prior
Monthly Period and such addition date), make an addition to that asset pool in a sufficient amount so that, after giving effect to such addition, the
Transferor Amount for that asset pool is at least equal to the Required
Transferor Amount for that asset pool and the Pool Balance for that asset pool is at least equal to the Required Pool Balance for that asset pool.

     When a transferor to an asset pool transfers receivables in Additional
Accounts or additional collateral certificates to an asset pool or when it causes to be increased the Invested Amount of an existing collateral

                                        68

certificate included in that asset pool, it must satisfy several conditions.
The related prospectus supplement will specify the conditions for such addition or increase.

     In addition to the periodic reports otherwise required to be filed by the servicer with the SEC under the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the issuer, a Report on
Form 8-K with respect to any addition to an asset pool of receivables in
Additional Accounts or additional collateral certificates that would have a material effect on the composition of the assets in that asset pool.

Removal of Assets

     The transferor or transferors to an asset pool may, but will not be obligated to, designate accounts and the receivables arising under those accounts for removal from an asset pool. The removal could occur for a number of reasons, including a determination by such transferor or transferors that an asset pool contains more receivables than such transferor or transferors are obligated to retain in that asset pool under the applicable asset pool supplement or a determination that the transferors do not desire to obtain additional financing through the issuance trust at such time. As long as the removal of accounts from an asset pool satisfies the conditions listed in the related prospectus supplement, the removed accounts may, individually or in the aggregate, be of a higher credit quality than the accounts that remain in such asset pool. In connection with such a removal, the indenture trustee will be required to transfer all receivables in those removed accounts back to the applicable transferor or transferors, whether the receivables already exist or arise after the designation.

     A transferor's rights to removal are subject to the satisfaction of several conditions listed in the related prospectus supplement.

Issuer Trust Accounts

     The issuer will establish issuer trust accounts for each asset pool. The issuer has established a collection account for Asset Pool One for the purpose of receiving collections on the receivables included in Asset Pool
One and collections on any other assets in Asset Pool One, including collections on any collateral certificates that are included in Asset Pool
One at a later date.

     The issuer will also establish for each asset pool an excess funding account. The issuer has established an excess funding account for Asset Pool
One for the purpose of depositing Principal Collections allocated to Asset
Pool One that would otherwise be paid to the holders of the Transferor
Certificate for Asset Pool One at a time when (i) the Transferor Amount for
Asset Pool One is, or as a result of a payment would become, less than the
Required Transferor Amount for Asset Pool One or (ii) the Pool Balance for
Asset Pool One is, or as a result of a payment would become, less than the
Required Pool Balance for Asset Pool One.

     If so specified in the related prospectus supplement, the issuer may establish additional trust accounts, referred to as supplemental accounts, for any series, class or tranche of notes secured by an asset pool.

     The supplemental accounts described in this section are referred to as issuer trust accounts. Issuer trust accounts are Eligible Deposit Accounts and amounts maintained in issuer trust accounts may only be invested in
Eligible Investments.

Derivative Agreements

     A series, class or tranche of notes may have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the issuer will receive payments from counterparties to the

                                        69

derivative agreements in exchange for the issuer's payments to them, to the extent required under the derivative agreements. The specific terms of any derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement.  Centurion, FSB or TRS or any of their affiliates may be counterparties to a derivative agreement.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity
Agreements

   A series, class or tranche of notes may have the benefit of one or more additional forms of supplemental credit enhancement – referred to herein as supplemental credit enhancement agreements – such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, a series, class or tranche of notes may have the benefit of one or more forms of supplemental liquidity agreements – referred to herein as supplemental liquidity agreements – such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement. TRS, Centurion, FSB or any of their affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Sale of Assets

     Assets in an asset pool may be sold following (i) an event of default and acceleration of a series, class or tranche of notes secured by that asset pool and (ii) the legal maturity date for a series, class or tranche of notes secured by that asset pool. See "The Indenture—Events of Default" in this prospectus.

     If an event of default occurs and a series, class or tranche of notes is accelerated before its legal maturity date, the issuer may sell assets in that asset pool if the conditions described in "The Indenture—Events of
Default" and "—Events of Default Remedies" in this prospectus are satisfied and, with respect to subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

     Any sale of assets in the related asset pool for a tranche of subordinated notes of a multiple tranche series may be delayed for that tranche but not beyond the legal maturity date of that tranche if repayment would result in insufficient enhancement being available for the senior notes of that series until (i) the senior notes are prefunded sufficiently, (ii)
enough senior notes are repaid, or (iii) new subordinated notes have been issued and, as a result, the tranche of subordinated notes is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a tranche of senior notes directs a sale of assets in the related asset pool, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes of that series.

     If the Nominal Liquidation Amount of a series, class or tranche of notes is greater than zero on the legal maturity date of that series, class or tranche, after giving effect to any allocations, deposits and payments to be made on such date, the sale of assets in the related asset pool will take place no later than seven Business Days following the legal maturity date of that series, class or tranche. In a multiple tranche series, this sale of assets will take place regardless of the subordination requirements of any senior notes of that series. Proceeds from the sale, amounts on deposit in the issuer trust accounts for that series, class or tranche and any other amounts available to such noteholders will be immediately paid to the noteholders of that series, class or tranche.

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     Unless otherwise specified in the related prospectus supplement, the principal amount of assets designated for sale will be an amount not to exceed the Nominal Liquidation Amount of the related series, class or tranche of notes plus any accrued, past due and additional interest on those notes.

     The Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero upon such sale even if the proceeds of that sale, amounts on deposit in issuer trust accounts for that series, class or tranche and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections with respect to that asset pool will no longer be allocated to that series, class or tranche of notes. The notes of that series, class or tranche will be considered to be paid in full and the holders of that series, class or tranche of notes will have no further right or claim and the issuer will have no further obligation or liability for principal of and interest on those notes. Unless otherwise specified in the related prospectus supplement, noteholders of that series, class or tranche will receive the proceeds of the sale in an amount not to exceed the outstanding dollar principal amount of their notes, plus any accrued, past due and additional interest on such notes. The notes of that series, class or tranche will no longer be outstanding under the indenture (or any supplement thereto) once the sale occurs.

     After giving effect to a sale of assets in the related asset pool for a series, class or tranche of notes, the amount of proceeds and other amounts on deposit in the issuer trust accounts for that series, class or tranche may be less than the outstanding dollar principal amount of that series, class or tranche. This deficiency can arise due to unreimbursed reductions in the
Nominal Liquidation Amount of that series, class or tranche or if the sale price for the assets was less than the outstanding dollar principal amount of that series, class or tranche. Unless otherwise specified in the related prospectus supplement, these types of deficiencies will not be reimbursed.

Representations and Warranties

     Each transferor will make several  representations  and warranties to the issuer in the transfer and servicing agreement.

   Regarding No Conflict

     Each transferor will make certain  representations  and warranties to the issuer in the transfer  and  servicing  agreement  to the effect  that,  among other things, as of each issuance date of a series, class or tranche of notes:

    •
      the  execution  and  delivery by such  transferor  of the  transfer  and servicing  agreement,  each  applicable  asset pool  supplement and each other document  relating to the issuance to which it is a party will not conflict  with any law or any other  agreement to which such  transferor is a party; and

    •
      all required  governmental  approvals in  connection  with the execution
      and  delivery  by  such   transferor   of  the  transfer  and  servicing
      agreement,   each  applicable  asset  pool  supplement  and  each  other document  relating  to the  issuance  have been  obtained  and remain in force and effect.

   Regarding Enforceability

     Each transferor will make certain  representations  and warranties to the issuer in the transfer  and  servicing  agreement  to the effect  that,  among other things:

    •
      as of each  issuance date of a series,  class or tranche of notes,  such transferor is validly  existing  under the laws of the  jurisdiction  of its organization and has the authority to consummate the issuance;

                                        71

    •
      as of (i) each  issuance  date of a series,  class or  tranche of notes,
      (ii) each date Additional  Accounts are designated and their receivables transferred  to an  asset  pool  or one or  more  additional  collateral certificates  are  transferred  to an asset pool and (iii) each date the
      Invested  Amount of an existing  collateral  certificate  included in an asset pool is  increased,  the transfer and  servicing  agreement,  each applicable  asset pool  supplement and each other  document  relating to the  issuance  to which it is a party  constitutes  a legal,  valid  and binding obligation enforceable against such transferor; and

    •
      as of (i) each issuance date of a series,  class or tranche of notes and
      (ii) each date Additional  Accounts are designated and their receivables transferred  to an  asset  pool  or one or  more  additional  collateral certificates  are  transferred  to an asset  pool,  the  issuer  has all right,  title  and  interest  in  the  receivables  and  any  collateral certificates  transferred to such asset pool by such transferor or has a first priority  perfected security interest in these receivables and any collateral certificates.

      In the  event of a  material  breach of any of the  representations  and warranties  described  in the above  paragraphs  that has a  material  adverse
effect  on  the  noteholders'   interest  in  the  receivables  or  collateral
certificates or the  availability of the proceeds thereof to the issuer (which determination  will be made without regard to whether funds are then available pursuant  to  any  supplemental  credit  enhancement),  either  the  indenture trustee or holders of notes secured by the  applicable  asset pool  evidencing more than 50% of the outstanding  dollar principal amount of all notes secured by that asset pool,  by written  notice to the  transferor or  transferors  to that asset pool and the  servicer  (and to the  indenture  trustee if given by
such   noteholders),   may  direct  the  related   transferor  to  accept  the
reassignment  of the  receivables or the collateral  certificates  included in that asset pool within 60 days of such  notice,  or within such longer  period specified in such notice.  The related  transferor will be obligated to accept the reassignment of such  receivables or collateral  certificates on the First
Note Transfer Date  following  the Monthly  Period in which such  reassignment obligation  arises.  Such  reassignment  will  not  be  required  to be  made, however, if:

    •  at  the  end  of  such  applicable  period,  the   representations  and
       warranties shall then be true and correct in all material respects, and

    •  any  material  adverse  effect  caused by such  breach  shall have been cured.

    The price for such  reassignment  will be the Reassignment  Amount. On the
First  Note  Transfer  Date   following  the  Monthly  Period  in  which  such
reassignment  obligation  arises,  the applicable  transferor will deposit the portion of the  Reassignment  Amount  attributable to the applicable  notes in the  collection  account for the related asset pool to be treated as Principal
Collections or Finance Charge  Collections.  The payment of such  Reassignment
Amount in immediately  available funds will be considered a payment in full of
the   noteholders'   interest  and  such  funds  will  be   distributed   upon
presentation  and surrender of the related notes. If the indenture  trustee or holders of notes  secured by the related  asset pool give a notice as provided above,  the  obligation  of the  transferors  to make  any such  deposit  will constitute  the sole remedy  respecting  a breach of the  representations  and warranties  available to those  noteholders or the indenture trustee on behalf of those noteholders.

    On each  issuance  date of a  series,  class  or  tranche  of  notes,  the
indenture   trustee   will   authenticate   and  deliver  one  or  more  notes
representing  that series,  class or tranche,  in each case against payment to the  transferors of the net proceeds of the sale of the notes.  In the case of the issuance date for the first series of notes,  the  indenture  trustee will register in the  issuer's  books and records the  uncertificated  interests of the transferors in the Transferor Amount for each asset pool.

    In connection  with each  transfer of  receivables  to an asset pool,  the computer  records relating to such receivables will be marked to indicate that those  receivables  have been  conveyed to that asset pool.  In addition,  the indenture  trustee will be provided with a computer file or a microfiche  list containing  a true and  complete

                                        72

list  showing  for each  account,  as of the applicable  date of designation, its account number and the aggregate  amount of  receivables  in such  account.
In connection  with  each  transfer  of a collateral  certificate  to  an asset pool,  the  official  records  of  the applicable transferor  will  be marked to indicate  that  such  collateral certificate  has been  transferred to an asset pool and the indenture  trustee will be provided with a list showing each collateral  certificate  transferred to an asset pool.

    The transferors will retain and will not deliver to the indenture  trustee any other records or agreements  relating to the accounts,  the receivables or any  collateral  certificates.  Except as set forth  above,  the  records  and agreements  relating  to the  accounts,  the  receivables  and any  collateral certificates  will not be segregated  from those  relating to other  accounts,
receivables  or  collateral  certificates,   and  the  physical  documentation
relating to the accounts,  receivables or collateral  certificates will not be stamped or marked to reflect the  transfer to a  transferor  or an asset pool.
Each  transferor  has filed and is required to file UCC  financing  statements for the transfer of the  receivables  or collateral  certificates  to an asset pool meeting the  requirements  of  applicable  state law. See "Certain  Legal
Aspects of the Receivables" in this prospectus.

   Regarding the Accounts, the Receivables and the Collateral Certificates

     Under  the  transfer  and  servicing  agreement,  each  transferor  makes representations  and warranties to the issuer to the effect that,  among other things:

    •  as of each  applicable  date on  which an  account  is  selected  to be included in an asset pool's  Portfolio,  referred to in this prospectus and the related  prospectus  supplement  as the  selection  date,  each account was an Eligible Account;

    •  as of each applicable  selection  date,  each of the  receivables  then existing in the accounts was an Eligible Receivable;

    •  as of the date of creation of any new  receivable,  such  receivable is an Eligible Receivable; and

    •  as of each date on which a collateral  certificate is transferred to an asset pool,  such  collateral  certificate  is an  Eligible  Collateral
       Certificate.

If a transferor  materially breaches any representation and warranty described in this  paragraph,  and  such  breach  remains  uncured  for 60 days (or such longer  period,  not in excess of 120 days,  as to which the  servicer and the indenture  trustee  agree) after the earlier to occur of the  discovery of the breach by such  transferor and receipt of written notice of the breach by such transferor,  and the breach has a material  adverse effect on the noteholders'
interest in that receivable or collateral  certificate,  all of the Ineligible
Receivables or Ineligible  Collateral  Certificates will be reassigned to such transferor  on the terms and  conditions  set forth below.  In such case,  the
Ineligible   Receivable  or  the   Ineligible   Collateral   Certificate,   as
applicable,  will no longer be included as part of the issuer's assets and the account  related to the  Ineligible  Receivable  will no longer be included in the related asset pool's Portfolio.

     An Ineligible  Receivable will be reassigned to the related transferor on or before the Monthly Period in which such  reassignment  obligation arises by the servicer  deducting the portion of such  Ineligible  Receivable  that is a principal  receivable from the aggregate amount of principal  receivables used to calculate the Transferor  Amount and the Pool Balance for the related asset
pool.  An  Ineligible  Collateral   Certificate  shall  be  delivered  by  the
indenture trustee to the applicable  transferor with a valid assignment in the name of such transferor for cancellation by such transferor,  and the servicer
will  deduct  the  Invested   Amount  of  each  such   Ineligible   Collateral
Certificate  from the  Transferor  Amount and the Pool Balance for the related asset pool. In the event that the exclusion of an Ineligible  Receivable or an
Ineligible  Collateral  Certificate  from the  calculation  of the  Transferor
Amount or the Pool  Balance  for an asset  pool  would  cause  the  Transferor
Amount for that asset pool to be reduced below the Required  Transferor Amount for that  asset  pool or the Pool  Balance  for that  asset pool to be reduced below the Required Pool Balance for that asset pool or would  otherwise not be permitted  by law,

                                        73

on the First Note  Transfer  Date  following  the  Monthly Period  in  which
such  reassignment   obligation   arises,   the  applicable transferor  will
make a deposit in the excess  funding  account for that asset pool in immediately  available funds in an amount equal to the amount by which (x) the
Transferor  Amount for that  asset  pool  would be reduced  below the
Required  Transferor  Amount or (y) the Pool Balance for that asset pool would be reduced below the Required Pool Balance for that Asset Pool.

     The  reassignment of any Ineligible  Receivable or Ineligible  Collateral
Certificate to the related  transferor,  and the obligation of that transferor to make  deposits into the excess  funding  account for the related asset pool as described in the preceding  paragraph,  is the sole remedy  respecting  any breach  of the  representations  and  warranties  described  in the  preceding
paragraphs  with  respect  to  such   receivable  or  collateral   certificate
available to the holder of notes  secured by that asset pool or the  indenture trustee on behalf of those noteholders.

   Additional Representations and Warranties in the Prospectus Supplement

     The   accompanying   prospectus   supplement   may   specify   additional
representations  and warranties  made by the  transferors  when your notes are issued.  It is not required or  anticipated  that the  indenture  trustee will make any  initial  or  periodic  general  examination  of the  receivables  or collateral  certificates  or  any  records  relating  to  the  receivables  or collateral  certificates  for the  purpose of  establishing  the  presence  or absence of defects,  the  compliance by the  transferors  of their  respective representations  and warranties or for any other purpose.  In addition,  it is not  anticipated or required that the indenture  trustee will make any initial
or  periodic   general   examination  of  the  servicer  for  the  purpose  of
establishing  the  compliance  by the  servicer  with its  representations  or warranties or the  performance  by the servicer of its  obligations  under the transfer and servicing  agreement or each applicable  asset pool supplement or for any other purpose.  The servicer,  however,  will deliver to the indenture trustee  on or before  March 31 of each  calendar  year an  opinion of counsel with respect to the validity of the interest of the  indenture  trustee in and to the  receivables,  any collateral  certificates and certain other assets of the issuer.

Limited Recourse to the Issuer; Security for the Notes

     Only the portion of Finance Charge Collections and Principal Collections
allocable to a series, class or tranche of notes after giving effect to all allocations and reallocations, funds on deposit in the applicable issuer trust accounts, funds available pursuant to any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, and proceeds of sales of assets will provide the source of payment for principal of and interest on any series, class or tranche of notes. Noteholders will have no recourse to any other assets of the issuer, including any assets transferred to another asset pool, or any other person or entity for the payment of principal of and interest on the notes.

     The notes supported by an asset pool are secured by a shared security interest in the assets of that asset pool, including the related collection account and excess funding account, but each series, class or tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture, the related asset pool supplement and the related indenture supplement. A series, class or tranche of notes may also be secured by a security interest in any applicable supplemental account and any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement.

Certain Matters Regarding the Servicer and the Administrator of the Issuance
Trust

      TRS will service the receivables arising in the portfolios of consumer, small business and corporate accounts owned by TRS, Centurion, FSB or any of their affiliates, which are included in an asset pool pursuant to the transfer and servicing agreement and the related asset pool supplement. As compensation for the

                                        74

performance of its obligations as servicer and as reimbursement for its expenses related thereto, TRS will be entitled to a servicing fee in the amounts and at the times specified in the related prospectus supplement.

    The servicer may not resign from its obligations and duties under the transfer and servicing agreement except:

    (i)           upon determination that the performance of such obligations and duties is no longer permissible under applicable law, or

    (ii)    if such obligations and duties are assumed by an entity that has satisfied the Rating Agency Condition.

    No such resignation will be come effective until the indenture trustee or a successor to the servicer has assumed the servicer's obligations and duties under the transfer and servicing agreement. Notwithstanding the foregoing, the servicer may assign part or all of its obligations and duties as servicer under the transfer and servicing agreement if such assignment satisfies the
Rating Agency Condition. [TRS may assign or delegate all or part of its rights, duties and obligations as servicer to Centurion within the next two years.]

    Any person into which, in accordance with the transfer and servicing agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the transfer and servicing agreement.

    In addition, TRS or any of its affiliates will be the administrator of the issuer and will agree, to the extent provided in the transfer and servicing agreement, to provide notices and to perform on behalf of the issuer all administrative obligations required by the indenture and as described in the transfer and servicing agreement. As compensation for its performance of the administrator's obligations under the transfer and servicing agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly fee of $5000 to be paid by the transferors.

Servicer Covenants

    In the transfer and servicing agreement,  the servicer has agreed that, as to the  receivables  included  in any  asset  pool  and the  related  accounts designated to be included in the Portfolio of any asset pool, it will:

     •   duly satisfy all  obligations on its part to be fulfilled under or in connection  with the  receivables or the related  accounts,  and will maintain  in effect all  qualifications  required in order to service the  receivables or accounts,  the failure to comply with which would have a material  adverse  effect on the  noteholders  of any  series, class or tranche of notes;

     •   not authorize  any  rescission or  cancellation  of the  receivables, except  as  ordered  by a court of  competent  jurisdiction  or other governmental authority;

     •   take no action to impair  the  rights of the  issuer,  the  indenture trustee or the  noteholders of any series,  class or tranche of notes in the receivables or the related accounts; and

     •   not  reschedule,  revise or defer  payments  due on the  receivables, except in accordance  with its guidelines for servicing  receivables;
         and

     •   except in connection with its enforcement or collection of an account, take no action to cause any receivables to be evidenced by any instrument (as defined in the UCC) and, if any receivable is so

                                        75

         evidenced as a result of the servicer's action, it shall be deemed to be an Ineligible Receivable and shall be assigned to the servicer as provided below; provided, however, that such receivables evidenced by instruments taken from obligors in the ordinary course of the servicer's collection efforts shall not be deemed Ineligible
         Receivables solely as a result thereof.

   Under the terms of the transfer and servicing agreement, in the event any of the representations, warranties or covenants of the servicer contained in the clauses above is breached, and such breach has a material adverse effect on the indenture trustee's interest in such receivable (which determination shall be made without regard to the availability of funds under any derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the indenture trustee and the transferors) from the earlier to occur of the discovery of such event by the servicer, or receipt by the servicer of written notice of such event given by a transferor or the indenture trustee, then all receivables in the account or accounts to which such event relates shall be assigned to the servicer on the terms and conditions set forth below; provided, however, that such receivables will not be assigned to the servicer if, on any day prior to the end of such 60-day or longer period:

     •   the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects, and

     •   the servicer shall have delivered to the transferors and the indenture trustee an officer's certificate describing the nature of such breach and the manner in which such breach was cured.

     Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivables in the collection account for the related asset pool on the First Note Transfer Date following the Monthly
Period during which such obligation arises. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the noteholders of any series, class or tranche of notes if such representation, warranty or covenant of the servicer is not satisfied and the interest of the indenture trustee in any such reassigned receivables shall be automatically assigned to the servicer.

Servicer Default

    In the event of any Servicer Default, either the indenture trustee or noteholders evidencing more than 50% of the aggregate outstanding dollar principal amount of all affected series of notes, by written notice to the servicer (and to the indenture trustee if given by the noteholders) may terminate all of the rights and obligations of the servicer, as servicer, under the transfer and servicing agreement. The indenture trustee will appoint a new servicer. If the only Servicer Default is bankruptcy-, insolvency-, receivership- or conservatorship-related, however, the bankruptcy trustee, the receiver or the conservator for the servicer or the servicer itself as debtor-in-possession may have the power to prevent the indenture trustee or noteholders from appointing a successor servicer. See
"Risk Factors—Regulatory action or the conservatorship, receivership, or bankruptcy of TRS, Centurion, FSB, or any of their affiliates could result in accelerated, delayed, or reduced payments to you" in this prospectus.

    The rights and interests of the transferors under the transfer and servicing agreement and in the Transferor Interest of each asset pool will not be affected by any termination notice or service transfer. If the indenture trustee within 60 days of receipt of a termination notice does not receive any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that the servicer cannot in good faith cure the Servicer Default that gave rise to the termination notice, then the indenture trustee shall, except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the transferors a right of first refusal to purchase the noteholders' interest for all series of notes. This right of first refusal may be exercised by the transferors on the First Note Transfer
Date in the next

                                        76

Monthly Period. The purchase price for the noteholders' interest will be equal to the sum of the amounts specified therefor for each outstanding series of notes in the related prospectus supplements and, for any notes offered hereby, in such prospectus supplement.

     The indenture trustee shall, as promptly as possible after giving a termination notice, appoint a successor servicer. Because TRS, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to perform adequately the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the applicable asset pool supplement. If no successor servicer has been appointed by the indenture trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the transfer and servicing agreement shall pass to and be vested in the indenture trustee. The
Bank of New York, the indenture trustee, does not have credit or charge card operations. If The Bank of New York is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the applicable asset pool supplement may not be sufficient to cover its actual costs and expenses of servicing the receivables. Prior to any appointment of a successor servicer, the indenture trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the transfer and servicing agreement to serve as a successor servicer of servicing compensation not in excess of the servicing fee for each asset pool plus any amounts payable to the transferors pursuant to the transfer and servicing agreement and other related securitization agreements. If the indenture trustee is legally unable to act as servicer, it will petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the transfer and servicing agreement. The indenture trustee will notify each rating agency that has rated any outstanding series, class or tranche of notes, the transferors and the administrator upon the removal of the servicer and upon the appointment of a successor servicer.

Evidence as to Compliance

     The transfer and servicing agreement provides that on or before March 31 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the transferors) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the servicer and examined certain documents and records relating to the servicing of the receivables and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the transfer and servicing agreement and applicable provisions of each related securitization agreement, except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as will be set forth in such statement.
Such report will set forth the agreed-upon procedures performed.

     The transfer and servicing agreement provides for delivery to the indenture trustee, the owner trustee, the transferors and each rating agency that has rated any outstanding series, class or tranche of notes on or before
March 31 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer has, or has caused to be, fully performed its obligations in all material respects under the transfer and servicing agreement throughout the preceding year or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the indenture trustee may be obtained by a request in writing delivered to the indenture trustee.

                                        77

Indemnification

      The transfer and  servicing  agreement  provides  that the servicer will indemnify the issuer,  the owner  trustee and the  indenture  trustee from and against any loss, liability,  expense,  damage or injury suffered or sustained arising out of certain of the servicer's  actions or omissions with respect to the issuer  pursuant to the transfer and  servicing  agreement and the related asset pool supplement.

      Under the transfer and servicing agreement,  the transferors have agreed to be  liable  directly  to an  injured  party  for the  entire  amount of any liabilities  of the issuance  trust (other than those incurred by a noteholder in the  capacity of an investor in the notes of any series,  class or tranche)
arising out of or based on each of the  arrangements  created by the  transfer and  servicing  agreement  and the  actions  of the  servicer  taken  pursuant thereto as though the transfer and servicing  agreement  created a partnership under the New York  Uniform  Partnership  Act in which each  transferor  was a general partner.

      Except as provided in the two  preceding  paragraphs,  the  transfer and servicing  agreement  provides that neither the  transferors  nor the servicer nor any of their respective directors,  officers, employees, members or agents will be under any other  liability to the issuance  trust,  the owner trustee, the indenture trustee,  the noteholders,  any provider of supplemental  credit enhancement or any other person for any action taken,  or for refraining  from taking any  action,  in good faith  pursuant  to the  transfer  and  servicing
agreement.   However,  neither  the  transferors  nor  the  servicer  will  be protected  against any liability which would otherwise be imposed by reason of willful  misfeasance,  bad  faith or gross  negligence  of a  transferor,  the servicer or any such person in the  performance  of their  duties or by reason of reckless disregard of their obligations and duties thereunder.

      In addition,  the transfer and  servicing  agreement  provides  that the servicer is not under any  obligation  to appear in,  prosecute  or defend any legal action which is not incidental to its servicing  responsibilities  under
the  transfer  and  servicing  agreement.   The  servicer  may,  in  its  sole
discretion,  undertake  any such legal action  which it may deem  necessary or desirable  for the benefit of  noteholders  with  respect to the  transfer and servicing  agreement and the rights and duties of the parties  thereto and the interests of the noteholders thereunder.

Collection and Other Servicing Procedures

    Pursuant to the transfer and servicing agreement, the servicer, whether acting itself or through one or more subservicers, is responsible for servicing, collecting, enforcing and administering the receivables in accordance with customary and usual procedures for servicing similar credit or charge receivables.

    Servicing activities to be performed by the servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, providing billing and tax records to accountholders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the issuance trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the indenture trustee pursuant to the transfer and servicing agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the issuance trust and providing related data processing and reporting services for noteholders and on behalf of the indenture trustee.

    The transfer and servicing agreement provides that the servicer may delegate its duties under that agreement to any entity that agrees to conduct such duties in accordance with the transfer and servicing agreement and the account guidelines set forth therein. Notwithstanding any such delegation, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement and any related securitization agreement.

                                        78

Merger or Consolidation of a Transferor or the Servicer

    The transfer and servicing agreement provides that a transferor may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless:

    (i)     the surviving entity is organized under the laws of the United
         States of America, any state thereof or the District of Columbia;

    (ii) in a supplement to the transfer and servicing agreement, the surviving entity expressly assumes the applicable transferor's obligations under the transfer and servicing and each related securitization agreement;

    (iii)   the applicable transferor shall have delivered to the owner trustee and the indenture trustee an officer's certificate and on opinion of counsel regarding the enforceability of the assumption agreement against the surviving entity and an Issuer Tax Opinion;

    (iv) all filings required to perfect the issuer's interest in any receivables or collateral certificates to be conveyed by the surviving entity shall have been duly made and copies thereof shall have been delivered to the indenture trustee and the owner trustee;

    (v)  the indenture trustee and the owner trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the transfer and servicing agreement; and

    (vi) the applicable transferor shall have delivered notice of the consolidation, merger or sale to each rating agency that has rated any outstanding series, class or tranche of notes.

    Under the transfer and servicing agreement, the servicer may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless, among other things:

    (i)  the surviving entity is an eligible servicer under the transfer and servicing agreement;

    (ii) the surviving entity is organized under the laws of the United
         States of America, any state thereof or the District of Columbia; and

    (iii)   in a supplement to the transfer and servicing agreement, the surviving entity expressly assumes the servicer's obligations under the transfer and servicing agreement and each related securitization agreement.

Assumption of a Transferor's Obligations

    The transfer and servicing agreement permits a transfer of all or a portion of a transferor's charge or credit accounts and the receivables arising thereunder. This transfer may include all (but not less than all) of the accounts and such transferor's remaining interest in the receivables arising thereunder and its interest in the issuance trust, together with all servicing functions and other obligations under the transfer and servicing agreement or relating to the transactions contemplated thereby, to another entity that may or may not be affiliated with that transferor. Pursuant to the transfer and servicing agreement, each transferor is permitted to assign, convey and transfer these assets and obligations to such other entity, without the consent or approval of the noteholders of any series, class or tranche of notes, if the following conditions, among others, are satisfied:

                                        79

    (i)     the assuming entity is organized under the laws of the United
States of America, any state thereof or the District of Columbia;

    (ii) in a supplement to the transfer and servicing agreement, the assuming entity expressly assumes the applicable transferor's obligations under the transfer and servicing agreement and each related securitization agreement;

    (iii)   the applicable transferor shall have delivered to the indenture trustee and the owner trustee an officer's certificate and an opinion of counsel regarding the enforceability of the assumption agreement against the assuming entity and an Issuer Tax Opinion;

    (iv) all filings required to perfect the issuer's interest in any receivables or collateral certificates to be conveyed by the assuming entity shall have been duly made and copies thereof shall have been delivered to the indenture trustee and the owner trustee;

    (v)  the indenture trustee and the owner trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the transfer and servicing agreement; and

    (vi) if the assuming entity is not eligible to be a debtor under the
United States Bankruptcy Code, the applicable transferor shall have delivered notice of such transfer and assumption to each rating agency that has rated any outstanding series, class or tranche of notes. If the assuming entity is eligible to be a debtor in a case under the United States Bankruptcy Code, the applicable transferor shall have delivered copies of each such written notice to the servicer, each other transferor, the owner trustee and the indenture trustee and the Rating Agency Condition shall have been satisfied.

    The transfer and servicing agreement provides that the transferors, the assuming entity, the servicer, the issuer, the indenture trustee and the owner trustee may enter into amendments to the transfer and servicing agreement to permit the transfer and assumption described above without the consent of the noteholders of any series, class or tranche of notes. After any permitted transfer and assumption, the assuming entity will be considered a transferor for all purposes hereof, and the applicable transferor will have no further liability or obligation under the transfer and servicing agreement or any related securitization agreement.

                                        80

                                The Indenture

     The notes will be issued pursuant to the terms of the indenture, an asset pool supplement and a related indenture supplement. The following discussion and the discussions under "The Notes" in this prospectus and certain sections in the prospectus summary summarize the material terms of the notes, the indenture, the related asset pool supplement and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the related asset pool supplement and the related indenture supplement.

Indenture Trustee

     The Bank of New York is the trustee under the indenture (and any supplement thereto) for each series, class and tranche of notes issued by the issuer. Its principal corporate trust office is located at 101 Barclay
Street, Floor 8 West, Attention: Asset Backed Securities, New York, New York
10286.

     Under the terms of the indenture, the issuer has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee's limited responsibilities include the following:

     • to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

     • to authenticate, deliver, cancel and otherwise administer the notes;

     • to maintain custody of any collateral certificates;

     • to establish and maintain necessary issuer trust accounts and to maintain accurate records of activity in those accounts;

     • to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

     • to invest funds in the issuer trust accounts at the direction of the issuer;

     • to represent the noteholders in interactions with clearing agencies and other similar organizations;

     • to distribute and transfer funds at the direction of the issuer, as applicable, in accordance with the terms of the indenture;

     • to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

     • to perform certain other administrative functions identified in the indenture.

     In addition, the indenture trustee has the discretion to require the issuer to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the receivables and any applicable collateral certificate. The indenture trustee is not liable for any errors of judgment as long as the errors are made

                                        81

in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from
Eligible Investments.

     If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See "The Indenture—Events of
Default Remedies" in this prospectus. The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

     • demand immediate payment by the issuer of all principal of, and any accrued, past due and additional interest on, the notes;

     • enhance monitoring of the securitization;

     • protect the interests of the noteholders in the receivables or any collateral certificate in a bankruptcy or insolvency proceeding;

     • prepare and send timely notice to noteholders of the event of default;

     • institute judicial proceedings for the collection of amounts due and unpaid;

     • rescind and annul a declaration of acceleration of the notes at the direction of the noteholders following an event of default; and

     • cause the issuer to sell assets in the related asset pool (see
       "Sources of Funds to Pay the Notes—Sale of Assets" in this prospectus).

Following an event of default, the majority holders of any affected series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (i) the action so directed is unlawful or conflicts with the indenture, (ii) the action so directed would involve it in personal liability or (iii) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

     If a Servicer Default occurs, in addition to the responsibilities described above, the indenture trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the transfer and servicing agreement. See "Sources of Funds to Pay the Notes—Servicer Default"
in this prospectus.

     The indenture trustee may resign at any time by giving written notice to the issuer. The issuer may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture (and any supplement thereto), the indenture trustee fails to comply with the Trust
Indenture Act of 1939, as amended, or if the indenture trustee becomes insolvent. In all such circumstances, the issuer must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. If an instrument of acceptance by a successor indenture trustee has not been delivered to the indenture trustee within 30 days of giving notice of resignation or removal, the indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

                                        82

     The issuer or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Issuer Covenants

     The issuer will not, among other things:

     •   claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law (including foreign withholding),

     •   voluntarily dissolve or liquidate, or

     •   permit (i) the validity or effectiveness of the indenture (or any supplement thereto) to be impaired, or permit the lien created by the indenture (or any supplement thereto) to be amended,
         hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (ii) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the indenture trustee created by the indenture (or any supplement thereto)) to be created on or extend to or otherwise arise upon or burden the collateral transferred an asset pool securing the notes or proceeds thereof or (iii) the lien in favor of the indenture trustee of the indenture (or any supplement thereto)
         not to constitute a valid first priority security interest in the collateral transferred to an asset pool.

     The issuer may not engage in any activity other than the activities set forth in the trust agreement, the material provisions of which are described in "The Issuer" in this prospectus.

     The issuer will also covenant that if:

     •   the issuer defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

     •   the issuer defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

and that default continues beyond any specified grace period provided with respect to that series, class or tranche of notes, the issuer will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus and the related prospectus supplement, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, the issuer will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuer fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

                                        83

Early Amortization Events

     The issuer will be required to repay in whole or in part, to the extent that funds are available for repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of the same series, each affected series, class or tranche of notes upon the occurrence of an early amortization event.

     Early amortization events include the following:

     •   the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

     •   with respect to any series, class or tranche of notes, the occurrence of the expected final payment date of such series, class or tranche of notes;

     •   the issuer becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     •   the occurrence of certain events of bankruptcy or insolvency of the related transferor; and

     •   with respect to any series, class or tranche of notes, any additional early amortization event specified in the related prospectus supplement.

   The amount repaid with respect to a series, class or tranche of notes will equal the outstanding dollar principal amount of that series, class or tranche, plus any accrued, past due and additional interest to but excluding the date of repayment. If the amount of Finance Charge Collections and
Principal Collections allocable to the series, class or tranche of notes to be repaid, together with funds on deposit in the applicable issuer trust accounts and any amounts payable to the issuer under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are insufficient to repay such amount in full on the next payment date after giving effect to the subordination provisions and all allocations and reallocations, monthly payments on the notes will thereafter be made on each payment date until the stated principal amount of the notes, plus any accrued, past due and additional interest, is paid in full, or the legal maturity date of the notes occurs, whichever is earlier. However, if so specified in the related prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement or other type of arrangement will not be repaid prior to such notes' expected final payment date.

     No Principal Collections will be allocated to a series, class or tranche of notes with a Nominal Liquidation Amount of zero, even if the stated
principal amount of that series, class or tranche has not been paid in full.
However, any funds previously deposited into the applicable issuer trust accounts and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest on that series, class or tranche of notes. In addition, if Finance Charge Collections are available, they can be applied to reimburse reductions in the Nominal
Liquidation Amount of that series, class or tranche due to charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

     Payments on notes that are repaid as described above will be made in the same priority as described in the related prospectus supplement. The issuer will give notice to holders of the affected notes of the occurrence of an early amortization event.

                                        84

Events of Default

     Each of the following events is an event of default for any affected series, class or tranche of notes:

     •   with respect to any series, class or tranche of notes, as
         applicable, the issuer's failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

     •   with respect to any series, class or tranche of notes, the issuer's failure to pay the stated principal amount of such series, class or tranche of notes on the applicable legal maturity date;

     •   the issuer's default in the performance, or breach, of any other of its covenants or warranties in the indenture (or any supplement thereto), for a period of 90 days after the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of any affected series, class or tranche has provided written notice requesting remedy of that breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period;

     •   the occurrence of certain events of bankruptcy or insolvency of the issuer; or

     •   with respect to any series, class or tranche of notes, any additional events of default specified in the prospectus supplement relating to that series, class or tranche.

     Failure to pay the full stated principal amount of a note on its expected final payment date will not constitute an event of default. An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

     It is not an event of default if the issuer fails to redeem or repay a note prior to its legal maturity date because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.

Events of Default Remedies

   The occurrence of an event of default involving the bankruptcy or insolvency of the issuer results in an automatic acceleration of all of the notes, without notice or demand to any person, and the issuer will automatically and immediately be obligated to pay off the notes to the extent funds are available. If other events of default occur and are continuing with respect to any series, class or tranche, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche may declare by written notice to the issuer the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of outstanding notes of the affected series, class or tranche.

     If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of the affected series, class or tranche at any time thereafter will, at any time thereafter sell or direct the sale of assets in the related asset pool as provided in the related prospectus supplement for that series, class or tranche of notes.

     In addition, a sale of assets in an asset pool following an event of default and acceleration of a tranche of subordinated notes of a multiple tranche series secured by that asset pool may be delayed as described under

                                        85

"Sources of Funds to Pay the Notes—Sale of Assets" in this prospectus if the payment is not permitted by the subordination provisions of the senior notes of the same series.

     If the Nominal Liquidation Amount of a series, class or tranche of notes is greater than zero on the legal maturity date, assets will be sold, as described in "Sources of Funds to Pay the Notes—Sale of Assets" in this prospectus.

     Upon the sale of assets in the related asset pool following (i) an event of default and acceleration of a series, class or tranche of notes secured by that asset pool and (ii) the legal maturity date of a series, class or tranche of notes secured by that asset pool, the Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero upon such sale even if the proceeds of that sale, amounts on deposit in issuer trust accounts for that series, class or tranche and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections with respect to that asset pool will no longer be allocated to that series, class or tranche of notes. The notes of that series, class or tranche will be considered to be paid in full and the holders of that series, class or tranche of notes will have no further right or claim and the issuer will have no further obligation or liability for principal of and interest on those notes. Unless otherwise specified in the related prospectus supplement, noteholders of that series, class or tranche will receive the proceeds of the sale in an amount not to exceed the outstanding dollar principal amount of their notes, plus any accrued, past due and additional interest on such notes. The notes of that series, class or tranche will no longer be outstanding under the indenture (or any supplement thereto) once the sale occurs.

     After giving effect to a sale of assets in the related asset pool for a series, class or tranche of notes, the amount of proceeds and other amounts on deposit in the issuer trust accounts for that series, class or tranche may be less than the outstanding dollar principal amount of that series, class or tranche. This deficiency can arise due to unreimbursed reductions in the
Nominal Liquidation Amount of that series, class or tranche or if the sale price for the assets was less than the outstanding dollar principal amount of that series, class or tranche. Unless otherwise specified in the related prospectus supplement, these types of deficiencies will not be reimbursed.

     Any money or other property collected by the indenture trustee in connection with a sale of assets in an asset pool following an event of default and acceleration with respect to a series, class or tranche of notes secured by that asset pool will be applied in the following priority, at the date fixed by the indenture trustee:

     •   first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture (and any supplement thereto), reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture (and any supplement thereto), or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of the issuer;

     •   second, to pay the amounts of principal and interest then due and unpaid with respect to the notes of that series, class or tranche;

     •   third, to pay any servicing fees owed to the servicer and any other fees or expenses then owing that series, class or tranche; and

     •   fourth, to pay any remaining amounts to the issuer.

                                        86

     If a sale of assets in the related asset pool does not take place following an event of default and acceleration of a series, class or tranche of notes secured by that asset pool, then:

     •   The issuer will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture, the related asset pool supplement and the related indenture supplement.

     •   Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received by the issuer and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

     •   If the accelerated notes are a tranche of subordinated notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated tranche of subordinated notes, prefunding of the senior notes of that series will begin, as provided in the applicable indenture supplement. Thereafter, payment will be made to the extent provided in the applicable indenture supplement.

     •   On the legal maturity date of the accelerated notes, if the Nominal
         Liquidation Amount of the accelerated notes is greater than zero, the indenture trustee will direct the sale of assets in that asset pool as provided in the related prospectus supplement.

     The holders of more than 66 2/3% of the outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture, the related asset pool supplement or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note, and such right will not be impaired without the consent of that noteholder;
provided, however, that the obligation to pay principal of and interest on the notes or any other amount payable to any noteholder will be without recourse to any transferor, indenture trustee, owner trustee or any affiliate, or any officer, employee, member or director thereof, and the obligation of the issuer to pay principal of and interest on the notes or any other amount payable to any noteholder will be subject to the allocation and payment provisions in the applicable asset pool supplement and the applicable indenture supplement and limited to amounts available (after giving effect to such allocation and payment provisions) from the collateral pledged to secure the notes of the applicable asset pool.

     Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture (and any supplement thereto) unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

     The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuer, the banks, TRS, any master trust or other securitization special purpose entity for which the banks, TRS, RFC V or any of their affiliates is transferor or servicer, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                        87

Meetings

     If a series, class or tranche of notes are issuable in whole or in part as bearer notes, a meeting of noteholders of the series, class or tranche of notes may be called at any time and from time to time pursuant to the indenture to make, give or take any action provided by the indenture (or any supplement thereto).

   The indenture trustee will call a meeting upon request of the issuer or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series, class or tranche issuable in whole or in part as bearer notes. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture. The indenture trustee may call a meeting of the holders of a series, class or tranche of notes at any time for any purpose.

     The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, as the case may be, unless a different percentage is specified for approving action taken at the meeting, in which case the quorum is such percentage.

Voting

     Any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be.

     Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

     Notes held by the issuer, the transferors or any of their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

Amendments to the Indenture, the Asset Pool Supplements and the Indenture
Supplements

     The issuer and the indenture trustee may amend, supplement or otherwise modify the indenture, any asset pool supplement or any indenture supplement without the consent of any noteholder upon delivery of an Issuer Tax Opinion as described under "—Tax Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuer's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, and upon delivery by the issuer to the indenture trustee of an officer's certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (i)
result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in the related asset pool. Such amendments to the indenture, any asset pool supplement or any indenture supplement may:

     •   evidence the succession of another entity to the issuer, and the assumption by such successor of the covenants of the issuer in the indenture (or any supplement thereto) and the notes;

     •   add to the covenants of the issuer, or have the issuer surrender any of its rights or powers under the indenture (or any supplement thereto), for the benefit of the noteholders of any or all series, classes or tranches;

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     •   cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture (or any supplement thereto), or make any other provisions with respect to matters or questions arising under the indenture (or any supplement thereto);

     •   add to the indenture (or any supplement thereto) certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

     •   establish any form of note, or to add to the rights of the holders of any series, class or tranche of notes;

     •   provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture (or any supplement thereto) as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

     •   add any additional early amortization events or events of default with respect to any or all series, classes or tranches of notes;

     •   provide for the consolidation of any master trust and the issuer into a single entity or the transfer of assets in the master trust to the issuer after the termination of all series of master trust investor certificates (other than the related collateral
         certificate);

     •   if one or more transferors are added to, or replaced under, a transfer and servicing agreement, a transfer and administration agreement or a related pooling and servicing agreement or trust agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture (or any supplement thereto) or any other related document;

     •   add assets to an asset pool;

     •   to establish an asset pool and to describe the terms of the asset pool or to add to the rights of noteholders whose notes are secured by an asset pool;

     •   provide for additional or alternative forms of credit enhancement for any tranche of notes;

     •   to comply with any regulatory, accounting or tax laws; or

     •   qualify for sale treatment under generally accepted accounting principles.

     The indenture, any asset pool supplement or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of an Issuer Tax Opinion as described under "—Tax
Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuer's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture, any asset pool supplement or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture, any asset pool supplement or any indenture supplement, or adding additional assets to an asset pool; provided, however, that the issuer shall (i) deliver to the indenture trustee an officer's certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (b) adversely affect the amount of funds available to be distributed to the

                                        89

noteholders of any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in the related asset pool and (ii) receive written confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

     The indenture trustee may, but shall not be obligated to, enter into any amendment which adversely affects the indenture trustee's rights, duties, benefits, protections, privileges or immunities under the indenture (or any supplement thereto).

     The issuer and the indenture trustee, upon delivery of an Issuer Tax
Opinion as described under "—Tax Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuer's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, may modify and amend the indenture, any asset pool supplement or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency that has rated any outstanding series, class or tranche of notes and the consent of the holders of at least 66 2/3% of the outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

     •   a change in any date scheduled for the payment of interest on any note or the expected final payment date or legal maturity date of any note;

     •   a reduction in the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal
         Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

     •   a reduction in the amount of a discount note payable upon the occurrence of an early amortization event or other optional or mandatory redemption or upon the acceleration of its maturity;

     •   an impairment of the right to institute suit for the enforcement of any payment on any note;

     •   a reduction in the percentage in outstanding dollar principal amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of the indenture, any asset pool supplement, any indenture supplement or any related agreement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

     •   a modification of any of the provisions governing the amendment of the indenture, any asset pool supplement, any indenture supplement or the issuer's covenants not to claim rights under any law which would affect the covenants or the performance of the indenture, any asset pool supplement or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

     •   permission being given to create any lien or other encumbrance on the collateral of any asset pool securing any notes ranking senior to the lien of the indenture;

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     •   a change in the city or political subdivision so designated with respect to any series, class or tranche of notes where any principal of, or interest on, any note is payable; or

     •   a change in the method of computing the amount of principal of, or interest on, any note on any date.

     The holders of a majority in aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may waive, on behalf of the holders of all of the notes of that series, class or tranche, compliance by the issuer with specified restrictive provisions of the indenture or the related indenture supplement.

     The holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect that series, class or tranche of notes. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture (or any supplement thereto) that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

     No amendment to the indenture, any asset pool supplement or any indenture supplement will be effective unless the issuer has delivered to the indenture trustee, the owner trustee and each rating agency that has rated any outstanding series, class or tranche of notes an Issuer Tax Opinion and, to the extent any collateral certificates are included in the related asset pool, an opinion of counsel that for federal income tax purposes (i) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by the related master trust or other securitization special purpose entity that were characterized as debt at the time of their issuance, (ii) following the amendment, the related master trust or other securitization special purpose entity will not be treated as an association, or publicly traded partnership, taxable as a corporation and (iii) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates issued by the related master trust or other securitization special purpose entity.

Addresses for Notices

     Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register or as otherwise specified in the related prospectus supplement.

Issuer's Annual Compliance Statement

     The issuer will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture (or any supplement thereto) as well as the presence or absence of defaults under the indenture (or any supplement thereto).

Indenture Trustee's Annual Report

     To the extent required by the Trust Indenture Act of 1939, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

     •   its eligibility and qualifications to continue as trustee under the indenture,

                                        91

     •   any amounts advanced by it under the indenture (or any supplement thereto),

     •   the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee's individual capacity,

     •   the property and funds physically held by it as indenture trustee,

     •   any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

     •   any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

     Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuer for purposes of communicating with other noteholders concerning their rights under the indenture (or any supplement thereto) or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

     Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission.
These reports will not be sent to noteholders. See "Where You Can Find More
Information" in this prospectus for information as to how these reports may be accessed.

     On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See "Federal Income Tax
Consequences" in this prospectus.

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                   Certain Legal Aspects of the Receivables

Certain Matters Relating to the Transfer of the Receivables

     Each of TRS, Centurion and FSB represents and warrants that its transfer of receivables to RFC V, RFC VI and RFC VII, respectively, is an absolute sale of those receivables. Each of RFC V, RFC VI and RFC VII, in turn, represents and warrants that its transfer of receivables to the issuer is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the applicable transferors will represent and warrant that the transfer of that collateral certificate to the issuer is either (i) an absolute sale of that collateral certificate or (ii) the grant of a security interest in that collateral certificate. For a description of the issuer's and the indenture trustee's rights if these representations and warranties are not true, see "Sources of
Funds to Pay the Notes—Representations and Warranties" in this prospectus.

      Each of TRS, Centurion and FSB takes steps under the Uniform Commercial
Code to perfect the interests of RFC V, RFC VI and RFC VII, respectively, in the receivables. Each of RFC V, RFC VI and RFC VII, in turn, takes steps under the UCC to perfect the issuer's interest in the receivables, and the issuer takes steps under the UCC to perfect the indenture trustee's interest in the receivables. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the applicable transferors will take steps under the UCC to perfect the issuer's interest in that collateral certificate, and the issuer will take steps under the UCC to perfect the indenture trustee's interest in that collateral certificate. Nevertheless, if the UCC does not govern these transfers or if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

      Each of TRS, Centurion, FSB, RFC V, RFC VI, RFC VII and the issuer represents, warrants and covenants that its transfer of receivables is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the applicable transferors and the issuer will represent, warrant, and covenant that the transfer of that collateral certificate is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens. If any of these representations, warranties, or covenants is not true, however, the interest of the indenture trustee in the receivables and any applicable collateral certificate could be impaired, and payments to you could be delayed or reduced. For instance,

        • a prior or subsequent transferee of receivables could claim an interest in the receivables superior to the interest of the indenture trustee, or a prior or subsequent transferee of any applicable collateral certificate could claim an interest in that collateral certificate superior to the interest of the indenture trustee;

        • a tax, governmental, or other nonconsensual lien that attaches to the property of TRS, Centurion, FSB, RFC V, RFC VI, RFC VII, an applicable master trust or other securitization special purpose entity, or the issuer could have priority over the interest of the indenture trustee in the receivables and any applicable collateral certificate;

        • the administrative expenses of a conservator or receiver for
          Centurion or FSB or a bankruptcy trustee for TRS could be paid from collections on the receivables or any applicable collateral certificate before noteholders receive any payments; and

                                        93

        • if insolvency proceedings were commenced by or against TRS, or if certain time periods were to pass, the indenture trustee may lose any perfected interest in collections held by TRS and commingled with its other funds.

Certain Matters Relating to Conservatorship or Receivership

     Centurion is chartered as a Utah industrial loan corporation and is regulated and supervised by the Utah Department of Financial Institutions, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for Centurion if certain events occur relating to
Centurion's financial condition or the propriety of its actions. FSB is a federal savings bank and is regulated and supervised by the Office of Thrift
Supervision, which is authorized to appoint the FDIC as conservator or receiver for FSB if certain events occur relating to FSB's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Centurion or FSB.

      The FDIC as conservator or receiver for Centurion or FSB could seek to reclaim, recover, or recharacterize Centurion's or FSB's transfer of receivables or any applicable collateral certificate (collectively referred to in this "—Certain Matters Relating to Conservatorship or Receivership"
section as the "transferred assets"). If the FDIC were successful, the
Federal Deposit Insurance Act, as amended by the Financial Institutions
Reform, Recovery and Enforcement Act of 1989, would limit any damages to
"actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Centurion or FSB. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB for a reasonable period following its appointment as conservator or receiver.
Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB, payments to you could be delayed or reduced.

     Even if the FDIC did not reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB, you could suffer a loss on your investment in the notes if (i) the related receivables purchase agreement or any other applicable transaction document, or the transfer of the transferred assets by Centurion or FSB were found to violate the regulatory requirements of the FDIA, (ii) a transferor, the servicer, or another transferor affiliate of Centurion or FSB, the issuer, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the transferred assets, (iii)
the FDIC were to request a stay of any action by a transferor, the servicer, the issuer, or the indenture trustee to enforce the related receivables purchase agreement or any other applicable transaction document or the notes, or (iv) the FDIC were to repudiate other parts of the related receivables purchase agreement or any other applicable transaction document.

     RFC VI is a wholly-owned subsidiary of Centurion, and RFC VII is a wholly-owned subsidiary of FSB. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to Centurion and
FSB but to their subsidiaries as well. If RFC VI or RFC VII were found to have violated any of these provisions or regulations, payments to you could be delayed or reduced. Arguments also may be made that the FDIC's rights and powers under the FDIA extend to RFC VI and RFC VII and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of noteholders under the indenture and other applicable transaction documents. If the FDIC were to take this position, payments to you could be delayed or reduced.

     In addition, if Centurion or FSB entered conservatorship or receivership, the FDIC could exercise control over the transferred assets or the other assets of RFC VI or RFC VII on an interim or a permanent basis.
Although steps have been taken to minimize this risk, the FDIC could argue that:

        • the assets of RFC VI or RFC VII (including the transferred assets)
          constitute assets of Centurion or FSB available for liquidation and distribution by its conservator or receiver;

                                        94

        • RFC VI or RFC VII and its assets (including the transferred assets)
          should be substantively consolidated with Centurion or FSB and its assets; or

        • the FDIC's control over the transferred assets is necessary for
          Centurion or FSB to reorganize or to protect the public interest.

     If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

     If TRS or any of its affiliates were to become a debtor in a bankruptcy case, a court could exercise control over the transferred assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that:

        • TRS did not sell the transferred assets to RFC V but instead borrowed money from RFC V and granted a security interest in the transferred assets;

        •         RFC V, RFC VI, or RFC VII and its assets (including the
          transferred assets) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

        • the transferred assets are necessary for TRS or any of its affiliates to reorganize.

     If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

      If TRS or any of its affiliates were to enter bankruptcy, moreover, a transferor, the servicer, the issuer, the indenture trustee and the noteholders could be prohibited from taking any action to enforce the RFC V receivables purchase agreement, the transfer and servicing agreement or any other applicable transaction document against TRS or those affiliates without the permission of the bankruptcy court. In addition, with the authorization of the bankruptcy court, TRS or any of those affiliates may be able to reject any transaction document to which it is a party. That rejection would excuse
TRS or the affiliate from performing its obligations (including payment obligations) under the applicable transaction document, and any right under that document that has been assigned to the indenture trustee may be limited or terminated. That rejection also could excuse the other parties to the applicable transaction document from performing their obligations.
Noteholders also may be required to return payments already received if TRS were to become a debtor in a bankruptcy case.

      In addition, regardless of the terms of the indenture or any other applicable transaction document, and regardless of the instructions of those authorized to direct the issuer's or the indenture trustee's actions, the
FDIC as conservator or receiver for Centurion or FSB or a court overseeing the bankruptcy case of TRS or any of its affiliates may have the power (i) to prevent or require the commencement of an early amortization period, (ii) to prevent, limit, or require the early liquidation of transferred assets and termination of the issuer, or (iii) to require, prohibit, or limit the continued transfer of transferred assets. Furthermore, regardless of the terms of the indenture or any other applicable transaction document, the FDIC or a bankruptcy court (i) could prevent the appointment of a successor servicer or administrator of the transferors or the issuer or (ii) could authorize TRS, Centurion or FSB to stop servicing the receivables or providing administrative services to the transferors or the issuer. If any of these events were to occur, payments to you could be delayed or reduced.

     Regardless of any decision made by the FDIC or ruling made by a court, the fact that Centurion or FSB has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against TRS or its affiliates could have an adverse effect on the liquidity and value of the notes.

     Furthermore, at any time, if the appropriate banking regulatory authorities were to conclude that any

                                        95

obligation under a receivables purchase agreement, the transfer and servicing agreement, or any other applicable transaction document, were an unsafe or unsound practice or violated any law, regulation, or written condition or agreement applicable to Centurion, FSB, or any of their affiliates, such regulatory authority has the power to order Centurion, FSB, or the related affiliate, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation, or take such other action as the regulatory authority determines to be appropriate.
If such an order were issued, payments to you could be delayed or reduced. In addition, Centurion, FSB, or the related affiliate may not be liable to you for contractual damages for complying with such an order, and you may have no recourse against the relevant regulatory authority. See "Certain Legal Aspects of the
Receivables—Certain Regulatory Matters" in this prospectus.

     Payments to you also could be delayed or reduced because of related risks to distributions being made by a master trust or other securitization special purpose entity on a collateral certificate that has been transferred to the issuer.

Certain Regulatory Matters

     The operations and financial condition of the banks are subject to extensive regulation and supervision under federal and state law. The appropriate banking regulatory authorities, including the United States
Federal Deposit Insurance Corporation, have broad enforcement powers over the banks. These enforcement powers may adversely affect the operation and financial condition of the master trust and the issuer, and your rights under the pooling agreement, the trust agreement, and the indenture prior to the appointment of a receiver or conservator.

     If United States federal bank regulatory authorities supervising any bank were to find that any obligation of such bank or an affiliate under a securitization or other agreement, or any activity of such bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the related bank, such federal bank regulatory authorities have the power under the United
States Federal Deposit Insurance Act to order such bank or affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the banks may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the relevant regulatory authority.

     Recently, after the Office of the Comptroller of the Currency found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order requires that bank, among other things, to resign immediately as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

     While the banks and their affiliates have no reason to believe that any obligation of Centurion, FSB or an affiliate under the securitization agreements is unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any federal bank regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered Centurion,
FSB or an affiliate to rescind or amend the securitization agreements, payments to you could be delayed or reduced.

                                        96

Consumer Protection Laws

   The relationship between an accountholder and credit or charge lender is extensively regulated by federal, state and local consumer protection laws.
With respect to charge accounts owned by the banks or TRS, the most significant federal laws include the federal Truth-in-Lending, Equal Credit
Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts.
These statutes impose disclosure requirements before and when an account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit or charging privileges, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The issuance trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferors with respect to obligations arising before transfer of the receivables to the issuance trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of receivables owing. See "Risk Factors" in this prospectus. All receivables that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under
"Sources of Funds to Pay the Notes—Representations and Warranties" in this prospectus, will be reassigned to the applicable transferor. The servicer has also agreed in the transfer and servicing agreement to indemnify the issuance trust, among other things, for any liability arising from such servicing violations. For a discussion of the issuance trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Sources of Funds to Pay the Notes—Representations and
Warranties" in this prospectus.

   The Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future.

   Application of federal and state bankruptcy and debtor relief laws would affect the interests of noteholders in the receivables if such laws result in any receivables being charged off as uncollectible when there are no funds available from supplemental credit enhancement or other sources.

              Description of the Receivables Purchase Agreements

      The following summarizes the material terms of the RFC V receivables purchase agreement, which is the receivables purchase agreement between TRS and RFC V, the RFC VI receivables purchase agreement, which is the receivables purchase agreement between Centurion and RFC VI, and the RFC VII receivables purchase agreement, which is the receivables purchase agreement between FSB and RFC VII. We refer to the RFC V receivables purchase agreement, the RFC VI receivables purchase agreement and the RFC VII receivables purchase agreements collectively as the receivables purchase agreements and we refer to RFC V, RFC VI and RFC VII individually as the purchaser and collectively as the purchasers. Forms of the receivables purchase agreements are filed as exhibits to this registration statement, of which this prospectus is a part.

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Sale of Receivables

      TRS, Centurion and FSB are owners of the accounts which contain the receivables that are purchased by RFC V, RFC VI and RFC VII, respectively, pursuant to the respective receivables purchase agreement and then transferred by RFC V, RFC VI and RFC VII to the trust. In connection with the sale of receivables to RFC V, RFC VI and RFC VII, respectively, each of TRS,
Centurion and FSB has:

        • filed appropriate UCC financing statements to evidence the sale to the respective purchaser and to perfect the right, title and interest of such purchaser in those receivables; and

        • indicated in its books and records (including any related computer files) that the receivables have been sold by it to the respective purchaser.

   Pursuant to the applicable receivables purchase agreement, TRS, Centurion and FSB, respectively:

        • sold all of its right, title and interest, if any, in the receivables existing in the initial accounts at the close of business on the initial issuance date and in the receivables thereafter arising in those accounts, in each case including all recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

        • will, from time to time, at the request of the respective purchaser, designate additional accounts and sell to the respective purchaser all of its right, title and interest in the receivables existing in the additional accounts on the applicable addition cut-off date and in the receivables arising thereafter in those accounts, in each case including recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

      Pursuant to the transfer and servicing agreement,  each of RFC V, RFC VI and  RFC  VII  has  assigned  all of its  right,  title  and  interest  in the respective receivables purchase agreement,  including its right to enforce the agreement  against TRS,  Centurion  or FSB, as  applicable,  to the  indenture trustee.

Representations and Warranties

      In each receivables purchase agreement, TRS, Centurion or FSB, respectively, represents and warrants to the respective purchaser that, among other things:
        • it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

        • its execution and delivery of the receivables purchase agreement and its performance of the transactions contemplated by that agreement will not conflict with or result in any breach of any of the terms of any material agreement to which it is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to it; and

        • all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by it in connection with its execution and delivery of, and its performance of the applicable receivables purchase agreement, have been obtained.

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Repurchase Obligations

      In each receivables purchase agreement, each of TRS, Centurion and FSB, respectively, makes the following representations and warranties, among others:
        • as of the applicable cut-off date with respect to the accounts, the list of accounts and information concerning the accounts provided by it is accurate and complete in all material respects, with certain permitted exceptions;

        • each receivable conveyed by it to the respective purchaser has been conveyed free and clear of any lien or encumbrance, except liens permitted by the applicable receivables purchase agreement;

        • all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by it in connection with the conveyance of receivables to the respective purchaser have been duly obtained, effected or given and are in full force and effect;

        • as of each applicable selection date, each account was an Eligible
        Account;

        • as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable;

        • as of the date of creation of any new receivable, such receivable is an Eligible Receivable; and

        • no selection procedures reasonably believed by it to be materially adverse to the interests of the respective purchaser have been used in selecting the accounts.

      The receivables  purchase  agreements  provide that if TRS, Centurion or
FSB,  as  applicable,  breaches  any of  the  representations  and  warranties described above and, as a result,  the respective  purchaser is required under the transfer and servicing  agreement to accept a reassignment  of the related
Ineligible Receivables transferred to the issuer by such purchaser,  then TRS,
Centurion or FSB, as applicable,  will accept  reassignment of such Ineligible
Receivables and pay to the respective  purchaser an amount equal to the unpaid balance of such Ineligible Receivables.  See "—Representations and Warranties"
in this prospectus.

Reassignment of Other Receivables

      Each of TRS,  Centurion  and FSB, as  applicable,  also  represents  and warrants  in the  respective  receivables  purchase  agreement  that  (i) such
receivables   purchase   agreement  and  any   supplemental   conveyance  each
constitutes a legal,  valid and binding  obligation of TRS,  Centurion or FSB,
as  applicable,   and  (ii)  such  receivables   purchase  agreement  and  any
supplemental  conveyance  constitute a valid sale to the respective  purchaser of all right, title and interest of TRS,  Centurion or FSB, as applicable,  of the  receivables,  including all recoveries,  all monies due or to become due, all amounts received or receivable,  all collections and all proceeds, each as it  relates  to such  receivables,  and that the sale is  perfected  under the applicable UCC. If a representation  described in (i) or (ii) of the preceding sentence  is not true and correct in any  material  respect and as a result of the breach  the  respective  purchaser  is  required  under the  transfer  and servicing  agreement  to  accept  a  reassignment  of all  of the  receivables previously  sold by TRS,  Centurion  or FSB, as  applicable,  pursuant to such receivables  purchase  agreement,  TRS, Centurion or FSB, as applicable,  will
accept  a  reassignment  of  those  receivables.   See  "—Representations  and
Warranties" in this prospectus.  If TRS,  Centurion or FSB, as applicable,  is required to accept such  reassignment,  TRS,  Centurion or FSB, as applicable, will pay to the respective  purchaser an amount equal to the unpaid balance of the reassigned receivables.

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Amendments

      The receivables purchase agreements may be amended by TRS, Centurion or
FSB, as applicable, and the respective purchaser without consent of any noteholders. No amendment, however, may be effective unless:

        • written confirmation has been received by such purchaser from each rating agency that has rated any outstanding series, class or tranche of notes that the amendment will not result in the reduction, qualification or withdrawal of the respective ratings of each such rating agency for any notes issued by the issuer; and

        • TRS, Centurion or FSB, as applicable, will certify to the respective purchaser that it reasonably believes that the amendment will not cause an early amortization event.

Termination

      The receivables purchase agreements will not terminate at least until the earlier of (i) the termination of the issuer pursuant to the trust agreement and (ii) an amendment to the transfer and servicing agreement to replace RFC V with an affiliate of RFC V as a transferor under the transfer and servicing agreement and the related asset pool supplement, to replace RFC
VI with an affiliate of RFC VI as a transferor under the transfer and servicing agreement and the related asset pool supplement or to replace RFC
VII with an affiliate of RFC VII as a transferor under the transfer and servicing agreement and the related asset pool supplement, as applicable.
Nevertheless, if a bankruptcy proceeding is commenced against TRS or a receiver or conservator is appointed for Centurion or FSB or certain other liquidation, bankruptcy, insolvency or other similar events occur, TRS,
Centurion or FSB, as the case may be, will cease to transfer receivables to the respective purchaser and promptly give notice of that event to such purchaser and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

                       Federal Income Tax Consequences

General

     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of an interest in the notes. Additional federal income tax considerations relevant to a particular tranche may be set forth in the related prospectus supplement. The following summary has been prepared and reviewed by Orrick,
Herrington & Sutcliffe LLP as special tax counsel to the issuer ("Special Tax
Counsel"). The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed
Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of an interest in the notes, deals only with interests in notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding interests in notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S.
persons, or investors holding interests in the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of equity interests in a holder of an interest in a note. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal
Revenue Service. Moreover,

                                        100

there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus.
Accordingly, it is suggested that persons considering the purchase of an interest in notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in an interest in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Characterization of the Issuer and the Notes

     Treatment of the Issuer as an Entity Not Subject to Tax

     Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any
Treasury regulation, revenue ruling or judicial decision, each of the issuer and, to the extent a collateral certificate is included in the issuer's assets, the related master trust or other securitization special purpose entity will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, Special Tax Counsel is of the opinion that the issuer will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

     The precise tax characterization of the issuer for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the transferors as collateral for notes issued by the transferors.
On the other hand, it could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on holders of interests in notes except as stated
below under "—Possible Alternative Characterizations."

     Treatment of the Notes as Debt

     Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any
Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes.
Additionally, the issuer will agree by entering into the indenture, and the holders of interests in notes will agree by their purchase and holding of an interest in notes, to treat the notes as debt secured by the receivables and other assets of the issuer for United States federal income tax purposes.

     Possible Alternative Characterizations

     If, contrary to the opinion of Special Tax Counsel, the Internal Revenue
Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuer or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership's income, gain, loss, deductions and credits attributable to the partnership's ownership of the receivables and other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deduction of an investor could differ if its interest in notes were held to constitute a partnership interest rather than debt. Treatment of a holder of an interest in notes as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United
States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses.

                                        101

Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuer is permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an "established securities market," or are "readily tradable" on a
"secondary market" or its "substantial equivalent." The transferors intend to take measures designed to reduce the risk that the issuer could be classified as a publicly traded partnership; although the transferors expect that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the transferors. As a result, there can be no assurance that the measures the transferors intend to take will in all circumstances be sufficient to prevent the issuer from being classified as a publicly traded partnership. If the issuer or any relevant master trust were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes.
Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related holder of an interest in notes or other security holders were treated as payments of interest thereon. Further, distributions to a holder of an interest in notes not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuer and any relevant master trust as entities not subject to federal income tax is correct.

Consequences to Holders of an Interest in the Offered Notes

     Interest and Original Issue Discount

     Stated interest on a note will be includible in gross income as it accrues or is received in accordance with the usual method of tax accounting of a holder of an interest in notes. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and
1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of an interest in such a note (including a cash basis holder) would be required to include the original issue discount on an interest in a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, an interest in a note will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its
"issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Internal Revenue
Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of interests in the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on an interest in a note is "unconditionally payable" and hence that all of such interest should be included in its stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective investors should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the

                                        102

position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

     Market Discount

     A holder of an interest in a note who purchases its interest at a discount that exceeds any original issue discount not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium

     A holder of an interest in a note who purchases its interest at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

     Disposition of an Interest in the Notes

     Subject to exceptions such as in the case of "wash sales," upon the sale, exchange or retirement of an interest in a note, the holder of such interest will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in its interest in the note. The holder's adjusted tax basis in its interest in the note generally will equal the cost of the interest in the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the interest in the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

     Foreign Holders

     Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuer to a holder of an interest in a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") will be considered "portfolio interest" and will not be subject to
United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the
United States by the foreign person and the foreign person (i) is not for
United States federal income tax purposes (a) actually or constructively a
"10 percent shareholder" of the transferor, the issuer or any relevant master trust, (b) a "controlled foreign corporation" with respect to which the transferor, the issuer or any relevant master trust is a "related person"
within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an
IRS Form W-8BEN or substitute form provided by the foreign person

                                        103

that owns the interest in the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the
United States and, in either case, the appropriate statement has been provided.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an interest in a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United
States for 183 days or more in the taxable year.

     The U.S. Treasury Department has issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Holders of interests in notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

     Backup Withholding and Information Reporting

     Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of an interest in a note, may be subject to "backup withholding" tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the
Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of interests in the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

     The United States federal income tax discussion set forth above may not be applicable depending upon the particular tax situation of a holder of an interest in the notes, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor. Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of an interest in the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

     The discussion above does not address the taxation of the issuer or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax adviser regarding state and local tax consequences.

                            Benefit Plan Investors

     Benefit plans are required to comply with restrictions under the
Employee Retirement Income Security Act of 1974, known as ERISA, and/or section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the

                                        104

investment of assets of a benefit plan—referred to as plan assets. A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

     In general, a benefit plan for these purposes includes:

     •   a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

     •   an employee benefit plan that is tax-qualified under the Internal
         Revenue Code and provides deferred compensation to employees—such as a pension, profit-sharing, section 401(k) or Keogh plan; and

     •   a collective investment fund or other entity if (i) the fund or entity has one or more benefit plan investors and (ii) certain
         "look-through" rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

     However, a plan maintained by a governmental employer is not a benefit plan for these purposes. Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes. A fund or other entity—including an insurance company general
account—considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

Prohibited Transactions

     ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or (in most cases) a religious organization. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

     There are two categories of prohibited transactions that might arise from a benefit plan's investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

     The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of a transferor and that transferor is a party in interest as to the benefit plan. A prohibited transaction could also arise if TRS, the transferors, the indenture trustee, the servicer or another party with an economic relationship to the issuer either:

     •   is involved in the investment decision for the benefit plan to purchase notes; or

     •   is otherwise a party in interest as to the benefit plan.

                                        105

     If a prohibited transaction might result from the benefit plan's purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

     •   96-23, available to "in-house asset managers";

     •   95-60, available to insurance company general accounts;

     •   91-38, available to bank collective investment funds;

     •   90-1, available to insurance company pooled separate accounts; and

     •   84-14, available to "qualified professional asset managers."

     However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited Transactions between the Issuer and a Party in Interest

     The second category of prohibited transactions could arise if:

     •   a benefit plan acquires notes, and

     •   under the "look-through" rules of the U.S. Department of Labor plan asset regulation, assets of the issuer are treated as if they were plan assets of the benefit plan.

     In this case, every transaction by the issuer would be treated as a transaction by the benefit plan using its plan assets.

     If assets of the issuer are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the issuer itself engages in a transaction with a party in interest as to the benefit plan. For example, if the issuer's assets are treated as assets of the benefit plan and the issuer holds a credit or charge receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

     As a result, if assets of the issuer are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the issuer from the prohibited transaction rules. In addition, because all the assets of the issuer would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

     Under an exemption in the plan asset regulation, assets of the issuer would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

     •   is treated as indebtedness under local law, and

     •   has no "substantial equity features."

     The issuer expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuer believes that the notes should not be considered to

                                        106

have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of the issuer to be treated as plan assets.

Investment by Benefit Plan Investors

     For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan's investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Tax Consequences to Benefit Plans

     In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were "debt-
financed property" because of borrowings by the benefit plan itself. However, if, contrary to the opinion of Special Tax Counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as "debt-financed income." Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

                             Plan of Distribution

     The issuer may offer and sell the notes in any of three ways:

     •   directly to one or more purchasers;

     •   through agents; or

     •   through underwriters.

     Any underwriter or agent that offers the notes may be an affiliate of the issuer, and offers and sales of notes may include secondary market transactions by affiliates of the issuer. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

     The issuer will specify in a prospectus supplement the terms of each offering, including:

     •   the name or names of any underwriters or agents,

     •   the public offering or purchase price,

     •   the net proceeds to the issuer from the sale,

     •   any underwriting discounts and other items constituting
         underwriters' compensation,

     •   any discounts and commissions allowed or paid to dealers,

     •   any commissions allowed or paid to agents, and

                                        107

     •   the securities exchanges, if any, on which the notes will be listed.

     Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuer, directly or through agents, solicits offers to purchase notes, the issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

     The issuer may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuer will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.

     Any of the banks, TRS, RFC V or any of their affiliates may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by any of the banks, TRS, RFC V or any of their affiliates and sales may be made by any of the banks, TRS, RFC V or any of their affiliates to institutional investors or others deemed to be underwriters within the meaning of the
Securities Act of 1933, as amended, with respect to any resale of the securities.

     Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

     The transferors and the issuer may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuer's notes.

     Underwriters and agents participating in the distribution of the notes, and their controlling persons, may engage in transactions with and perform services for the banks, TRS, any transferor, the issuer or their respective affiliates in the ordinary course of business.

                                Legal Matters

     Certain legal matters relating to the issuance of the notes will be passed upon for the banks, TRS and the issuance trust by Kevin J. Cooper,
Group Counsel of TRS, and certain legal matters relating to the issuance of the notes will be passed upon for RFC V and the issuance trust by Carol V.
Schwartz, Group Counsel of American Express.  Mr. Cooper and Ms. Schwartz
each own or have the right to acquire a number of shares of common stock of
American Express which in the aggregate is equal to less than .05% of the outstanding common stock of American Express.  Certain other legal matters will be passed upon for the transferors and the issuance trust by Orrick,
Herrington & Sutcliffe LLP, Richards, Layton & Finger, P.A. and Van Cott,
Bagley, Cornwall & McCarthy.  Certain legal matters will be passed upon for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe LLP.
Certain federal income matters will be passed upon for the transferors by
Orrick, Herrington & Sutcliffe LLP.

                     Where You Can Find More Information

     We filed a registration statement relating to the notes with the
Securities and Exchange Commission (SEC). This prospectus is part of the registration statement, but the registration statement includes additional information.

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     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuance trust and any master trust for which a collateral certificate is added to the issuance trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     We "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuer until we terminate our offering of the notes.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents
(unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: American Express Travel Related Services
Company, Inc., World Financial Center, 200 Vesey Street, New York, New York
10285-4405, attention: Secretary, (212) 640-5583.

                          Forward-Looking Statements

     This prospectus and the related prospectus supplement, including information included or incorporated by reference in this prospectus and the related prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
In addition, certain statements made in future SEC filings by any transferor or any account owner, in press releases and in oral and written statements made by or with the transferors' or the account owners' approval that are not statements of historical fact may constitute forward-looking statements.
Forward-looking statements may relate to, without limitation, the transferors' or the account owners' financial condition, results of operations, plans, objectives, future performance or business.

     Words such as "believes," "anticipates," "expects," "intends," "plans,"
"estimates" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

     Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference –
many of which are beyond any transferor's or any account owner's control –
include the following, without limitation:

     •   local, regional and national business, political or economic conditions may differ from those expected;

     •   the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve
         Board, may adversely affect any transferor's or any account owner's business;

     •   the timely development and acceptance of new products and services may be different than anticipated;

                                        109

     •   technological changes instituted by any transferor or any account owner and by persons who may affect any transferor's or any account owner's business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

     •   acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

     •   the ability to increase market share and control expenses may be more difficult than anticipated;

     •   competitive pressures among financial services companies may increase significantly;

     •   changes in laws and regulations may adversely affect any transferor or any account owner or each of their respective businesses;

     •   changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting or business results;

     •   the costs, effects and outcomes of litigation may adversely affect any transferor or any account owner or each of their respective businesses; and

     •   the transferors or the account owners may not manage the risks involved in the foregoing as well as anticipated.

     Forward-looking statements speak only as of the date they are made. The transferors and the account owners undertake no obligations to update any forward-looking statement to reflect subsequent circumstances or events.

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                          Glossary of Defined Terms

     "Addition Limit" means, with respect to any asset pool, the number of
Additional Accounts designated to be included in the Portfolio of that asset pool without prior rating agency consent which would either:

     • for any three consecutive Monthly Periods, equal 15% of the number of accounts designated to be included in the Portfolio of that asset pool as of the first day of such three Monthly Periods, or

     • for any twelve consecutive Monthly Periods, equal 20% of the number of accounts designated to be included in the Portfolio of that asset pool as of the first day of such twelve months.

     "Additional Accounts" means, with respect to any asset pool, any
Eligible Accounts designated to be included in the Portfolio of that asset pool and whose receivables are transferred to that asset pool as described in
"The Notes—Addition of Assets" in this prospectus. Additional Accounts include both Aggregate Addition Accounts and New Accounts.

     "Adjusted Outstanding Dollar Principal Amount" means, at any time for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of such series, class or tranche at that time, less any funds then on deposit with respect to principal in any issuer trust account for such series, class or tranche.

     "Aggregate Addition Accounts" means, with respect to any asset pool, any
Additional Accounts, other than New Accounts, designated to be included in the Portfolio of that asset pool.

     "Asset Pool One" means the collateral granted from time to time to the indenture trustee pursuant to the indenture and the Asset Pool One supplement.

     "Business Day" is, unless otherwise indicated in the related prospectus supplement, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or any other state in which the principal executive offices of TRS, Centurion, FSB, any other account owner or the indenture trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     "Date of Processing" means, for any transaction or receipt of collections, the Business Day after such transaction is first output, in written form pursuant to the servicer's usual and customary data processing procedures, from the servicer's computer file of accounts comparable to the accounts in a Portfolio of an asset pool (regardless of the effective date of recordation).

     "Default Amount" means, with respect to any asset pool, for any Monthly
Period, the sum of:

     •   with respect to receivables included in that asset pool, the aggregate amount of principal receivables other than Ineligible
         Receivables in accounts designated to be included in the Portfolio of that asset pool which became Defaulted Receivables in such
         Monthly Period, minus the aggregate amount of Recoveries received in such Monthly Period, minus the amount of any Defaulted Receivables that a transferor or servicer became obligated to accept
         reassignment or assignment as described under "Sources of Funds to
         Pay the Notes—Representations and Warranties" and "—Servicer
         Covenants" in this prospectus; provided that, in the event of certain insolvency or bankruptcy events with respect to a transferor or the servicer, the amount of Defaulted Receivables subject to reassignment to such transferor or assignment to the servicer, as the case may be, will not be added to the sum so subtracted, and

                                        111

     •   with respect to any collateral certificate included in that asset pool, the investor default amount or similar amount in the related master trust or other securitization special purpose entity allocated to the holder of the collateral certificate under the applicable securitization agreements for the related master trust or other securitization special purpose entity for such Monthly Period.

     "Defaulted Receivables" means, for any Monthly Period, principal receivables that were charged off as uncollectible in such Monthly Period in accordance with the account guidelines and the applicable servicer's customary and usual servicing procedures for servicing receivables comparable to the receivables. For purposes of this definition, a principal receivable in any account becomes a Defaulted Receivable on the Date of Processing it is
recorded as charged-off on such servicer's computer file of accounts.

     "Definitive Notes" means notes in definitive, fully registered form.

     "Discount Option Receivables," with respect to any asset pool, has the meaning specified in the related prospectus supplement.

     "Eligible Account," if applicable with respect to any asset pool, has the meaning specified in the related prospectus supplement.

     "Eligible Collateral Certificate" means a collateral certificate that has been duly authorized by the applicable transferor and validly issued by the applicable master trust or other securitization special purpose entity and is entitled to the benefits of the applicable trust agreement or pooling and servicing agreement and with respect to which the representations and warranties made by the applicable transferor in the transfer and servicing agreement are true and correct in all material respects.

     "Eligible Deposit Account" means either:

     •   a segregated account with an Eligible Institution (other than any account owner), or

     •   a segregated trust account with the corporate trust department of a depository institution (other than any account owner) organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

     "Eligible Institution" means either:

     •   a depository institution (which may be the indenture trustee)
         organized under the laws of the United States, any one of the states thereof (including the District of Columbia) or any domestic branch of a foreign bank, which at all times:

         —has a long-term unsecured debt rating or certificate of deposit rating that is acceptable to each rating agency that has rated any outstanding series, class or tranche of notes; and;

         —is a member of the FDIC; or

     •   any other institution that is acceptable to each rating agency that has rated any outstanding series, class or tranche of notes.

                                        112

     "Eligible Investments" means:

     •   obligations fully guaranteed by the United States,

     •   demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof, or the District of
         Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the issuer's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be rated at least "A-1+" (or any other rating subject to receipt by the transferors, the servicer, the owner trustee and the indenture trustee of written notification from Standard & Poor's that investments of such type at such other minimum rating will not result in Standard & Poor's reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which it is a rating agency) by Standard &
         Poor's and shall be satisfactory to each other rating agency that has rated any outstanding series, class or tranche of notes,

     •   commercial paper that, at the time of the issuer's investment or contractual commitment to invest therein, shall be rated at least
         "A-1+" (or any other rating subject to receipt by the transferors, the servicer, the owner trustee and the indenture trustee of written notification from Standard & Poor's that investments of such type at such other minimum rating will not result in Standard & Poor's reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which is a rating agency) by Standard & Poor's and shall be satisfactory to each other rating agency that has rated any outstanding series, class or tranche of notes,

     •   demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC having, at the time of the issuer's investment or contractual commitment to invest therein, a rating satisfactory to each rating agency that has rated any outstanding series, class or tranche of notes,

     •   bankers' acceptances issued by any depository institution or trust company referred to in the second clause above,

     •      time deposits, other than as referred to in the fourth clause above (having maturities not later than the Business Day preceding the next payment date), with an entity the commercial paper of which shall be rated at least "A-1+" (or any other rating subject to receipt by the transferors, the servicer, the owner trustee and the indenture trustee of written notification from Standard & Poor's that investments of such type at such other minimum rating will not result in Standard & Poor's reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which is a rating agency) by Standard &
         Poor's and shall be satisfactory to each other rating agency that has rated any outstanding series, class or tranche of notes,

     •   only to the extent permitted by Rule 3a-7 under the Investment
         Company Act of 1940, as amended, (a) money market funds that, at the time of the issuer's investment or contractual commitment to invest therein, shall be rated at least "AAA-m" or "AAAm-G" by Standard &
         Poor's (or any other rating subject to receipt by the transferors, the servicer, the owner trustee and the indenture trustee of written notification from Standard & Poor's that investments of such type at such other minimum rating will not result in Standard & Poor's reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which it is a rating agency) and shall be satisfactory to each other rating agency that has rated any outstanding series, class or tranche of notes, and

                                        113

     •   any other investment if the Rating Agency Condition is satisfied;
         provided that, with respect to the issuer, Eligible Investments shall not include any obligation of an account owner.

     "Eligible Receivable" means each receivable:

     •   which has arisen in an Eligible Account;

     •   which was created in compliance in all material respects with all requirements of law applicable to the related account owner and pursuant to an account agreement that complies with all requirements of law applicable to such account owner, the failure to comply with which would have a material adverse effect on noteholders of a series, class or tranche;

     •   with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given in connection with the creation of such receivable or the execution, delivery and performance by the related account owner of the applicable account agreement have been duly obtained or given and are in full force and effect;

     •   as to which, at the time of its transfer to the issuer, the applicable transferor or the issuer will have good and marketable title, free and clear of all liens (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if such transferor or the related account owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

     •   which has been the subject of either:

         — a valid transfer and assignment from a transferor to the issuer of all its right, title and interest therein (including any proceeds thereof), or

         — the grant of a first-priority perfected security interest therein
           (and in the proceeds thereof), effective until the termination of the issuer;

     •   which is the legal, valid and binding payment obligation of an obligor thereof, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy and
         equity-related exceptions);

     •      which, at the time of its transfer to the issuer, has not been waived or modified except as permitted in accordance with the account guidelines and which waiver or modification is reflected in the servicer's computer file of accounts;

     •   which, at the time of its transfer to the issuer, is not subject to any right of rescission, setoff, counterclaim or other defense of an obligor (including the defense of usury), other than certain bankruptcy and equity-related defenses;

     •   as to which, at the time of its transfer to the issuer, the applicable transferor has satisfied all obligations on its part to be satisfied;

     •   as to which, at the time of its transfer to the issuer, none of the transferors, any account owner or American Express Credit Corporation, as the case may be, has taken any action which, or failed to

                                        114

         take any action the omission of which, would, at the time of its transfer to the issuer, impair in any material respect the rights of the issuer or noteholders of any series, class or tranche therein; and

     •   which constitutes an "account" under and as defined in Article 9 of the Delaware UCC and the Utah UCC.

     "Finance Charge Collections" means, with respect to any asset pool, for any Monthly Period, the sum of:

     •   with respect to receivables included in that asset pool, collections of finance charge receivables (including collections received with respect to Discount Option Receivables, if any, for such Monthly
         Period to the extent such collections are deemed Finance Charge
         Collections under the related prospectus supplement) received by the servicer on behalf of the issuer;

     •   with respect to a collateral certificate included in that asset pool, collections of finance charge receivables allocable to the holder of that collateral certificate under the applicable securitization agreements for the related master trust or other securitization special purpose entity for such Monthly Period; and

     •   any amounts received by the issuer to be treated as Finance Charge
         Collections with respect to such series, class or tranche as described in the related prospectus supplement.

     If so specified in the related prospectus supplement, Finance Charge
Collections for any Monthly Period will include the issuer rate fee amount, if any, paid to the issuer with respect to such Monthly Period (to the extent received by the issuer and deposited into the collection account for the related asset pool).

     "First Note Transfer Date" means, for any Monthly Period, the first Note
Transfer Date for any series, class or tranche of notes in an asset pool for such Monthly Period.

     "Floating Allocation Percentage" for any series of notes will be determined as set forth in the related prospectus supplement.

     "Ineligible Collateral Certificate" means a collateral certificate that has been reassigned to a transferor as a result of that transferor's breach of certain representations, warranties and covenants described in "Sources of
Funds to Pay the Notes—Representations and Warranties" in this prospectus.

     "Ineligible Receivables" means all receivables with respect to an affected account that have been reassigned to a transferor as a result of that transferor's breach of certain representations, warranties and covenants described in "Sources of Funds to Pay the Notes—Representations and
Warranties" in this prospectus.

     "Invested Amount" means, for any date of determination with respect to each collateral certificate included in Asset Pool One, the invested amount of that collateral certificate as described in the applicable securitization agreements for the related master trust or other securitization special purpose entity.

     "Issuer Tax Opinion," with respect to any asset pool, means, with respect to any action, an opinion of counsel that, for United States federal income tax purposes, (1) such action will not cause any outstanding series, class or tranche of notes secured by that asset pool that were characterized as debt at the time of their issuance to be characterized as other than debt,
(2) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of the notes secured by that asset pool and
(3) such action will not cause the issuer to be treated as an association, or publicly traded partnership, taxable as a corporation.

                                        115

     "Monthly Period" means the period beginning at the opening of business on the second day following the last day of the seventh billing cycle of the second preceding calendar month and ending at the close of business on the day following the last day of the seventh billing cycle of the immediately following month. The last day of each seventh monthly billing cycle generally occurs between the twenty-first (21st) day and the twenty-fifth (25th) day of each month. Therefore, the number of days in a Monthly Period generally may vary from a calendar month by up to four days.

     "New Accounts" are those Additional Accounts that a transferor to an asset pool may from time to time, in its sole discretion, designate to be included in the Portfolio of that asset pool, subject to the limitations and conditions specified under "Sources of Funds to Pay the Notes—Addition of
Assets" in this prospectus, and subject to the further limitations and conditions specified in the related prospectus supplement and in the related asset pool supplement.

     "Nominal Liquidation Amount" has the meaning described in "The
Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted
Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal
Liquidation Amount" in this prospectus.

     "Note Transfer Date" means the Business Day prior to a payment date for a series, class or tranche of notes secured by an asset pool.

     "Pool Balance" has the meaning described in "Sources of Funds to Pay the
Notes—Required Pool Balance" in this prospectus.

     "Portfolio" means (i) with respect to any asset pool, certain accounts selected from a portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates and included in that asset pool based on the eligibility criteria specified in the transfer and servicing agreement and the related asset pool supplement and (ii) with respect to any master trust or other securitization special purpose entity which has issued a collateral certificate included in an asset pool, certain accounts selected from a portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates and included in that master trust or other securitization special purpose entity based on the eligibility criteria specified in the applicable trust agreement or pooling and servicing agreement.

     "Principal Allocation Percentage" for any series of notes will be determined as set forth in the related prospectus supplement.

     "Principal Collections" means, with respect to any Monthly Period,

     •   with respect to receivables included in an asset pool, collections other than those designated as Finance Charge Collections on designated accounts for such Monthly Period; and

     •   with respect to a collateral certificate included in an asset pool, collections of principal receivables allocable to the holder of that collateral certificate under the applicable securitization agreements for the related master trust or other securitization special purpose entity for such Monthly Period.

     "Rating Agency Condition" means, with respect to any action, that each rating agency that has rated any outstanding series, class or tranche of notes indicates in writing that such action will not result in a reduction in or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes with respect to which it is a rating agency or, with respect to any outstanding series, class or tranche of notes not rated by any rating agency, as specified in the related indenture supplement.

                                        116

     "Reallocated Principal Collections" means Principal Collections allocable to subordinated notes of a series that are reallocated and used to pay shortfalls in interest on senior notes of that series and any other amounts specified in the related prospectus supplement.

     "Reallocation Group" means any series of notes that, as specified in the related prospectus supplement, is entitled to receive reallocations of
Finance Charge Collections as more fully described under "Sources of Funds to
Pay the Notes—Groups—Reallocation Group" in this prospectus.

     "Reassignment Amount" means, with respect to the receivables or a particular collateral certificate included in any asset pool, subject to reassignment as described under "Sources of Funds to Pay the
Notes—Representations and Warranties" in this prospectus, for any First Note
Transfer Date, unless otherwise provided in the related prospectus supplement, the sum of (i)(a) an amount equal to the outstanding principal balance of such receivables included in that asset pool or (b) the Invested
Amount of that collateral certificate included in that asset pool plus (ii)
any accrued, past due and additional interest through such date on notes secured by that asset pool with an outstanding dollar principal amount equal to the applicable amount specified in clause (i), which interest shall be determined based on the applicable note interest rates of each series, class or tranche of notes through the end of the interest accrual periods of those series, class or tranche.

     "Required Pool Balance" has the meaning specified in "Sources of Funds to Pay the Notes—Required Pool Balance" in this prospectus.

     "Required Transferor Amount" has the meaning specified in "Sources of
Funds to Pay the Notes—Required Transferor Amount" in this prospectus.

     "Required Transferor Amount Percentage" means, for any asset pool, the percentage so designated from time to time by the transferor or transferors to that asset pool and specified in the related prospectus supplement.

     "Servicer Default" means any of the following events with respect to the issuance trust:

     (i)  failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to make such payment, transfer or deposit, on or before the date the servicer is required to do so under the transfer and servicing agreement or the indenture (including any supplement thereto), which is not cured within a 35 Business Day grace period; provided, however, that any failure caused by a nonwillful act of the servicer will not constitute a Servicer Default if the servicer promptly remedies the failure within 35 Business Days after receiving notice or otherwise becoming aware of the failure;

     (ii) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the transfer and servicing agreement which has a material adverse effect on the noteholders of any series, class or tranche and which continues unremedied for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the transferors, the owner trustee and the indenture trustee, or the servicer assigns or delegates its duties under the transfer and servicing agreement, except as specifically permitted thereunder;

     (iii)any representation, warranty or certification made by the servicer in the transfer and servicing agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made, which has a material adverse effect on the rights of the noteholders of any series, class or tranche, and which material adverse effect continues for a period of 60 days after written notice has been

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          delivered to the servicer and, in some cases, to the transferors, the owner trustee and the indenture trustee; or

     (iv) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 Business Days after the applicable grace period or referred to under clause (ii) or (iii) above for a period of 60 days after the applicable grace period shall not constitute a
Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

     "Shared Excess Available Finance Charge Collections" has the meaning described under "Sources of Funds to Pay the Notes—Groups—Shared Excess
Available Finance Charge Collections Group" in this prospectus.

     "Shared Excess Available Finance Charge Collections Group" means any series of notes that, as specified in the related prospectus supplement, is entitled to receive Shared Excess Available Finance Charge Collections as
more fully described under "Sources of Funds to Pay the Notes—Groups—Shared
Excess Available Finance Charge Collections Group" in this prospectus.

     "Shared Excess Available Principal Collections" has the meaning described under "Sources of Funds to Pay the Notes—Groups—Shared Excess
Available Principal Collections Group" in this prospectus.

     "Shared Excess Available Principal Collections Group" means any series of notes that, as specified in the related prospectus supplement, is entitled to receive Shared Excess Available Principal Collections as more fully described under "Sources of Funds to Pay the Notes—Groups—Shared Excess
Available Principal Collections Group" in this prospectus.

     "Transferor Amount" means, for any asset, for any Monthly Period, an amount equal to (i) the Pool Balance for that asset pool for such Monthly
Period, minus (ii) the aggregate Nominal Liquidation Amount of all series, classes and tranches of notes secured by the assets of that asset pool as of the close of business on the last day of such Monthly Period.

     "Transferor Interest" means the interest in an asset pool in excess of the interests securing the notes issued and outstanding under such asset pool.

     "Transferor Percentage" means with respect to any asset pool, 100% minus the sum of the aggregate Floating Allocation Percentage or Principal
Allocation Percentage, as applicable, of all series of notes outstanding secured by that asset pool.

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                           [AMERICAN EXPRESS LOGO]

                       American Express Issuance Trust
                                    Issuer

           American Express Receivables Financing Corporation V LLC
          American Express Receivables Financing Corporation VI LLC
          American Express Receivables Financing Corporation VII LLC
                                 Transferors

            American Express Travel Related Services Company, Inc.
                                   Servicer

                           Charge Series 2005-[__]

            $[__________] Class A Floating Rate Asset Backed Notes
            $[__________] Class B Floating Rate Asset Backed Notes
            $[__________] Class C Floating Rate Asset Backed Notes

                            _______________________

                            PROSPECTUS SUPPLEMENT

                            _______________________

                                 Underwriters

                                   [A Co.]
                                   [B Co.]
                                   [C Co.]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.